                                                                  Exhibit 10.6

                                    EXECUTION

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                                 LOAN AGREEMENT

                          Dated as of December 19, 2000

                                      among

                     THE MISSISSIPPI BAND OF CHOCTAW INDIANS

                   D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE

                              (as the "Borrower"),

                     THE MISSISSIPPI BAND OF CHOCTAW INDIANS

                                  (the "Tribe")

      the Syndication Agent, Managing Agent and Lenders referred to herein,

                                       and

                              BANK OF AMERICA, N.A.

          as Issuing Lender, Collateral Agent and Administrative Agent

                        BANC OF AMERICA SECURITIES, LLC,
                       Lead Arranger and Sole Book Manager

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

                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS.........................................3
    1.1   Defined Terms.............................................................3
    1.2   Use of Defined Terms.....................................................38
    1.3   Accounting Terms.........................................................38
    1.4   Rounding.................................................................38
    1.5   Exhibits and Schedules...................................................38
    1.6   Miscellaneous Terms......................................................39

ARTICLE 2. THE LOANS...............................................................39
    2.1   Loans-General............................................................39
    2.2   Base Rate Loans..........................................................41
    2.3   LIBOR Loans..............................................................41
    2.4   Tax Exempt Loans.........................................................41
    2.5   Letters of Credit........................................................42
    2.6   Swing Line...............................................................46
    2.7   Voluntary Reduction of Commitments.......................................49
    2.8   Mandatory Reductions of Commitments......................................49
    2.9   Administrative Agent's Right to Assume Funds Available for Advances......49
    2.10  Reallocation of Commitments..............................................50

ARTICLE 3. PAYMENTS AND FEES.......................................................51
    3.1   Principal and Interest...................................................51
    3.2   Lead Arranger's Fees.....................................................52
    3.3   Upfront Fees.............................................................53
    3.4   Commitment Fees..........................................................53
    3.5   Letter of Credit Fees....................................................53
    3.6   Administrative Fees......................................................54
    3.7   Increased Commitment Costs...............................................54
    3.8   LIBOR Costs and Related Matters..........................................55
    3.9   Default Rate.............................................................59
    3.10  Computation of Interest and Fees.........................................59
    3.11  Non-Business Days........................................................59
    3.12  Manner and Treatment of Payments.........................................59
    3.13  Taxes....................................................................60
    3.14  Funding Sources..........................................................61
    3.15  Failure to Charge Not Subsequent Waiver..................................61
    3.16  Administrative Agent's Right to Assume Payments Will
          be Made by the Borrower..................................................61
    3.17  Concerning the Tax Exempt Loans..........................................62

                                        -i-

    3.18  Fee Determination Detail.................................................63
    3.19  Survivability............................................................63

                                        -ii-

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE TRIBE.............................64
    4.1   Existence and Qualification; Power; Compliance With Laws.................64
    4.2   Authority; Compliance With Other Agreements and
          Instruments and Government Regulations...................................64
    4.3   No Governmental Approvals Required.......................................65
    4.4   Gaming Activities of the Tribe...........................................65
    4.5   Title to Property........................................................68
    4.6   [Intentionally Omitted]..................................................66
    4.7   Real Property............................................................66
    4.8   Governmental Regulation..................................................66
    4.9   Binding Obligations......................................................66
    4.10  No Default...............................................................66
    4.11  Disclosure...............................................................66
    4.12  Gaming Laws..............................................................67
    4.13  Arbitration..............................................................67
    4.14  Financial Statements.....................................................67

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE BORROWER..........................68
    5.1   Existence and Qualification; Power; Compliance With Laws.................68
    5.2   Authority; Compliance With Other Agreements and
          Instruments and Government Regulations...................................68
    5.3   No Governmental Approvals Required.......................................69
    5.4   Gaming Activities of the Tribe...........................................69
    5.5   No Management Contract...................................................70
    5.6   Financial Statements.....................................................70
    5.7   Financial Statements of the Borrower.....................................70
    5.8   No Other Liabilities; No Material Adverse Effect.........................70
    5.9   Title to and Location of Property........................................71
    5.10  Real Property............................................................71
    5.11  Intangible Assets........................................................71
    5.12  Governmental Regulation..................................................71
    5.13  Litigation...............................................................71
    5.14  Binding Obligations......................................................72
    5.15  No Default...............................................................72
    5.16  ERISA....................................................................72
    5.17  Regulations T, U and X; Investment Company Act...........................72
    5.18  Disclosure...............................................................72
    5.19  Tax Liability............................................................73
    5.20  Projections..............................................................73
    5.21  Employee Matters.........................................................73
    5.22  Gaming Laws..............................................................73

                                        -iii-

    5.23  Hazardous Materials......................................................73
    5.24  Arbitration..............................................................73
    5.25  Liens....................................................................74
    5.26  Deposit Accounts.........................................................74
    5.27  The Tax Exempt Loans.....................................................74
    5.28  The Proposed Senior Financing............................................75

ARTICLE 6.  AFFIRMATIVE COVENANTS (OTHER THAN
            INFORMATION AND REPORTING REQUIREMENTS)................................76
    6.1   Payment of Taxes and Other Potential Liens...............................76
    6.2   Maintenance of Properties................................................76
    6.3   Maintenance of Insurance.................................................76
    6.4   Compliance With Laws.....................................................77
    6.5   Preservation of Licenses and Permits.....................................77
    6.6   Inspection Rights........................................................77
    6.7   Construction Matters.....................................................77
    6.8   Keeping of Records and Books of Account..................................78
    6.9   Compliance With Agreements...............................................78
    6.10  Use of Proceeds..........................................................78
    6.11  Hazardous Materials Laws.................................................79
    6.12  Tax Exempt Loans.........................................................79

ARTICLE 7. NEGATIVE COVENANTS OF THE BORROWER......................................80
    7.1   Payment of Subordinated Obligations......................................80
    7.2   Disposition of Property..................................................80
    7.3   Investments and Acquisitions.............................................80
    7.4   Hostile Tender Offers....................................................80
    7.5   Distributions............................................................81
    7.6   ERISA....................................................................81
    7.7   Lines of Business........................................................82
    7.8   Liens; Negative Pledges; Sales and Leasebacks............................82
    7.9   Recourse Indebtedness and Contingent Obligations.........................82
    7.10  Transactions with Affiliates.............................................83
    7.11  Gaming Expenditures......................................................84
    7.12  Total Leverage Ratio.....................................................84
    7.13  Fixed Charge Coverage Ratio..............................................84
    7.14  Capital Expenditures.....................................................84
    7.15  Tax Exempt Loans.........................................................85
    7.16  Tax Exempt Notes.........................................................85
    7.17  Golden Moon Completion...................................................88
    7.18  Deposit Accounts.........................................................88
    7.19  Construction Covenants...................................................89

                                        -iv-

    7.20  Construction Plans.......................................................91
    7.21  The Project Disbursement Account.........................................91

ARTICLE 8. RECOURSE COVENANTS OF THE TRIBE.........................................93
    8.1   Continual Operation of Casinos...........................................93
    8.2   Remittance of Available Cash Flow........................................93
    8.3   Legal and Binding Obligations............................................93
    8.4   Preservation of Existence; Operation.....................................93
    8.5   Ownership of Existing Casino Operations..................................93
    8.6   Amendments to Certain Documents..........................................93
    8.7   Impairment of Contracts; Imposition of Governmental Charges..............94
    8.8   Segregation of Gaming Assets.............................................95
    8.9   Trust Property...........................................................95
    8.10  Bankruptcy Matters; Etc..................................................95
    8.11  Impairment of Contracts..................................................95

ARTICLE 9. INFORMATION AND REPORTING REQUIREMENTS..................................96
    9.1   Financial and Business Information.......................................96
    9.2   Compliance Certificates..................................................99

ARTICLE 10. CONDITIONS............................................................100
    10.1  Closing.................................................................100
    10.2  Advances Under the Tax Exempt Commitment................................102
    10.3  Any Increasing Advance or Letter of Credit..............................103
    10.4  Any Advance or Letter of Credit over $25,000,000........................104

ARTICLE 11.  EVENTS OF DEFAULT AND REMEDIES
             UPON EVENT OF DEFAULT................................................105
    11.1  Events of Default.......................................................105
    11.2  Remedies Upon Event of Default..........................................108

ARTICLE 12. THE ADMINISTRATIVE AGENT AND THE
            COLLATERAL AGENT......................................................112
    12.1  Appointment and Authorization...........................................112
    12.2  Business Activities with the Tribe and the Borrower.....................112
    12.3  Proportionate Interest of the Lenders in any Collateral.................112
    12.4  Lenders' Credit Decisions...............................................113
    12.5  Action by Administrative Agent..........................................113
    12.6  Liability of Administrative Agent.......................................114
    12.7  Indemnification.........................................................115
    12.8  Successor Administrative Agent..........................................116
    12.9  Performance of Conditions...............................................116

                                        -v-

    12.10    The Collateral Agent and Intercreditor Agreement.....................117
    12.11    No Obligations of the Tribe or the Borrower..........................117

ARTICLE 13. MISCELLANEOUS.........................................................118
    13.1  Cumulative Remedies; No Waiver..........................................118
    13.2  Amendments; Consents....................................................118
    13.3  Costs, Expenses and Taxes...............................................119
    13.4  Nature of the Lenders' Obligations......................................120
    13.5  Survival of Representations and Warranties..............................120
    13.6  Notices.................................................................120
    13.7  Execution of Loan Documents.............................................121
    13.8  Binding Effect; Assignment..............................................121
    13.9  Lien on Deposits and Property in Possession of any Lender...............124
    13.10    Sharing of Setoffs...................................................125
    13.11    Indemnity by the Borrower............................................126
    13.12    Nonliability of the Lenders..........................................127
    13.13    No Third Parties Benefitted..........................................127
    13.14    Confidentiality......................................................128
    13.15    Hazardous Materials Indemnity........................................128
    13.16    Further Assurances...................................................129
    13.17    Integration..........................................................129
    13.18    Governing Law........................................................129
    13.19    Severability of Provisions...........................................130
    13.20    Independent Covenants................................................130
    13.21    Headings.............................................................130
    13.22    Time of the Essence..................................................130
    13.23    Tax Withholding Exemption Certificates...............................130
    13.24    Arbitration Reference................................................130
    13.25    PURPORTED ORAL AMENDMENTS............................................132
    13.26    WAIVER OF RIGHT TO TRIAL BY JURY.....................................132
    13.27    WAIVER OF SOVEREIGN IMMUNITY;
             CONSENT TO JURISDICTION..............................................132
    13.28    Lender Covenant......................................................134

                                        -vi-

EXHIBITS
--------

A -  Assignment Agreement
B -  Compliance Certificate
C -  Opinion - Tribal Attorney General
D -  Opinions -  external legal counsel to Borrower
E -  Request for Letter of Credit
F -  Request for Loan
G -  Revolving Note
H -  Tax Exempt Note
I -  Tax Exempt Opinion of Bond Counsel
J -  Tax Certificate
K -  Collateral Agent and Intercreditor Agreement


SCHEDULES
---------

1.1A  Excluded Obligations
1.1B  Material Amenities of the Golden Moon
4.7A  Golden Moon Real Property
4.7B  Silver Star Real Property
5.20  Projections
5.26  Deposit Accounts
6.3   Real Property Insurance
7.8   Existing Liens and Rights of Others

                                 LOAN AGREEMENT

                          Dated as of December 19, 2000

                  This LOAN AGREEMENT ("Agreement") is entered into by and between The Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise (the "Borrower"), an unincorporated business enterprise of The Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe and Native American sovereign nation (the "Tribe"), the Tribe, Wells Fargo Bank, N.A., as Syndication Agent, The CIT Group/Equipment Financing, Inc., as Managing Agent, Bank of America, N.A. ("Bank of America") and each other lender whose name is set forth on the signature pages hereof or which may hereafter execute and deliver an Assignment Agreement with respect to this Agreement pursuant to
Section 13.8 (collectively, the "Lenders") and Bank of America, as Collateral Agent, Administrative Agent and Issuing Lender. While not a party hereto, Banc of America Securities, LLC has served as the Lead Arranger and Sole Book Manager for the credit facilities described herein.

                                    RECITALS

         A. The Tribe has previously entered into the Term Loan Agreement, pursuant to which Bank of America and the other lenders party thereto have made a loan to the Tribe in the principal amount of $75,000,000. As of the date hereof, the aggregate principal amount of the loans outstanding under the Term Loan Agreement is $59,375,000.

         B. Concurrently with the execution of the Term Loan Agreement, the Tribe entered into the Paired Swap Agreement.

         C. Concurrently herewith, the Tribe, the Borrower, Bank of America, as Administrative Agent under the Term Loan Agreement and the lenders party thereto are entering into an Amended and Restated Term Loan Agreement, and Bank of America, the Tribe and the Borrower are entering into an Amendment to the Paired Swap Agreement (the "Swap Amendment") to permit the execution, delivery and performance by the Tribe and the Borrower of this Agreement.

         D. It is intended that the Revolving Obligations hereunder and under the other Loan Documents (including under any Secured Swap Agreements), the obligations of the Tribe and the Borrower under the Term Loan Agreement, and certain other obligations of the Tribe and the Borrower described herein shall be entitled to the equal, ratable and pari passu benefit of the Collateral Documents pursuant to the Collateral Agent and Intercreditor Agreement described herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                  ARTICLE 1.
                        DEFINITIONS AND ACCOUNTING TERMS

                  1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

                           "ACQUISITION" means any transaction, or any series of related transactions, by which the Borrower directly or indirectly (i) acquires any going business or all or substantially all of the assets of any firm, partnership, joint venture, corporation or division thereof, or any other business entity, whether through purchase of assets, merger or otherwise, or (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of a 50% or more ownership interest in any partnership, joint venture or other business entity.

                           "ADMINISTRATIVE AGENT" means Bank of America, when acting in its capacity as the Administrative Agent under any of the Loan Documents, and any successor Administrative Agent appointed pursuant to Section 12.8.

                           "ADMINISTRATIVE AGENT'S OFFICE" means the
         Administrative Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to the Borrower and the Lenders.

                           "ADVANCE" means any Advance made or to be made by any Lender to the Borrower as provided in Article 2, and INCLUDES each Base Rate Advance, LIBOR Advance and Tax Exempt Advance.

                           "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). The Tribe, each enrolled member of the Tribe and their immediate family members shall be deemed to be Affiliates of the Borrower.

                           "AGGREGATE EFFECTIVE AMOUNT" means, as of any date of determination and with respect to all Letters of Credit then outstanding, the SUM of (a) the aggregate undrawn amount of all such Letters of Credit then outstanding PLUS (b) the aggregate amounts paid by the Issuing Lender under such Letters of Credit not then reimbursed to the Issuing Lender by the Borrower pursuant to Section 2.5(d) and not the subject of Advances made pursuant to Section 2.5(e).

                           "AGREEMENT" means this Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                           "ANNUALIZED GAMING EBITDA" means, for any period of four consecutive Fiscal Quarters, Gaming EBITDA for that period, PROVIDED as of the last day of any of the first three full Fiscal Quarters following the Golden Moon Completion Date, Annualized Gaming EBITDA shall be equal to the Gaming EBITDA for each such Fiscal Quarter which has then occurred since the Golden Moon Completion Date, annualized on a straight line basis.

                           "APPROPRIATE INVESTMENT" means any "investment" of the type described in section 1.148-1(b) of the Tax Regulations.

                           "APPROVED BUDGET" means the line item construction budget for the Golden Moon Project (including related improvements to the Silver Star) delivered to the Administrative Agent pursuant to
         Section 10.1.

                           "APPROVED PLANS" means the plans, specifications, construction plan and timetable prepared by or for the Borrower based on the Preliminary Plans, as the same may be amended or supplemented from time to time, all of which plans and specifications describe and show the construction of the Golden Moon Project and the labor and materials necessary for the construction thereof, in each case as delivered to the Administrative Agent pursuant to Section 7.20 and so designated in accordance with that Section.

                           "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of Exhibit A.

                           "AUTHORIZED OFFICER" means each of the officers of the Borrower, the Comptroller of the Tribe, the Chairman of the Board of the Borrower, Secretary Treasurer of the Borrower or other natural Persons who are designated in writing by Borrower as employees of Borrower authorized to request . Any document or certificate hereunder that is signed or executed by an Authorized Officer of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person.

                           "AVAILABLE CASH FLOW" means, for any calendar month
         (a) Gaming EBITDA for that month, MINUS (b) the amount of Maintenance Capital Expenditures made during that month, MINUS (c) any principal repayments with respect to Indebtedness and Capital Leases constituting Recourse Obligations required to be made during that period in cash, and MINUS (d) the amount of cash Interest Charges during that month.

                           "BASE RATE" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the HIGHER OF (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

                           "BASE RATE ADVANCE" means an Advance made under the Revolving Commitment and specified to be a Base Rate Advance in accordance with Article 2.

                           "BASE RATE LOAN" means a Loan made hereunder and specified to be a Base Rate Loan in accordance with Article 2.

                           "BASE RATE MARGIN" means, (a) during the Initial Pricing Period, 0.50% per annum, and (b) during each subsequent Pricing Period, the interest rate margin per annum set forth below opposite the Total Leverage Ratio as of the last day of the Fiscal Quarter ending two months prior to the first day of that Pricing Period:

                 TOTAL LEVERAGE RATIO                      BASE RATE MARGIN
                  --------------------                     -----------------
         Less than 0.50:1.00                                     0.50%

         Greater than or equal to 0.50:1.00,                     0.75%
         but less than 1.00:1.00

         Greater than or equal to 1.00:1.00,                     1.00%
         but less than 1.50:1.00

         Greater than or equal to 1.50:1.00,                     1.25%
         but less than 2.00:1.00

         Greater than or equal to 2.00:1.00                      1.50%

                           "BOND COUNSEL" means counsel for the Borrower and the Tribe having experience in tax exempt bond financing and reasonably acceptable to the Administrative Agent.

                           "BORROWER" means the Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise created under Ordinance 56 of the Tribe.

                           "BOYD GAMING" means Boyd Mississippi, Inc.

                           "BUREAU OF INDIAN AFFAIRS" means the United States Department of the Interior, Bureau of Indian Affairs, and each successor agency.

                           "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday, OTHER THAN a day on which banks are authorized or required to be closed in California or Mississippi.

                           "BUSINESS ENTERPRISE DIVISION" means the division of Executive Branch of the Tribe created under Ordinance 56 of the Tribe through which wholly-owned enterprises are chartered and operated.

                           "CAPITAL EXPENDITURE" means any expenditure that is considered a capital expenditure under Generally Accepted Accounting Principles, consistently applied, INCLUDING any amount that is required to be treated as an asset subject to a Capital Lease.

                           "CAPITAL LEASE" means, as to any Person, a lease of any Property by that Person as lessee that is, or should be in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or if such Statement is not then in effect, such other statement of Generally Accepted Accounting Principles as may be applicable, recorded as a "capital lease" on the balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles.

                           "CASH" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles.

                           "CASH EQUIVALENTS" means, when used in connection with any Person, that Person's Investments in:

                  (a) Government Securities due within one year after the date of the making of the Investment;

                  (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State given on the date of such investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's

                           Ratings Group, in each case due within one year after the date of the making of the Investment;

                  (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and reverse repurchase agreements covering Government Securities executed by, any Lender or any other bank, savings and loan or savings bank doing business in and incorporated under the Laws of the United States of America or any State thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, in each case due within one year after the date of the making of the Investment;

                  (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and reverse repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, in each case due within one year after the date of the making of the Investment; and

                  (e) readily marketable commercial paper of corporations doing business in and incorporated under the Laws of the United States of America or any State thereof given on the date of such Investment the highest credit rating by Moody's Investors Service, Inc. and Standard & Poor's Corporation, in each case due within 270 days after the date of the making of the Investment.

                           "CHANGE IN CONTROL" means (a) the Borrower ceases to be a wholly-owned unit, instrumentality or subdivision of the government of the Tribe, (b) the Tribe or the Borrower engages any external third party consultant or manager to operate all or any material portion of any of the Existing Casino Operations (excluding management in the ordinary course of insular portions of the Existing Casino Operations other than gaming operations, such as hotel, food, retail or convention sales operations) OTHER THAN employees of the Tribe or the Borrower, as applicable; or (c) the Tribe or the Borrower sells, assigns, transfers, leases or otherwise disposes of all or substantially all of the Gaming Assets to, any Person.

                           "CHOCTAW GAMING COMMISSION" means the Choctaw Gaming Commission, the agency of the Tribe having primary regulatory jurisdiction over the Class II and Class III gaming activities of the Tribe.

                           "CLOSING DATE" means the time and Business Day on which the consummation of all of the transactions contemplated in
         Section 10.1 occurs.

                           "CODE" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

                           "COLLATERAL" means all of the collateral covered by the Collateral Documents.

                           "COLLATERAL AGENT" means Bank of America, N.A., when acting in its capacity as the collateral agent for the Secured Creditors under any of the Collateral Documents.

                           "COLLATERAL AGENT AND INTERCREDITOR AGREEMENT" means the Collateral Agent and Intercreditor Agreement executed on the Closing Date, substantially in the form of Exhibit K, by Borrower, the Tribe, the Administrative Agent, the Administrative Agent under the Term Loan Agreement and the Collateral Agent either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                           "COLLATERAL DOCUMENTS" means the Security Agreement, the Deposit Account Agreements and any other security agreement, pledge agreement or other collateral security agreement hereafter executed and delivered by the Borrower or any other Party to secure the Revolving Obligations.

                           "COMMISSION" means the National Indian Gaming Commission.

                           "COMMITMENT FEE RATE" means, (a) during the Initial Pricing Period, 0.40% per annum, and (b) during each subsequent Pricing Period, the rate per annum set forth below opposite the Total Leverage Ratio as of the last day of the Fiscal Quarter ending two months prior to the first day of that Pricing Period:

                TOTAL LEVERAGE RATIO                       COMMITMENT FEE RATE
                --------------------                       -------------------
         Less than 0.50:1.00                                       0.40%
         Greater than or equal to 0.50:1.00                        0.50%


                                       -8-


         but less than 2.00:1.00
         Greater than or equal to 2:00:1:00                        0.60%

                           "COMMITMENTS" means, collectively, the Revolving Commitment and the Tax Exempt Commitment.

                           "COMPACT" means the Tribal-State Compact For
         Regulation of Class III Gaming on the Mississippi Band of Choctaw Indians Reservation in Mississippi entered into between the Tribe and the State of Mississippi pursuant to IGRA, dated December 4, 1994, as amended by Amendments dated August 26, 1994 and May, 1996.

                           "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit B, properly completed and signed by a Senior Officer of the Borrower.

                           "COMPUTATION DATE" has the meaning set forth in
         section 1.148-1(b) of the Tax Regulations.

                           "CONSTITUTION" means the revised Constitution of the Tribe adopted by the Tribe and ratified by the Tribe's members by Tribal Referendum dated December 17, 1974, and approved by Bureau of Indian Affairs on March 28, 1975, as amended as of the Closing Date.

                           "CONSTRUCTION CONSULTANT" means a construction consultant designated by the Administrative Agent and consented to by the Borrower, with such consent not to be unreasonably withheld or delayed.

                           "CONSTRUCTION PROGRESS REPORT" means a report prepared by the Construction Consultant in a form which is reasonably acceptable to the Administrative Agent describing the progress of construction of the Golden Moon Project, which report shall include an analysis and comparison of the progress of construction to the Preliminary Plans (until the Approved Plans are finalized in accordance with Section 7.20), the Approved Plans and Approved Budget.

                           "CONTINGENT OBLIGATION" means, as to any Person, any
         (a) direct or indirect guarantee of Indebtedness of, or other obligation performable by, any other Person, INCLUDING any endorsement (other than for collection or deposit in the ordinary course of business), co-making or sale with recourse of the obligations of any other Person or (b) contractual assurance (not arising solely by operation of Law) given to an obligee with respect to the performance of an obligation by, or the financial condition of, any other Person, whether direct, indirect or contingent, INCLUDING any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item to such other Person, or any other arrangement of whatever nature having the effect of assuring or holding harmless any obligee against loss with respect to any obligation of such other Person including without limitation any "keep-well", "take-or-pay" or "through put" agreement or arrangement. As of each date of determination, the amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

                           "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any outstanding Securities issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

                           "CREDITORS" means, collectively, the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, the Lenders, the counterparties to any Secured Swap Agreements, the Lead Arranger, the Syndication Agent, the Managing Agent, and their respective successors in interest.

                           "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

                           "DEFAULT" means any event that, with the giving of any applicable notice or passage of time, or both, would be an Event of Default.

                           "DEFAULT RATE" means the interest rate set forth in
         Section 3.9.

                           "DEPOSIT ACCOUNT AGREEMENT" means the Deposit Account Agreements executed by Borrower in favor of the Collateral Agent for the benefit of the Secured Creditors (whether on the Closing Date or thereafter substantially in the form executed on the Closing Date as to Borrower's then existing accounts), either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                           "DESIGNATED MARKET" means, for any Loan, the London Eurodollar Market, PROVIDED that if the Administrative Agent determines that the London Eurodollar Market is unavailable or reasonably inconvenient, "Designated Market" means such other offshore market for deposits in dollars as the Administrative Agent may reasonably designate.

                           "DISBURSEMENT FUNDS" means, collectively, the Golden Moon Disbursement Fund and the Silver Star Disbursement Fund, constituting funds which are Gaming Assets from which the Borrower makes Distributions pursuant to Section 7.5(b). The funds described on the ledger accounts constituting the Golden Moon Disbursement Fund and the Silver Star Disbursement Fund may, in the Borrower's discretion, be kept in a single deposit account.

                           "DISPOSITION" means the sale, transfer or other disposition of Gaming Assets in any single transaction or series of related transactions of any individual asset, or group of related assets, that has or have at the date of the Disposition a book value or fair market value (which shall be deemed to be equal to the sales price for such asset or assets upon a sale to a Person that is not an Affiliate of the Tribe) of $1,000,000 or more, OTHER THAN (i) the sale or other disposition of inventory in the ordinary course of business,
         (ii) the sale or other disposition of equipment or other personal property that is replaced by equipment or personal property, as the case may be, performing substantially the same function not later than one hundred and eighty days after such sale or disposition, (iii) the sale or other disposition of obsolete equipment and (iv) Distributions permitted by Section 7.5.

                           "DISTRIBUTION" means (a) any transfer of Cash or other Property from the Disbursement Funds to any other fund or account of the Tribe or the Borrower or any transfer from any fund or account maintained by or for the Existing Casino Operations to any fund or account of the Tribe or the Borrower not maintained for the exclusive use of the Existing Casino Operations (OTHER THAN the Disbursement Funds), or any transfer from any fund or account of the Existing Casino Operations to any of the Tribe's members or Affiliates or to their respective accounts, (b) any retirement, redemption, prepayment of principal, purchase or other acquisition for value by the Borrower of any Securities or other obligations of the Tribe or any of its Affiliates which are not Recourse Obligations (or of any other Person to the extent that such Securities or other obligations are guaranteed by the Tribe or any of its Affiliates), (c) the declaration or payment by the Borrower of any dividend or distribution to the Tribe or any of its members or any of its Affiliates out of Gaming Assets, whether in Cash or in Property (but not the making of arm's length payments for goods and services provided by the Tribe or any of its Affiliates to the Borrower in the manner contemplated by Section 7.10), (d) any other payment, assignment or transfer, whether in Cash or other Property consisting of Gaming Assets to the general tribal fund of the Tribe or to any of its members or Affiliates, including the payment of any tax, fee, charge or assessment imposed by the Tribe on the Existing Casino Operations, their revenues or Properties, PROVIDED THAT, none of the following shall be considered to be Distributions: (x) the assessment by the Tribe against the Existing Casino Operations of the reasonable regulatory and administrative costs and expenses of the Tribe associated therewith in accordance with past practices, (y) the remittance by the Existing Casino Operations of taxes imposed in accordance with Section 8.7(b) to the Tribe, nor (z) the reimbursement of costs associated with the design, development or construction of the Golden Moon Project advanced by the Tribe from time to time and demonstrated as such to the reasonable satisfaction of the Administrative Agent.

                           "DOLLARS" or "$" means United States dollars.

                           "ELIGIBLE ASSIGNEE" means (a) with respect to any Lender, another Lender (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (INCLUDING a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; PROVIDED that each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 13.23.

                           "ENTERPRISE ADMINISTRATIVE FEES" means reasonable regulatory and administrative fees of the Choctaw Resort Development Enterprise imposed upon the Existing Casino Operations and which are properly treated as operating expenses of the Borrower pursuant to Generally Accepted Accounting Principles to the extent that the same are not in excess, during any Fiscal Quarter, of 2% of the gross revenues of the Existing Casino Operations for the immediately preceding Fiscal Quarter.

                           "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

                           "ERISA AFFILIATE" means, with respect to any Person, any Person (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Internal Revenue Code, Title 26, U.S.C.

                           "EURODOLLAR MARKET" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

                           "EURODOLLAR OBLIGATIONS" means eurocurrency liabilities, as defined in Regulation D.

                           "EVENT OF DEFAULT" shall have the meaning provided in
         Section 11.1.

                           "EXCLUDED OBLIGATIONS" means the obligations incurred prior to the Closing Date to finance the Tribe's non-casino activities and described on Schedule 1.1A in an aggregate amount not to exceed $20,000,000, as the same may be amended from time to time in any manner which does not increase the principal amount thereof or grant express recourse to the Gaming Assets, but not any refinancings of such Indebtedness, and other obligations with respect to Capital Leases in an aggregate amount not to exceed $1,000,000.

                           "EXCLUDED PROPERTY" means any Property of the Tribe which is not Gaming Assets.

                           "EXISTING CASINO OPERATIONS" means the gaming, lodging, entertainment, food and beverage and other related operations conducted at the Silver Star and the Golden Moon.

                           "FEDERAL FUNDS RATE" means, as of any date of determination, a fluctuating interest rate per annum equal to the federal funds effective rate for the previous Business Day as quoted by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

                           "FISCAL QUARTER" means the fiscal quarter of the Borrower consisting of a three month fiscal period ending on each December 31, March 31, June 30 and September 30.

                           "FISCAL YEAR" means the fiscal year of the Borrower consisting of a twelve month fiscal period ending on each September 30.

                           "FIXED CHARGE COVERAGE RATIO" means, as of each date of determination, the ratio of (a) Annualized Gaming EBITDA as of such date, to (b) the SUM of (i) Interest Charges with respect to Recourse Obligations to the extent payable in cash during that period, PROVIDED that to the extent that any portion of the period of calculation occurs prior to February 1, 2001, that portion of Interest Charges which relate to the Term Obligations and the Paired Swap Agreement shall be annualized on a straight line basis for the period since the February 1, 2000, PLUS (ii) the amount of principal repayments with respect to the Revolving Obligations and the Term Obligations required to be made during that period in cash, PROVIDED that to the extent that any portion of the period of calculation occurs prior to February 1, 2001, the amount so payable with respect to the Term Obligations shall be deemed to be $18,750,000, PLUS (iii) other payments of principal with respect to Recourse Obligations (other than the Excluded Obligations) required to be made during that period in cash, PLUS (iv) taxes (if any) required to be paid with respect to the income or revenues of the Existing Casino Operations during that period, PLUS (v) Maintenance Capital Expenditures for that period, PLUS (vi) Distributions made during that period by the Existing Casino Operations to the general fund of the Tribe in accordance with Section 7.5.

                           "FORCE MAJEURE EVENT" means the occurrence of any fire, flood, earthquake, tornado, sandstorm or other physical casualty; breakdown, accident or other acts of God; acts of war, insurrection, civil strife and commotion; in each such case which shall make it physically impossible, unlawful or commercially impracticable to continue construction of or complete the Golden Moon Project or to operate the Existing Casinos or any relevant part thereof; PROVIDED, however, that the following shall not constitute Force Majeure Events: any increase in the Budget to an amount in excess of that permitted hereby as a result of (i) any condition, defect, or physical circumstance of the land, buildings or improvements which either now exists or which results from the demolition, development or construction of the Golden Moon Project which should have been known or discovered with the exercise of reasonable diligence or investigation, including errors, omissions or defects in construction, plans or development, (ii) the completion or amendment of the Preliminary Plans or the Approved Plans after the date hereof not approved by the Administrative Agent with the consent of the Requisite Lenders or omissions or defects in the construction plans in existence on the date hereof, (iii) increase in the cost of labor, materials and equipment as the result of ordinary cyclical or seasonal forces, or general inflation, (iv) any failure of any contractor or subcontractor, vendor or other supplier that itself is not caused by a Force Majeure Event to perform at the times, at the price or in the manner contracted for or to adhere to the Preliminary Plans, the Approved Plans or the Approved Budget, or
         (v) any defects, errors or omissions in any construction contract, subcontract, supply contract, or the Approved Budget.

                           "GAMING ASSETS" means any and all now owned or hereafter acquired real, mixed and personal Property of the Borrower and the Tribe which is (a) associated with the gaming and casino business of the Borrower or the Tribe conducted at the Silver Star or the Golden Moon, or (b) reflected on the balance sheet described in
         Section 5.6(a) or any subsequent balance sheet for the Silver Star or Golden Moon hereafter delivered by the Borrower to the Administrative Agent or the Lenders in connection herewith, PROVIDED that, once properly distributed, any funds distributed from the Disbursement Funds to other general funds of the Tribe's Tribal government in compliance with Section 7.5(b) shall no longer be considered to be "Gaming Assets." "Gaming Assets" in any event INCLUDES without limitation (i) the real property described on Schedules 4.7A and 4.7B and the improvements and fixtures located therein, including without limitation the Silver Star and the Golden Moon, (ii) and all associated tangible and intangible property of the Tribe or the Borrower associated therewith, including without limitation, all gaming, entertainment, restaurant and related equipment, all intellectual property associated with the Existing Casino Operations, the books and records thereof and all office equipment and receptacles associated therewith, (iii) all gaming revenues of the Borrower and the Tribe derived from the Existing Casino Operations including without limitation the right to receive distributions therefrom, (iv) all tangible Property located within the area described on Schedules 4.7A and 4.7B, and (v) the Disbursement Funds. It is agreed that any future resort casino properties owned by the Borrower or the Tribe and located on land other than that described on Schedules 4.7A and 4.7B will not constitute "Gaming Assets" as described herein.

                           "GAMING BOARD" means, collectively, (a) The Choctaw Gaming Commission, (b) the Mississippi Gaming Commission, (c) the Commission, and (d) any other Governmental Agency that holds licensing or permit authority over gambling, gaming or casino activities conducted by the Borrower or the Tribe within its jurisdiction.

                           "GAMING EBITDA" means, for any period, (a) the Net Income of the Borrower from Existing Casino Operations for that period, PLUS (b) Interest Charges of the Borrower with respect to Recourse Obligations to the extent deducted in arriving at such Net Income for that period, PLUS (c) (without duplication) the aggregate amount, if any, of federal and state taxes on or measured by income of the Borrower for that period (whether or not payable during that period) to the extent deducted in arriving at Net Income, PLUS (d) depreciation and amortization of the Borrower attributable to Existing Casino Operations and the Gaming Assets for that period to the extent deducted in arriving at Net Income, PLUS (e) management fee payments (if any) paid to Boyd Gaming during that period, PLUS (f) Pre-Opening Expenses for that period to the extent deducted in arriving at Net Income, in each case as determined in accordance with Generally Accepted Accounting Principles and in each case to the extent deducted in arriving at Net Income.

                           "GAMING LAWS" means IGRA, the Gaming Ordinance and all other Laws pursuant to which any Gaming Board possesses licensing or permit authority over gambling, gaming, or casino activities conducted by the Borrower or the Tribe within its jurisdiction.

                           "GAMING ORDINANCE" means Ordinance 16 (v), Title 15 of the Choctaw Tribal Code.

                           "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means, as of any date of determination, accounting principles set forth as generally accepted in the effective Statements of the Auditing Standards Board of the American Institute of Certified Public Accountants as of the date of this Agreement, or if such statements are not then in effect, accounting principles that are then approved by a significant segment of the accounting profession in the United States of America. The term "CONSISTENTLY APPLIED," as used in connection therewith, means that the accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

                           "GOLDEN MOON" means the proposed casino and resort property and related retail, dining and entertainment facilities and hotel facilities commonly known as "Golden Moon Resort and Casino" owned by Borrower and located on the Tribe's reservation near Philadelphia, Mississippi (including any future improvements or expansions thereof), which facilities are located upon the real property described on Schedule 4.7A.

                           "GOLDEN MOON COMPLETION DATE" means the date upon which (a) all of the material facilities and amenities described on
         Schedule 1.1B have been substantially completed in accordance with the Approved Plans, and (b) the Administrative Agent has received a certificate executed by a Senior Officer of the Borrower and the project architect and contractor certifying that the material amenities of the Golden Moon described on Schedule 1.1B have been substantially completed and that the Golden Moon and the Golden Moon Project comply in all material respects with all applicable zoning, building and land use Laws.

                           "GOLDEN MOON DISBURSEMENT FUND" means a ledger account on the Borrower's balance sheet for the Golden Moon containing money which is Gaming Assets. Funds contained in the Golden Moon Disbursement Fund may be invested by the Borrower in any manner, but shall be construed to be Gaming Assets until distributed by the Borrower from the Golden Moon Disbursement Fund to the Tribe's general fund in accordance with Section 7.5(b).

                           "GOLDEN MOON PROJECT" means the proposed construction of the Golden Moon and related improvements to the Silver Star described in the Approved Plans and the Approved Budget.

                           "GOVERNMENT SECURITIES" means readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America.

                           "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, tribal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court, administrative tribunal or public utility, or (d) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has consented.

                           "GROSS PROCEEDS", with respect to any Issue of the Tax Exempt Notes means any proceeds as defined in section 1.148-1(b) of the Tax Regulations, and any replacement proceeds as defined in section 1.148-1(c) of the Tax Regulations, of such Issue.

                           "HAZARDOUS MATERIALS" means substances defined as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC Section 9601, ET SEQ., or as hazardous, toxic or pollutant pursuant to the Hazardous Materials

         Transportation Act, 49 USC Section 1801, ET SEQ., the Resource Conservation and Recovery Act, 42 USC Section 6901, ET SEQ., or in any other applicable Hazardous Materials Law, in each case as such laws are amended from time to time.

                           "HAZARDOUS MATERIALS CLAIMS" means the matters described in clauses (a) and (b) of Section 5.10.

                           "HAZARDOUS MATERIALS LAWS" means all federal, tribal, state or local laws, ordinances, rules or regulations governing the disposal of Hazardous Materials, to the extent applicable.

                           "IGRA" means the federal Indian Gaming Regulatory Act of 1988, as amended, codified at 25 U.S.C. Section 2701, ET SEQ.

                           "INDEBTEDNESS" means, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) that portion of the obligations of such Person under Capital Leases which should properly be recorded as a liability on a balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles, (c) any obligation of such Person that is evidenced by a promissory note or other instrument representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of Property or services (OTHER THAN trade or other accounts payable in the ordinary course of business in accordance with customary terms), (e) any obligation of such Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, but only to the extent of the lesser of (i) the outstanding principal amount of the obligation (or, with respect to any letter of credit, the amount available for drawing thereunder), and (ii) the fair market value of the assets so subject to the Lien, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (g) obligations of such Person for unreimbursed draws under letters of credit issued for the account of such Person and (h) to the extent of the Specified Swap Amount therefor, the net obligations of such Person under Swap Agreements.

                           "INITIAL PRICING PERIOD" means the period beginning on the Closing Date and ending on February 28, 2001.

                           "INTANGIBLE ASSETS" means assets that are considered intangible assets under Generally Accepted Accounting Principles, INCLUDING customer lists, goodwill, computer software and capitalized research and development costs.

                           "INTEREST CHARGES" means, with respect to any fiscal period, the SUM OF (a) all interest, fees, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that is treated as interest in accordance with Generally Accepted Accounting Principles, PLUS (b) the portion of rent payable with respect to that fiscal period under Capital Leases that should be treated as interest in accordance with Generally Accepted Accounting Principles.

                           "INTEREST DIFFERENTIAL" means, with respect to any prepayment of a Loan on a day other than the last day of the applicable Interest Period, (a) the per annum interest rate payable with respect to that Loan as of the date of the prepayment, MINUS (b) LIBOR on or as near as practicable to the date of the prepayment for a Loan commencing on such date and ending on the last day of the applicable Interest Period; PROVIDED that if LIBOR so prescribed is equal to or within 1/8% less than LIBOR for the Loan that was prepaid, then 1/8 of 1% shall be subtracted from LIBOR so prescribed. The determination of the Interest Differential by the Administrative Agent shall be conclusive in the absence of manifest error.

                           "INTEREST PERIOD" means, as to each Loan, the period commencing on the date that Loan is made and ending on the last LIBOR Business Day of the next calendar month; PROVIDED that:

                  (a) The first day of any Interest Period shall be a LIBOR Business Day;

                  (b) Any Interest Period that would otherwise end on a day that is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day;

                  (c) No LIBOR Loan shall have an Interest Period which results in the sum of (i) the aggregate principal amount of all LIBOR Loans having Interest Periods ending after any Reduction Date, plus (ii) the Aggregate Effective Amount of all Letters of Credit having expiration dates after that Reduction Date being in excess of the Revolving Commitment (after giving effect to any required reductions thereof on that Reduction Date); and

                  (d)      No Interest Period shall extend beyond the Maturity
                           Date.

                           "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, Title 26, U.S.C., as amended or replaced and as in effect from time to time.

                           "INVESTMENT" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of capital stock or other Securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person (or, in the case of any Investment under Section 7.3(d), any transfer of funds from the balance sheet of the Existing Casinos to another business enterprise of the Borrower or the Tribe), INCLUDING any partnership and joint venture interests of such Person in any other Person. The amount of any Investment shall be the amount actually invested, without adjustment for increases or decreases in the value of such Investment.

                           "ISSUE" shall refer to any specific Tax Exempt Advance constituting an "issue" within the meaning of section 1.150-1 of the Treasury Regulations. Unless otherwise indicated or made necessary by the context, each of the covenants and representations set forth in Section 5.27 hereof are intended to be made, and is made, separately with respect to each Issue of the Tax Exempt Notes.

                           "ISSUING LENDER" means Bank of America, N.A.

                           "LAWS" means, collectively, all international, foreign, federal, tribal, state and local constitutions, statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents, as may be applicable.

                           "LEAD ARRANGER" means Banc of America Securities, LLC. The Lead Arranger has arranged the credit facilities described herein, but is not a party hereto and has no obligations under the Loan Documents.

                           "LENDER" means each of the lenders party to this Agreement on the Closing Date and each other lender which hereafter becomes a party hereto in accordance with Section 13.8.

                           "LETTER OF CREDIT" means any Letter of Credit issued by the Issuing Lender under the Revolving Commitment pursuant to
         Section 2.5, either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted.

                           "LETTER OF CREDIT FEE" means, for each Pricing Period, the per annum rate which is equal to the LIBOR Margin for that Pricing Period.

                           "LIBOR" means, with respect to any Loan, the interest rate (rounded upward to the next 1/100 of 1%) determined to be equal to the LIBOR Base Rate DIVIDED BY the remainder of (a) 1 MINUS (b) the Reserve Percentage.

                           "LIBOR ADVANCE" means an Advance made under the Revolving Commitment and specified to be a LIBOR Advance in accordance with Article 2.

                           "LIBOR BASE RATE" means, with respect to any Loan, the interest rate per annum (determined solely by the Administrative Agent) at which deposits in dollars are offered by Bank of America to prime banks in the Designated Market at or about 11:00 a.m. local time in the Designated Market, two LIBOR Business Days before the first day of the applicable Interest Period in an aggregate amount approximately equal to the amount of such Loan and for a period of time comparable to the number of days in the applicable Interest Period. The determination of the LIBOR Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

                           "LIBOR BUSINESS DAY" means any Business Day on which dealings in dollar deposits are conducted by and among banks in the Designated Market.

                           "LIBOR LENDING OFFICE" means, as to each Lender, its office or branch so designated by written notice to the Borrower and the Administrative Agent as its LIBOR Lending Office. If no LIBOR Lending Office is designated by a Lender, its LIBOR Lending Office shall be its office at its address for purposes of notices hereunder.

                           "LIBOR LOAN" means a Loan made hereunder and specified to be a LIBOR Loan in accordance with Article 2.

                           "LIBOR MARGIN" means, (a) during the Initial Pricing Period 1.75% per annum, and (b) during each subsequent Pricing Period, the interest rate margin per annum set forth below opposite the Total Leverage Ratio as of the last day of the Fiscal Quarter ending two months prior to the first day of that Pricing Period:

                  TOTAL LEVERAGE RATIO                        LIBOR MARGIN
                  --------------------                        ------------
         Less than 0.50:1.00                                        1.75%

                                      -21-

         Greater than or equal to 0.50:1.00,
         but less than 1.00:1.00                                    2.00%

         Greater than or equal to 1.00:1.00,
         but less than 1.50:1.00                                    2.25%

         Greater than or equal to 1.50:1.00,
         but less than 2.00:1.00                                    2.50%

         Greater than or equal to 2.00:1.00                         2.75%

                           "LIBOR PERIOD" means, as to each LIBOR Loan, the period commencing on the date specified by the Borrower pursuant to
         Section 2.1(c) and ending 1, 2, 3 or 6 months thereafter, as specified by the Borrower in the applicable Request for Loan; PROVIDED that:

                  (a) The first day of any LIBOR Period shall be a LIBOR Business Day;

                  (b) Any LIBOR Period that would otherwise end on a day that is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such LIBOR Period shall end on the next preceding LIBOR Business Day;

                  (c) the Borrower may not specify a LIBOR Period that extends beyond any Reduction Date unless the SUM of
                           (i) the aggregate principal amount of the LIBOR Loans having a LIBOR Period ending after such Reduction Date PLUS (ii) the aggregate maximum amount available for drawing under Letters of Credit for which the expiry date is after such Reduction Date, does not exceed the aggregate Commitments (after giving effect to any reduction thereto scheduled to be made on that Reduction Date pursuant to Section 2.8(a)); and

                  (d)      No LIBOR Period shall extend beyond the Maturity
                           Date.

                           "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, INCLUDING any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

                           "LOAN" means the group of Advances made at any one time by the Lenders pursuant to Article 2.

                           "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Swing Line Documents, the Collateral Documents, the Collateral Agent and Intercreditor Agreement, each Secured Swap Agreement, each Request for Loan, each Request for Letter of Credit, and any other agreements of any type or nature heretofore or hereafter executed and delivered by the Borrower or any of its Affiliates to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, INCLUDING the Paired Swap Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

                           "MAINTENANCE CAPITAL EXPENDITURE" means a Capital Expenditure for the maintenance, repair, restoration or refurbishment of those portions of Existing Casino Operations which are open for business on the Closing Date (or, as of the date of the Capital Expenditure have been open for business for a period in excess of one year), but EXCLUDING any Capital Expenditure which adds to or further improves the Existing Casino Operations.

                           "MANAGING AGENT" means The CIT Group/Equipment Financing, Inc. The capacity of the Managing Agent is titular in nature, and The CIT Group/Equipment Financing, Inc. shall have no duties or obligations under this Agreement and the other Loan Documents by reason thereof over and above the duties and obligations of the Lenders generally.

                           "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (a) may reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) may reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations or Properties or to the prospects of the Borrower,
         (c) may reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of the Existing Casino Operations or to the prospects of the Existing Casino Operations, (d) materially impairs or may reasonably be expected to materially impair the ability of the Borrower to perform the Revolving Obligations, or (e) materially impairs or could reasonably be expected to materially impair the ability of the Lenders or the Administrative Agent to enforce the principal benefits intended to be created and conveyed by the Loan Documents.

                           "MATERIAL DOCUMENTS" means, collectively, the Constitution, the Compact, and the Gaming Ordinance.

                           "MATURITY DATE" means December 31, 2005.

                           "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

                           "NEGATIVE PLEDGE" means any covenant binding on the Borrower or the Tribe that prohibits the creation of Liens on any Gaming Assets.

                           "NET INCOME" means, with respect to any fiscal period, the net income from continuing operations before extraordinary or non-recurring items of the Existing Casino Operations for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

                           "NONGOVERNMENTAL PERSON" means the United States of America or any agency, department or instrumentality thereof, or any other person other than (i) a state or local governmental unit or (ii) an Indian tribal government within the meaning of Section 7701(a)(40) of the Code or a subdivision thereof within the meaning of Section 7871(d) of the Code.

                           "NONPURPOSE INVESTMENT" means any "investment property," as defined in section 148(b) of the Code, in which Gross Proceeds of the Tax Exempt Notes are invested and that is not acquired to carry out the governmental purposes of the Tax Exempt Notes.

                           "NOTES" means, collectively, the Revolving Notes and the Tax Exempt Notes.

                           "OPINION OF BOND COUNSEL" means a written opinion of Bond Counsel in form and substance satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders as to the Tax Exempt Loans, and in any event substantially in the form of Exhibit I.

                           "OUT-OF-BALANCE" means, as of each date of determination, the amount, if any, determined by the Administrative Agent by which:

                  (a) the greater of (i) the then unexpended amount of the Approved Budget, or (ii) the amount required to complete the Golden Moon Project, as determined by the Administrative Agent following consultation with the Construction Consultant, EXCEEDS

                  (b) the SUM (without duplication) of (i) the then available amount of the Loans under the Commitment, PLUS (ii) the then unexpended and available amount of any committed portion of the Proposed Senior Financing, PLUS (iii) the amount then contained in the Project Disbursement Account, PLUS (iv) provided that Borrower is then in compliance with Section 7.21, the Remaining Equity Contribution Amount.

                           "OUTSTANDING OBLIGATIONS" means, as of each date of determination, and giving effect to the making of any such credit accommodations requested on that date, the SUM of (i) the aggregate principal amount of the outstanding Loans, PLUS (ii) the Swing Line Outstandings, PLUS (iii) the Aggregate Effective Amount of all Letters of Credit.

                           "PAIRED SWAP AGREEMENT" means an ISDA Master
         Agreement entered into by the Tribe with Bank of America and dated as of February 1, 2000 with respect to the Term Obligations providing for hedging of interest rates under the Term Loan Agreement.

                           "PARTY" means any Person other than the Creditors which now or hereafter is a party to any of the Loan Documents.

                           "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

                           "PENSION PLAN" means any "employee pension benefit plan" that is subject to Title IV of ERISA and which is maintained for employees of the Borrower or any of its ERISA Affiliates, OTHER THAN a Multiemployer Plan.

                           "Permitted Encumbrances" means:

                  (a) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for which adequate accounting reserves have been set aside and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment (or, if a judgment has been rendered are the subject of an appropriate bond), PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture;

                  (b) Liens for taxes and assessments on Property which are not yet past due, or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, (or, if a judgment has been rendered are the subject of an appropriate bond) PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

                  (c) minor defects and irregularities in title to any real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

                  (d) easements, exceptions, reservations, or other agreements granted or entered into after the date hereof for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting real property which in the aggregate do not materially burden or impair the fair market value or use of such real property for the purposes for which it is or may reasonably be expected to be held;

                  (e) rights reserved to or vested in any Governmental Agency by Law to control or regulate, or obligations or duties under Law to any Governmental Agency with respect to, the use of any real property;

                  (f) rights reserved to or vested in any Governmental Agency by Law to control or regulate, or obligations or duties under Law to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

                  (g) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of real property;

                  (h) statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, PROVIDED that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

                  (i) Liens consisting of pledges or deposits made in connection with obligations under workers' compensation laws, unemployment insurance or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

                  (j) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which the Borrower is a party as lessee, PROVIDED the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 10% of the annual fixed rentals payable under such lease;

                  (k) Liens consisting of deposits of Property to secure statutory obligations of the Borrower in the ordinary course of its business;

                  (l) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which the Borrower is a party in the ordinary course of its business; and

                  (m) Liens created by or resulting from any litigation or legal proceeding involving the Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves have been set aside with respect thereto or a bond posted as provided by Law, and such Liens are discharged or stayed within 60 days of creation or such Liens are being contested in good faith by appropriate proceedings and no Property is subject to a material risk of loss or forfeiture.

                           "PERMITTED RIGHT OF OTHERS" means a Right of Others consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease) that does not materially impair the value or use of property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, and (c) the reversionary interest of a landlord under a lease of Property.

                           "PERSON" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, governmental instrumentality, business association, tribe, firm, joint venture, Governmental Agency, or otherwise.

                           "POST COMPLETION BASKET AMOUNT" means an amount equal to the amount, if any, by which (a) the actual amount expended in connection with the Golden Moon Project is less than (b) the amount of Capital Expenditures permitted by Section 7.14(c).

                           "PRE-OPENING EXPENSES" means, with respect to any fiscal period, the amount of expenses (other than Interest Charges) incurred with respect to capital projects associated with the Existing Casinos which are classified as "pre-opening expenses" on the applicable financial statements of Borrower for such period, prepared in accordance with Generally Accepted Accounting Principles.

                           "PRELIMINARY PLANS" means the preliminary plans, specifications, construction plan and timetable prepared by or for the Borrower delivered to the Administrative Agent pursuant to Section 10.1, which describe on a preliminary basis the construction of the Golden Moon Project and the labor and materials necessary for the construction thereof,

                           "PRICING PERIOD" means the period of three months which commences on the first day of each March, June, September and December, and ends on the last day of the succeeding May, August, November and February.

                           "PRIORITY DISTRIBUTIONS" means Distributions made by the Existing Casino Operations to the general fund of the Tribe to finance essential governmental functions in equal monthly installments during each calendar month following December 31, 2000, the aggregate amount of which shall not exceed $55,00,000 during the Fiscal Year ending September 30, 2001, increasing by 5% per annum for each subsequent Fiscal Year.

                           "PRO RATA SHARE" means, with respect to each Lender and as to each Commitment, the percentage of the aggregate Commitments held by that Lender on that date or, if the Commitments have been terminated, the percentage of the Revolving Obligations held by that Lender, including in each case any holdings through an SPC.

                           "PROJECT DISBURSEMENT ACCOUNT" means a deposit or brokerage account established with a financial institution and subject to a Deposit Account Agreement into which the amounts set forth in
         Section 7.21 shall be deposited.

                           "PROJECTIONS" means the financial projections dated as of the Closing Date heretofore furnished by the Borrower to the Lenders for the operations of the Existing Casino Operations, true and correct copies of which are attached hereto as Schedule 5.20.

                           "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                           "PROPOSED SENIOR FINANCING" means proposed senior Indebtedness of Borrower in an aggregate principal amount not to exceed $150,000,000 consisting of either senior secured, or senior unsecured Indebtedness, in each case issued in conformity with Section 5.28.

                           "QUARTERLY PAYMENT DATE" means the last Business Day of each calendar quarter following the date hereof.

                           "REAL PROPERTY" means, collectively, (a) the real property and improvements underlying the Golden Moon described on
         Schedule 4.7A, and (b) the real property and improvements underlying Silver Star described on Schedule 4.7B.

                           "REBATABLE AMOUNT" has the meaning set forth in
         section 1.148-1(b) of the Tax Regulations.

                           "RECOURSE OBLIGATIONS" means, as of each date of determination, and without duplication, (a) all Indebtedness and Contingent Obligations as to which the Tribe or the Borrower has any direct or indirect liability or obligation (whether as the primary obligor or as a surety, and whether or not the Borrower is the nominal obligor with respect thereto), including without limitation indebtedness for borrowed money, obligations with respect to Capital Leases, amounts available for drawing under letters of credit and other similar instruments, and the aggregate amount drawn under letters of credit and other similar instruments not then reimbursed, UNLESS AND TO THE EXTENT THAT the obligee with respect thereto has effectively waived recourse to the Gaming Assets, and (b) all Indebtedness, Contingent Obligations and other obligations secured by any Lien upon any Gaming Assets, PROVIDED that the Excluded Obligations (but not any refinancings thereof) shall not be considered to be Recourse Obligations.

                           "REDUCTION AMOUNT" means, as to each Reduction Date $6,250,000.

                           "REDUCTION DATE" means each March 31, June 30, September 30 and December 31 which occurs one full Fiscal Quarter following the Golden

         Moon Completion Date, but in any event beginning not later than December 31, 2002.

                           "REGULATIONS D, T, U AND X" means Regulations D, T, U and X, respectively, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

                           "REMAINING EQUITY CONTRIBUTION AMOUNT" means, as of any date of determination, an amount equal to $53,900,000 MINUS the amount of any deposits theretofore made by the Borrower or the Tribe to the Project Disbursement Account or any amount which is entitled to be credited against the deposits required by Section 7.21(b).

                           "REQUEST FOR LETTER OF CREDIT" means a written request for a Letter of Credit substantially in the form of Exhibit F, signed by a Authorized Officer of the Borrower on its behalf (and by any Subsidiary of the Borrower which is designated by the Borrower as the account party with respect to the related Letter of Credit), and properly completed to provide all information required to be included therein.

                           "REQUEST FOR LOAN" means a written request for a Loan substantially in the form of Exhibit G, signed by a Authorized Officer of the Borrower on its behalf, and properly completed to provide all information required to be included therein.

                           "REQUIREMENT OF LAW" means, as to any Person, the constitution, the articles or certificate of incorporation and bylaws, the partnership agreement and any related certificate of partnership, or other organizational or governing documents of such Person, and any Law, or judgment, order, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                           "REQUISITE LENDERS" means, as of any date of determination (a) Lenders whose aggregate Pro Rata Share is at least 51% of the then outstanding Loans, or (b) if the Commitments have been terminated, Lenders then owed Loans which are at least 51% of the aggregate Loans owed to all Lenders, PROVIDED THAT when less than three Lenders are party hereto, all of the Lenders shall constitute the Requisite Lenders.

                           "RESERVE ACCOUNT" means account 450 232 4033 established by the Borrower at Goldman Sachs, into which reserved funds in an aggregate amount not to exceed $3,000,000 may be deposited to the extent required by the

         Management Agreement to fund workers compensation claims, tort and other similar claims not covered by insurance proceeds. The Reserve Account shall not be subject to Liens in favor of any Person.

                           "RESERVE PERCENTAGE" means, with respect to any Loan, the percentage applicable as of the date of determination of the LIBOR Base Rate representing the aggregate reserve requirements of the Administrative Agent (disregarding any offsetting amounts that may be available to the Administrative Agent to decrease such requirements to the extent that such offsetting amounts arose out of transactions other than those contemplated by this Agreement) under Regulation D and any other applicable Laws with respect to Eurodollar Obligations in an aggregate amount equal to the amount of such Loan and for a time period comparable to the number of months in the applicable Interest Period. The determination by the Administrative Agent of any applicable Reserve Percentage shall be presumed correct in the absence of manifest error.

                           "RESPONSIBLE OFFICIAL" means, when used with reference to any Person, any member of senior management of such Person and, in the case of the Borrower, includes any elected official of the Borrower, the chief financial officer of the Borrower and any other senior management official of the Existing Casino Operations designated by the Borrower. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person.

                           "REVOLVING COMMITMENT" means, subject to Sections 2.7 and 2.8, $115,000,000. Subject to the terms and conditions set forth in
         Section 2.10, the Borrower may reallocate amounts from the Tax Exempt Commitment to the Revolving Commitment (but not from the Revolving Commitment to the Tax Exempt Commitment). As of the Closing Date, Each Lender holds a Pro Rata Share of the Revolving Commitment in a principal amount equal to the Revolving Note issued to that Lender on the Closing Date.

                           "REVOLVING NOTE" means each promissory note made by the Borrower to a Lender evidencing Advances under that Lender's Pro Rata Share of the Revolving Commitment, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                           "REVOLVING OBLIGATIONS" means all present and future obligations of every kind or nature of the Borrower or any Party at any time and from time to time owed to the Creditors or any one or more of them under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, INCLUDING obligations of performance as well as obligations of payment, and INCLUDING interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against the Borrower or any such Party, but excluding the Term Obligations.

                           "RIGHT OF OTHERS" means, as to any Property in which a Person has an interest, (a) any legal or equitable right, title or other interest (OTHER THAN a Lien) held by any other Person in or with respect to that Property, and (b) any option or right held by any other Person to acquire any right, title or other interest in or with respect to that Property, INCLUDING any option or right to acquire a Lien.

                           "SECURED CREDITORS" means, collectively, the Lenders, the Issuing Lender, the lenders under the Term Loan Agreement, Bank of America, as counterparty to the Paired Swap Agreement, any Lenders or their Affiliates party to any Secured Swap Agreement and, subject to the proviso contained in Section 7.8(c), the holders of the Indebtedness under the Proposed Senior Financing.

                           "SECURED SWAP AGREEMENT" means a Swap Agreement (but excluding the Paired Swap Agreement) between the Borrower and a Lender which states that it relates to the Revolving Obligations.

                           "SECURITY AGREEMENT" means the Security Agreement executed by Borrower in favor of the Collateral Agent for the benefit of the Secured Creditors hereunder on the Closing Date, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                           "SECURITIES" means any capital stock, share, voting trust certificate, bonds, debentures, notes or other evidences of indebtedness, limited partnership interests, or any warrant, option or other right to purchase or acquire any of the foregoing.

                           "SENIOR FINANCING ACCOUNT" means an account established with a financial institution designated by the lenders under the Proposed Senior Financing, into which the net cash proceeds of the Proposed Senior Financing (after reduction of the outstanding Loans hereunder to zero as required by Section 7.21(c)), shall be deposited. The Senior Financing Account shall not be subject to Liens in favor of any Person.

                           "SENIOR OFFICER" means, as to the Tribe, the Chief of the Tribe, its Secretary Treasurer and its Comptroller, and (b) as to the Borrower, its Chairman of the Board, its Secretary Treasurer, its Chief Executive Officer and its Chief Financial Officer.

                           "SILVER STAR" means the casino and resort property and related retail, dining and entertainment facilities and hotel facilities described in the Gaming Ordinance and commonly known as "Silver Star Resort and Casino" owned by the Borrower and located on the Tribe's reservation near Philadelphia, Mississippi (including any future improvements or expansions thereof), which facilities are located upon the real property described on Schedule 4.7B.

                           "SILVER STAR DISBURSEMENT FUND" means a ledger account on the Borrower's balance sheet for the Silver Star containing money which is Gaming Assets. Funds contained in the Silver Star Disbursement Fund may be invested by the Borrower in any manner, but shall be construed to be Gaming Assets until distributed by the Borrower from the Silver Star Disbursement Fund to the Tribe's general fund in accordance with Section 7.5(b).

                           "SPC" has the meaning set forth in Section 13.8.

                           "SPECIAL CIRCUMSTANCE" means (a) the adoption of any Law by any Governmental Agency, central branch or comparable authority with respect to activities in the Designated Market, or (b) any change in the interpretation or administration of any existing Law by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or (c) compliance by any Lender or its LIBOR Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or (d) the existence or occurrence of circumstances affecting the Designated Market generally that are beyond the reasonable control of the Lenders.

                           "SPECIFIED SWAP AMOUNT" means, at any time, in respect of Swap Agreements to which any Lender is party, the Swap Termination Value relating thereto; PROVIDED that for purposes of this definition, any Swap Termination Value that is negative as to (i.e., owing by) any Lender shall be deemed equal to zero.

                           "SUBORDINATED OBLIGATIONS" means all Recourse Obligations of the Borrower that are subordinated to the Revolving Obligations, all of the provisions of which (including amount, maturity, amortization, interest rate, covenants, defaults, remedies and subordination), have been approved in writing as to form and substance by the Administrative Agent and designated in writing as "Subordinated Obligations" by the Administrative Agent.

                           "SUBSIDIARY" means, as of any date of determination and with respect to any Person, any other corporation, partnership or other business entity (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership or other business entity, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries, PROVIDED that wholly owned Tribal "enterprise" divisions created pursuant to Tribal Ordinance 56 and having no independent legal existence from the Tribe shall not be considered to be Subsidiaries of the Tribe.

                           "SWAP AGREEMENTS" means one or more written agreements between the Borrower and one or more financial institutions providing for "swap," "cap," "collar" or other interest rate protection with respect to any Indebtedness.

                           "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements,
         (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the Administrative Agent based upon any readily available quotations provided by any recognized dealer in such Swap Agreements which may include any Lender.

                           "SWING LINE" means the revolving line of credit established by the Swing Line Lender in favor of the Borrower pursuant to Section 2.6.

                           "SWING LINE DOCUMENTS" means the promissory note and any other documents executed by the Borrower in favor of the Swing Line Lender in connection with the Swing Line.

                           "SWING LINE LENDER" means Bank of America, acting through its Nevada Commercial Banking Division.

                           "SWING LINE LOANS" means loans made by the Swing Line Lender to the Borrower pursuant to Section 2.6.

                           "SWING LINE OUTSTANDINGS" means, as of any date of determination, the aggregate principal Indebtedness of the Borrower on all Swing Line Loans then outstanding.

                           "SYNDICATION AGENT" means Wells Fargo Bank, N.A. The capacity of the Syndication Agent is titular in nature, and Wells Fargo Bank, N.A. shall have no duties or obligations under this Agreement and the other Loan Documents by reason thereof over and above the duties and obligations of the Lenders generally.

                           "TAX CERTIFICATE" means a certificate substantially in the form of Exhibit J.

                           "TAX EXEMPT ADVANCE" means each Advance made by a Lender which is a part of a Tax Exempt Loan.

                           "TAX EXEMPT COMMITMENT" means, subject to Sections
         2.7 and 2.8, $10,000,000. Subject to the terms and conditions set forth in Section 2.10, the Borrower may reallocate amounts from the Tax Exempt Commitment to the Revolving Commitment (but not from the Revolving Commitment to the Tax Exempt Commitment). As of the Closing Date, Bank of America holds the entire Tax Exempt Commitment.

                           "TAX EXEMPT LOAN" means each Loan made under the Tax Exempt Commitment.

                           "TAX EXEMPT NOTE" means each promissory note made by the Borrower to a Lender evidencing the Advances made by that Lender under its Pro Rata Share of the Tax Exempt Commitment, substantially in the form of Exhibit H, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                           "TAX EXEMPT PERIOD" means, as to each Tax Exempt Loan, the period commencing on the date specified by the Borrower pursuant to Section 2.1(c) and ending 3 months thereafter, as specified by the Borrower in the applicable Request for Loan; PROVIDED that:

                  (a) The first day of any Tax Exempt Period shall be a LIBOR Business Day;

                  (b) Any Tax Exempt Period that would otherwise end on a day that is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Tax Exempt Period shall end on the next preceding LIBOR Business Day;

                  (c) the Borrower may not specify a Tax Exempt Period that extends beyond any Reduction Date upon which any reduction of the outstanding Tax Exempt Loans is or may be required unless the SUM of (i) the aggregate principal amount of the Tax Exempt Loans having Tax Exempt Periods ending after such Reduction Date, PLUS
                           (ii) the aggregate principal amount of the LIBOR Loans having a LIBOR Period ending after such Reduction Date PLUS (iii) the aggregate maximum amount available for drawing under Letters of Credit for which the expiry date is after such Reduction Date, does not exceed the aggregate Commitments (after giving effect to any reduction thereto scheduled to be made on that Reduction Date pursuant to Section 2.8); and

                  (d)      No Tax Exempt Period shall extend beyond the Maturity
                           Date.

                           "TAX EXEMPT RATE" means, as to each Tax Exempt Loan, the rate per annum which is equal to the SUM of:

                  (a) 60% TIMES the SUM of (i) LIBOR for LIBOR Loan made on the same date for a three month LIBOR Period and in an amount equal to such Tax Exempt Loan, PLUS (ii) the then applicable LIBOR Margin, PLUS

                  (b)      25 basis points.

                           "TAX REGULATIONS" means the United States Treasury Regulations promulgated pursuant to sections 103 and 141 through 150 of the Code.

                           "TERM LOAN AGREEMENT" means the Amended and Restated Term Loan Agreement of even date herewith among the Tribe, the Borrower, the lenders referred to therein, and Bank of America, as Administrative Agent, as at any time hereafter amended.

                           "TERM OBLIGATIONS" means the obligations under the Term Loan Agreement and the other "Loan Documents" described therein.

                           "TERMINATION EVENT" means (a) a "reportable event" as defined in Section 4043 of ERISA (OTHER THAN a reportable event that is not subject to the provision for 30 day notice to the PBGC), (b) the withdrawal of the Borrower or any of its ERISA Affiliates from a Pension Plan during any plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination thereof pursuant to
         Section 4041 of ERISA, (d) the institution of proceedings to terminate a Pension Plan by the PBGC or (e) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

                           "TO THE BEST KNOWLEDGE OF" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) should have been known by the Person (or, in the case of a Person other than a natural Person, should have been known by a Responsible Official of that Person).

                           "TOTAL LEVERAGE RATIO" means, as of each date of determination, the ratio of (a) Total Recourse Debt as of that date, to
         (b) Annualized Gaming EBITDA for the four Fiscal Quarter period ending on that date.

                           "TOTAL RECOURSE DEBT" means, as of each date of determination, all Recourse Obligations other than the Excluded Obligations.

                           "TRIBAL COUNCIL" means the Tribal Council of the Tribe elected in accordance with the Constitution.

                           "TRIBE" means The Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe and Native American sovereign nation.

                           "TRUSTMARK" means Trustmark National Bank.

                           "YIELD" in respect of (a) any Appropriate Investment, means the yield of any investment as described in section 1.148-5 of the Tax Regulations; and (b) any Issue of the Tax Exempt Notes, has the meaning set forth in section 1.148-4 of the Tax Regulations.

         1.2 USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

         1.3 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, EXCEPT as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the financial covenants contained in Sections 7.12 through 7.14, inclusive, would then be calculated in a different manner or with different components, (a) the Tribe, the Borrower and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrower's financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) the Borrower shall be deemed to be in compliance with the financial covenants contained in such Sections during the 60 day period following any such change in Generally Accepted Accounting Principles if and to the extent that the Borrower would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change.

         1.4 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

         1.5 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

         1.6 MISCELLANEOUS TERMS. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                   ARTICLE 2.
                         THE LOANS AND LETTERS OF CREDIT

            2.1   LOANS-GENERAL.

                  (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Business Day immediately prior to the Maturity Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Revolving Commitment, make Advances to the Borrower under the Revolving Commitment in such amounts as the Borrower may request that do not result in (i) the Outstanding Obligations being in excess of the aggregate then effective Commitments, or (ii) the Outstanding Obligations owed to that Lender under the Revolving Commitment being in excess of that Lender's Pro Rata Share of the Revolving Commitment. Subject to the limitations set forth herein, the Advances by each Lender under its Pro Rata Share of the Revolving Commitment may be prepaid without premium or penalty.

                  (b) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Business Day immediately prior to the Maturity Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Tax Exempt Commitment, make Advances to the Borrower under the Tax Exempt Commitment in such amounts as the Borrower may request that do not result in (i) the Outstanding Obligations being in excess of the aggregate then effective Commitments, or (ii) the Outstanding Obligations owed to that Lender under the Tax Exempt Commitment being in excess of that Lender's Pro Rata Share of the Tax Exempt Commitment. Subject to the limitations set forth herein, the Advances by each Lender under its Pro Rata Share of the Tax Exempt Commitment may be prepaid or repaid without premium or penalty, but no portion of the Loans under the Tax Exempt Commitment which is repaid may be reborrowed.

                  (c) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, (iv) whether the requested Loan is under the Revolving Commitment or the Tax Exempt Commitment, (v) in the case of a LIBOR Loan, the LIBOR Period for such Loan, and (vi) in the case of a Tax Exempt Loan, the Tax Exempt Period for such Loan. Unless the Administrative Agent, in its sole and absolute discretion, has notified the Borrower to the contrary, a Loan may be requested by telephone by an Authorized Officer of the Borrower, in which case the Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request purportedly made by an Authorized Officer of the Borrower, and the Borrower hereby agrees to indemnify each Creditor from any loss, cost, expense or liability as a result of so acting.

                  (d) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Lender by telephone or telecopier of the date and type of the Loan, any applicable LIBOR Period, and that Lender's Pro Rata Share of the Loan. Not later than 11:00 a.m., California local time, on the date specified for any Loan (which must be a Business
      Day), each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 10, all Advances shall be credited on that date in immediately available funds to the Deposit Account for the Borrower.

                  (e) Unless the Requisite Lenders otherwise consent, each Loan shall be in an integral multiple of $1,000,000 which is not less than $5,000,000.

                  (f) The Advances made by each Lender under its Pro Rata Share of the Revolving Commitment shall be evidenced by that Lender's Revolving Note. The Advances made by each Lender under its Pro Rata Share of the Tax Exempt Commitment shall be evidenced by that Lender's Tax Exempt Note.

                  (g) A Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof.

                  (h) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(c), if applicable) has been made within the requisite notice periods set forth in Section 2.2 or
      2.3 prior to the end of the LIBOR Period for any LIBOR Loan, then on the last day of such LIBOR Period, such LIBOR Loan shall be automatically converted into a Base Rate Loan in the same amount.

                  (i) If a Loan is to be made on the same date that another Loan is due and payable, the Borrower or the Lenders (as the case may be) shall upon the request of the Administrative Agent make available to the Administrative Agent the net amount of funds (giving effect to both such Loans) and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

            2.2 BASE RATE LOANS. Each request by the Borrower for a Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(c), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m. California local time, on the date (which must be a Business Day) of the requested Base Rate Loan. All Loans shall constitute Base Rate Loans unless properly designated as LIBOR Loans pursuant to Section
2.3 or Tax Exempt Loans pursuant to Section 2.4.

            2.3   LIBOR LOANS.

                  (a) Each request by the Borrower for a LIBOR Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(c), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California local time, at least three LIBOR Business Days before the first day of the applicable LIBOR Period.

                  (b) On the date which is two LIBOR Business Days before the first day of the applicable LIBOR Period, the Administrative Agent shall confirm its determination of the applicable LIBOR (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to the Borrower and the Lenders by telephone or telecopier.

                  (c) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than ten LIBOR Loans shall be outstanding at any one time.

                  (d) No LIBOR Loan may be requested during the continuation of a Default or Event of Default.

                  (e) Nothing contained herein shall require any Lender to fund any LIBOR Advance in the Designated Eurodollar Market.

            2.4   TAX EXEMPT LOANS.

                  (a) Each request by the Borrower for a Tax Exempt Loan shall be made pursuant to a Request for Loan received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California local time, at least three LIBOR Business Days before the first day of the applicable Tax Exempt Period, which Request for Loan shall be accompanied by the materials specified by Section 10.2.

                  (b) On the date which is two LIBOR Business Days before the first day of the applicable Tax Exempt Period, the Administrative Agent shall confirm its determination of the applicable Tax Exempt Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to the Borrower.

                  (c) Within two hours following its receipt of notice of the proposed Tax Exempt Rate for any Tax Exempt Loan, the Borrower shall notify the Administrative Agent if it accepts the proposed Tax Exempt Rate. If the proposed Tax Exempt Rate is accepted by the Borrower, the Administrative Agent shall notify the relevant Lenders by telephone or telecopier of the Tax Exempt Rate and its acceptance by the Borrower. If the Tax Exempt Rate is not accepted within the aforementioned period, or is rejected, no Tax Exempt Loan will be made in relation thereto.

                  (d) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than four Tax Exempt Loans shall be outstanding at any one time.

                  (e) No Tax Exempt Loan may be requested during the continuation of a Default or Event of Default.

                  (f) Nothing contained herein shall require any Lender to fund any Tax Exempt Advance in any particular manner or in any particular money market.

            2.5   LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Business Day immediately prior to the Maturity Date, the Issuing Lender shall issue such Letters of Credit under the Revolving Commitment as the Borrower may request by a Request for Letter of Credit; PROVIDED that (i) giving effect to all such Letters of Credit, the Outstanding Obligations do not exceed the aggregate then applicable Commitments, (ii) the Outstanding Obligations owed to each Lender under the Revolving Commitment do not exceed that Lender's Pro Rata Share of the Revolving Commitment, and (iii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $10,000,000. Each Letter of Credit shall be in a form acceptable to the Issuing Lender. Unless all the Lenders otherwise consent, no Letter of Credit shall have a term which exceeds one year or extends beyond the Maturity Date or which results in the sum of (i) the aggregate principal amount of all LIBOR Loans having Interest Periods ending after any Reduction Date, plus (ii) the Aggregate Effective Amount of all Letters of Credit having expiration dates after that Reduction Date being in excess of the Revolving Commitment (after giving effect to any required Reductions thereof on that Reduction Date)

                  (b) Each Request for Letter of Credit shall be submitted to the Issuing Lender, with a copy to the Administrative Agent, at least five Business Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Lender whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Lenders, of the amount and terms thereof.

                  (c) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased at par a pro rata participation in such Letter of Credit from the Issuing Lender in an amount equal to that Lender's Pro Rata Share of the Revolving Commitment. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by the Borrower for any payment required to be made by the Issuing Lender under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share of the Revolving Commitment, pay the purchase price for such participation to the Issuing Lender through the Administrative Agent promptly upon demand therefor. The obligation of each Lender to so pay the participation purchase price to the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment of the purchase price shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

                  (d) the Borrower shall pay to the Issuing Lender through the Administrative Agent an amount equal to any payment made by the Issuing Lender with respect to each Letter of Credit upon demand made by the Issuing Lender therefor, together with interest on such amount from the date of any payment made by the Issuing Lender at the Default Rate (unless the Borrower has made arrangements for the making of a Loan in the amount of such payment on the date thereof or had otherwise arranged for the timely reimbursement of such payment). The principal amount of any such payment shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit and, to the extent that the Lenders have not reimbursed the

      Issuing Lender pursuant to Section 2.5(c), the interest amount of any such payment shall be for the account of the Issuing Lender. Each Lender that has paid the participation purchase price to the Issuing Lender pursuant to Section 2.5(c) shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Issuing Lender against the Borrower for reimbursement of principal and interest under this Section 2.5(d) and shall share, in accordance with that pro rata participation, in any principal payment made by the Borrower with respect to such claim and in any interest payment made by the Borrower (but only with respect to periods subsequent to the date such Lender paid the participation purchase price to the Issuing Lender) with respect to such claim.

                  (e) Subject to Article 10, the Borrower may request, pursuant to a Request for Loan, that Advances be made pursuant to Section 2.1(a) to provide funds for the payment required by Section 2.5(d). The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                  (f)   If the Borrower fails to make the payment required by
      Section 2.5(d) on a timely basis then, in lieu of the payment of the participation purchase price to the Issuing Lender under Section 2.5(c), the Issuing Lender may (but is not required to), without notice to or the consent of the Borrower, instruct the Administrative Agent to cause Advances to be made by the Lenders under their Pro Rata Shares of the Revolving Commitment in an aggregate amount equal to the amount paid by the Issuing Lender with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Article 10 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                  (g) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, PROVIDED that no new issuance fees shall be assessed except to the extent that the tenor or amount of the related Letter of Credit are thereby increased.

                  (h) The obligation of the Borrower to pay to the Issuing Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Lender of its obligations to the Borrower under Uniform Commercial Code Section 75-5-109. Without limiting the foregoing, the obligations of the Borrower to the Issuing Lender shall not be affected by any of the following circumstances:

                        (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                        (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the consent of the Borrower;

                        (iii) the existence of any claim, setoff, defense, or
            other rights which the Borrower may have at any time against the Issuing Lender (except with respect to that Letter of Credit), the Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                        (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                        (v) payment by the Issuing Lender in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                        (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                        (vii) the time, place, manner, order or contents of
            shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                        (viii) the solvency or financial responsibility of any
            party issuing any documents in connection with a Letter of Credit;

                        (ix) any failure or delay in notice of shipments or arrival of any Property;

                        (x) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message;

                        (xi) any error, neglect or default of any correspondent of the Issuing Lender in connection with a Letter of Credit;

                        (xii) any consequence arising from acts of God, war,
            insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender;

                        (xiii) so long as the Issuing Lender in good faith
            determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit; and

                        (xiv) where the Issuing Lender has acted in good faith
            and observed general banking usage, any other circumstances whatsoever.

                  (i) The Issuing Lender shall be entitled to the protection accorded to the Administrative Agent pursuant to Article 12, MUTATIS MUTANDIS.

                  (j) The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

            2.6 SWING LINE. Subject to the terms and conditions set forth herein, from the Closing Date through the day prior to the Maturity Date the Swing Line Lender shall make Swing Line Loans to the Borrower in such amounts as the Borrower may request which do not result in (i) the Outstanding Obligations being in excess of the aggregate then effective Commitments or (ii) the Outstanding Obligations under the Revolving Commitment being in excess of the Revolving Commitment, PROVIDED that (a) after giving effect to each Swing Line Loan, the Swing Line Outstandings shall not exceed $10,000,000 and (b) without the consent of all of the Lenders, no Swing Line Loan may be made during the continuation of an Event of Default. The Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Lender, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by an Authorized Officer of the Borrower made to the Administrative Agent not later than 1:00 p.m., California local time, on the Business Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier), PROVIDED that if the requested Swing Line Loan is to be credited to an account which is not with the Swing
Line Lender, the request must be submitted by 11:30 a.m., California local time. Promptly after receipt of such a request for borrowing, the Administrative Agent shall provide telephonic verification to the Swing Line Lender that, after giving effect to such request, (x) the Outstanding Obligations will not exceed the aggregate then effective Commitments and (y) the Outstanding Obligations under the Revolving Commitment will not exceed the Revolving Commitment. Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If the Borrower instructs the Swing Line
Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., California local time, on a Business Day, such payment shall be deemed received on the next Business Day. The Swing Line Lender shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein under the Swing Line.

                  (a) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Base Rate PLUS the Base Rate Margin (unless the Default Rate is then applicable under Section 3.9). Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Lender and in any event on the Maturity Date. The Swing Line Lender shall be responsible for invoicing the Borrower for such interest. Interest payable on Swing Line Loans is solely for the account of the Swing Line Lender (subject to clause (d) below).

                  (b) The Swing Line Loans shall be payable within five Business Days after demand made by the Swing Line Lender and in any event on the Maturity Date or any earlier date when all other Revolving Obligations are due.

                  (c)   Upon the making of a Swing Line Loan in accordance with
      Section 2.6(a), each Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender's Pro Rata Share of the Revolving Commitment TIMES the amount of the Swing Line Loan. Upon demand made by the Swing Line Lender through the Administrative Agent, each Lender shall, according to its Pro Rata Share of the Revolving Commitment, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional (subject only to the making of a demand upon that Lender by the Swing Line Lender) and shall not be affected by the occurrence of a Default or Event of Default; PROVIDED that no Lender shall be obligated to purchase its Pro Rata Share of (i) Swing Line Loans to the extent that Swing Line Outstandings are in excess of $5,000,000 or to the extent that the SUM of the Indebtedness evidenced by the Notes PLUS the Aggregate Effective Amount of all outstanding Letters of Credit PLUS the Swing Line Outstandings exceeds the aggregate amount of the Commitments (as in effect on the date of the making of the related Swing Line Loan) and (ii) any Swing Line Loan made (absent the consent of all of the Lenders) during the continuation of an Event of Default. Each Lender that has provided the purchase price due for its participation in Swing Line Loans to the Swing Line Lender shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against the Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by the Borrower with respect to such claim and in any interest payment made by the Borrower (but only with respect to periods subsequent to the date such Lender paid the Swing Line Lender its purchase price) with respect to such claim.

                  (d) Upon any demand for payment of the Swing Line Outstandings by the Swing Line Lender (unless the Borrower has made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings to $0), the Borrower shall request a Loan pursuant to Section 2.1(a) sufficient to repay all Swing Line Outstandings (and, for this purpose, Section 2.1(e) shall not apply). In each case, the Administrative Agent shall automatically provide the respective Advances made by each Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings). In the event that the Borrower fails to request a Loan within the time specified by Section 2.2 on any such date, the Administrative Agent may, but is not required to, without notice to or the consent of the Borrower, cause Advances to be made by the Lenders under the Revolving Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in Article 10 shall not apply to Advances to be made by the Lenders pursuant to the three preceding sentences. The proceeds of such Advances shall be paid directly to the Swing Line Lender for application to the Swing Line Outstandings.

            2.7 VOLUNTARY REDUCTION OF COMMITMENTS. At any time following the Golden Moon Completion Date, the Borrower shall have the right, at any time and from time to time, without penalty or charge, effective following at least three Business Days' prior written notice by an Authorized Officer of the Borrower to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all or a portion of the then undisbursed portion of either of the Commitments; PROVIDED that the Commitments may not be so reduced below an amount equal to the SUM OF (i) the aggregate principal amount outstanding under the Notes, PLUS (ii) the Aggregate Effective Amount of all outstanding Letters of Credit PLUS (c) the Swing Line Outstandings, in each case as of the effective date of the reduction in the Commitments. The voluntary reduction of the Commitments by the Borrower under this Section shall have no effect upon the requirement of mandatory reductions thereof in accordance with
Section 2.8. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of the Commitments under this Section.

            2.8 MANDATORY REDUCTIONS OF COMMITMENTS. The Commitments shall be automatically and permanently reduced:

                  (a) on each Reduction Date, by the Reduction Amount, with each such reduction to be applied first to the Revolving Commitment and, following the reduction of the Revolving Commitment to zero, to the Tax Exempt Commitment, PROVIDED that no reduction under this clause (a) shall require any reduction of the aggregate principal amount of the Commitments to an amount which is less than $40,000,000; and

                  (b) concurrently with each repayment of any Loan under the Tax Exempt Commitment, by the amount of such repayment.

            2.9 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME FUNDS AVAILABLE FOR ADVANCES. Unless the Administrative Agent shall have been notified by any Lender no later than 10:00 a.m. on the Business Day of the proposed funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower the corresponding amount. If the Administrative Agent has made funds available to the Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the

Administrative Agent's demand therefor, the Administrative Agent promptly shall notify the Borrower who shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Pro Rata Share of either Commitment.

            2.10 REALLOCATION OF COMMITMENTS. Provided that no Default or Event of Default then exists, the Borrower may irrevocably reallocate the unutilized portion of the Tax Exempt Commitment to the Revolving Commitment (but not from the Revolving Commitment to the Tax Exempt Commitment), upon not less than five Business Day's notice from the Borrower to the Administrative Agent. Each such reallocation shall be in an amount which is an integral multiple of $1,000,000 and no more than two such reallocations may occur without the consent of the Administrative Agent. Upon any such reallocation, (i) the portion of the Tax Exempt Commitment so reallocated shall be deemed terminated, (ii) each Lender having a Pro Rata Share of the portion of the Tax Exempt Commitment so reallocated shall be deemed to have assumed a share of the Revolving Commitment which is equal in dollars to the amount of its Pro Rata Share of the Tax Exempt Commitment so terminated, (iii) the Revolving Commitment shall be increased in the amount of the reallocation, and (iv) the Pro Rata Shares of each Lender in the Commitments shall be deemed adjusted to give effect to such termination and increase.

                                   ARTICLE 3.
                                PAYMENTS AND FEES

            3.1   PRINCIPAL AND INTEREST.

                  (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after any Default or Event of Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

                  (b) Interest accrued on each Base Rate Loan under the Revolving Commitment on each Quarterly Payment Date shall be due and payable on that day. EXCEPT as otherwise provided in Section 3.9, the unpaid principal amount of any Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate PLUS the applicable Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Base Rate shall take effect simultaneously with the corresponding change in the Base Rate.

                  (c) Interest accrued on each LIBOR Loan under the Revolving Commitment which is for a term of three months or less shall be due and payable on the last day of the related LIBOR Period. Interest accrued on each other LIBOR Loan under the Revolving Commitment shall be due and payable on the date which is three months after the date such LIBOR Loan was made (and, in the event that all of the Lenders have approved a LIBOR Period of longer than six months, every three months thereafter through the last day of the LIBOR Period) and on the last day of the related LIBOR Period. EXCEPT as otherwise provided in Section 3.9, the unpaid principal amount of any LIBOR Loan shall bear interest at a rate per annum equal to the LIBOR for that LIBOR Loan PLUS the applicable LIBOR Margin.

                  (d) Interest accrued on each Tax Exempt Loan shall be due and payable on the last day of the related Tax Exempt Period. EXCEPT as otherwise provided in Sections 3.9 and 3.17, the unpaid principal amount of any Tax Exempt Loan shall bear interest at a rate per annum equal to the Tax Exempt Rate.

                  (e) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows, and without set off, counterclaim or reduction of any kind:

                        (i) the amount, if any, by which the Outstanding Obligations under the Revolving Commitment at any time exceed the then applicable Revolving Commitment (as reduced from time to time pursuant to Sections 2.7 or 2.8), shall be payable immediately;

                        (ii) the amount, if any, by which the Outstanding Obligations under the Tax Exempt Commitment at any time exceed the then applicable Tax Exempt Commitment (as reduced from time to time pursuant to Sections 2.7 or 2.8), shall be payable immediately; and

                        (iii) the principal Indebtedness evidenced by the Notes
            shall in any event be payable on the Maturity Date.

                  (f) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, EXCEPT that with respect to any voluntary prepayment under this Section (i) any partial prepayment shall be not less than $5,000,000, or in integral multiples of $1,000,000 which are in excess thereof, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m., California local time, on the Business Day prior to the date of prepayment (which must be a Business Day) in the case of a Base Rate Loan, and, in the case of a LIBOR Loan or Tax Exempt Loan, three Business Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal on any LIBOR Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid, (iv) any payment or prepayment of all or any part of any LIBOR Loan on a day other than the last day of the applicable LIBOR Period shall be subject to Section 3.8(e), and (v) any payment or prepayment of all or any part of any Tax Exempt Loan on a day other than the last day of the applicable Tax Exempt Period shall be subject to Section 3.17(c). Promptly following receipt of a notice of prepayment under clause (ii) above, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and amount thereof.

                  (g) Each payment of principal by the Borrower hereunder shall be applied ratably to the Advances made to the Borrower which are then due and payable, PROVIDED that if the Revolving Obligations are then accelerated or have deemed to have been accelerated, each payment of principal hereunder shall be applied ratably to the outstanding Advances.

            3.2 LEAD ARRANGER'S FEES. On the date hereof, the Borrower shall pay to Lead Arranger through the Administrative Agent certain fees in the amount heretofore agreed upon by letter agreement between the Borrower and the Lead Arranger. These fees are for the services of the Lead Arranger in arranging the credit facilities under this Agreement and are fully earned when paid and are nonrefundable.

            3.3 UPFRONT FEES. On the date hereof, the Borrower shall pay to the Administrative Agent, for the account of each Lender, upfront fees in an amount equal to (a) that Lender's allocated Pro Rata Share of the Commitments TIMES (b) a fee percentage based upon the amount of the offered commitments of that Lender to the credit facilities described herein, as set forth in a letter agreement of even date herewith among the Borrower, the Lead Arranger and Bank of America. Such upfront fees are for the credit facilities committed by each Lender under this Agreement and are fully earned when paid. The upfront fees paid to each Lender are solely for its own account and are nonrefundable.

            3.4 COMMITMENT FEES. From the date hereof, the Borrower shall pay to the Administrative Agent, for the ratable accounts of the Lenders:

                  (a) pro rata according to their Pro Rata Shares of the Revolving Commitment, a commitment fee equal to the Commitment Fee Rate in effect from time to time TIMES the actual daily amount by which the Revolving Commitment exceeds the SUM OF (i) the aggregate principal amount outstanding under the Revolving Notes (BUT NOT the Swing Line Outstandings except to the extent a Lender has provided the purchase price due for its participation in Swing Line Loans to the Swing Line Lender in Cash) PLUS
      (ii) the Aggregate Effective Amount under all outstanding Letters of Credit; and

                  (b) pro rata according to their Pro Rata Shares of the Tax Exempt Commitment, a commitment fee equal to the Commitment Fee Rate in effect from time to time TIMES the actual daily amount by which the Tax Exempt Commitment exceeds the aggregate principal amount outstanding under the Tax Exempt Notes.

The commitment fees shall be payable quarterly in arrears on each Quarterly Payment Date, on the Maturity Date and upon the date of any partial reduction or termination of the Commitments pursuant to Sections 2.7 or 2.8.

            3.5 LETTER OF CREDIT FEES. Concurrently with the issuance of each Letter of Credit, the Borrower shall pay a letter of credit issuance fee to the Issuing Lender, for the sole account of the Issuing Lender, in an amount set forth in a letter agreement between the Borrower and the Issuing Lender. Each letter of credit issuance fee is nonrefundable. On each Quarterly Payment Date and on the Maturity Date, the Borrower shall also pay to the Administrative Agent in arrears, for the ratable account of the Lenders in accordance with their Pro Rata Share of the Revolving Commitment, letter of credit fees in an amount equal to the Letter of Credit Fee per annum TIMES the average daily Aggregate Effective Amount of all Letters of Credit for the period from the Closing Date or the most recent Quarterly Payment Date. All letter of credit fees shall also be non-refundable.

            3.6 ADMINISTRATIVE FEES. On the date hereof and annually thereafter, the Borrower shall pay to the Administrative Agent an administrative fee in such amounts as heretofore agreed upon by letter agreement between the Borrower and Bank of America and the Lead Arranger. The administrative fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The administrative fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

            3.7 INCREASED COMMITMENT COSTS. If any Lender shall determine in good faith that the introduction after the date hereof of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Eurodollar Lending Office) or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten Business Days after demand of such Lender, the Borrower shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, PROVIDED that the Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety days preceding the date of such demand or is attributable to periods prior to the date which is ninety days preceding the date of such demand. Each Lender's determination of such amounts shall be conclusive in the absence of manifest error. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from the Borrower, a calculation of the amount due, and a certification that the corresponding costs or diminished rate of return on capital have been incurred or sustained by the Lender.

            3.8   LIBOR COSTS AND RELATED MATTERS.

                  (a) In the event that any Governmental Agency imposes on any Lender any reserve or comparable requirement (INCLUDING any emergency, supplemental or other reserve) with respect to the Eurodollar Obligations of that Lender, the Borrower shall pay that Lender within five Business Days after demand all amounts necessary to compensate such Lender (determined as though such Lender's Eurodollar Lending Office had funded 100% of its LIBOR Advance in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements. The Lender's determination of such amount shall be conclusive in the absence of manifest error.

                  (b) If, after the date hereof, the existence or occurrence of any Special Circumstance:

                        (i) shall subject any Lender or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any LIBOR Advance, any of its Notes evidencing LIBOR Advances or its obligation to make LIBOR Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any LIBOR Advance or any other amounts due under this Agreement in respect of any LIBOR Advance, any of its Notes evidencing LIBOR Advances or its obligation to make LIBOR Advances, EXCLUDING (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts, (ii) franchise taxes imposed by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business," and (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide the Borrower with the appropriate form or forms required by Section 13.23, to the extent such forms are then required by applicable Laws;

                        (ii) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (INCLUDING any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurodollar Lending Office); or

                        (iii) shall impose on any Lender or its Eurodollar
            Lending Office or the Designated Eurodollar Market any other condition affecting any LIBOR Advance, any of its Notes evidencing
            LIBOR Advances, its obligation to make LIBOR Advances or this Agreement, or shall otherwise affect any of the same;

      and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its Eurodollar Lending Office of making or maintaining any LIBOR Advance or in respect of any LIBOR Advance, any of its Notes evidencing LIBOR Advances or its obligation to make LIBOR Advances or reduces the amount of any sum received or receivable by such Lender or its Eurodollar Lending Office with respect to any LIBOR Advance, any of its Notes evidencing LIBOR Advances or its obligation to make LIBOR Advances (assuming such Lender's Eurodollar Lending Office had funded 100% of its LIBOR Advance in the Designated Eurodollar Market), then, within five Business Days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's Eurodollar Lending Office had funded 100% of its LIBOR Advance in the Designated Eurodollar Market). A statement of any Lender claiming compensation under this subsection and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

                  (c) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its Eurodollar Lending Office to make, maintain or fund its portion of any LIBOR Advance or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon LIBOR, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make LIBOR Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and the Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender's LIBOR Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances on either (1) the last day of the LIBOR Period(s) applicable to such LIBOR Advances if such Lender may lawfully continue to maintain and fund such LIBOR Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such LIBOR Advances to such day(s), PROVIDED that in such event the conversion shall not be subject to payment of a prepayment fee under clause (e) of this Section. Each Lender agrees to endeavor promptly to notify the Borrower of any event of which it has actual knowledge, occurring after the date hereof, which will cause that Lender to notify the Administrative Agent under this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any LIBOR Loan or Advance, such Lender shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance. Any Lender whose obligation to make LIBOR Advances has been suspended under this Section shall promptly notify the Administrative Agent and the Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

                  (d)   If, with respect to any proposed LIBOR Loan:

                        (i) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Eurodollar Market for the applicable LIBOR Period; or

                        (ii) the Requisite Lenders advise the Administrative
            Agent that LIBOR as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable LIBOR Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable LIBOR Advances;

      then the Administrative Agent forthwith shall give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future LIBOR Advances shall be suspended.

                  (e) Upon payment or prepayment of any LIBOR Advance (OTHER THAN as the result of a conversion required under clause (c) of this Section) on a day other than the last day in the applicable LIBOR Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of the Borrower (for a reason other than the failure of a Lender to make an Advance) to borrow on the date or in the amount specified for a LIBOR Advance in any Request for Loan, or upon the failure of the Borrower to prepay a LIBOR Loan or Advance on the date specified in a notice of prepayment delivered to the Administrative Agent pursuant to Section 3.1(f), the Borrower shall pay to the appropriate Lender within ten Business Days after demand a prepayment fee, failure to borrow fee or failure to prepay fee, as the case may be (determined as though 100% of that Lender's LIBOR Advance had been funded in the Designated
      Eurodollar Market), equal to the SUM OF:

                        (i) the principal amount of the LIBOR Advance prepaid or not borrowed or prepaid, as the case may be, TIMES [the number of days from and including the date of prepayment or failure to borrow or prepay, as applicable, to but excluding the last day in the applicable LIBOR Period], DIVIDED BY 360, TIMES the applicable Interest Differential (PROVIDED that the product of the foregoing formula must be a positive number); PLUS

                        (ii) all out-of-pocket expenses incurred by the Lender reasonably attributable to such payment, prepayment or failure to borrow.

      Each Lender's determination of the amount of any prepayment fee, failure to borrow fee or failure to prepay fee payable under this Section shall be conclusive in the absence of manifest error.

                  (f) Each Lender agrees to endeavor promptly to notify the Borrower of any event of which it has actual knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to clause (a) or clause (b) of this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from the Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Lender.

                  (g) If any Lender claims compensation or is excused from making or continuing LIBOR Loans or Advances under this Section, the Borrower may at any time, upon at least four (4) LIBOR Business Days' prior notice to the Administrative Agent and such Lender and upon payment in full of the amounts provided for in this Section through the date of such payment PLUS any prepayment fee (subject to clause (c) of this Section) required by clause (e) of this Section, pay in full the affected LIBOR Advances of such

      Lender or request that such LIBOR Advances be converted to Base Rate Advances.

            3.9 DEFAULT RATE. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, or at the option of the Requisite Lenders upon the occurrence and during the continuance of any Event of Default, the outstanding Loans, and any such delinquent fees, costs or other amounts, shall thereafter bear interest at a rate which is 2% per annum in excess of the otherwise applicable rate, and the outstanding Letters of Credit shall thereafter accrue fees at a rate which is 2% per annum in excess of the otherwise applicable fees, in each case to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts shall be compounded quarterly, on the last day of each calendar quarter, to the fullest extent permitted by applicable Laws.

            3.10 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate years shall be made on the basis of a year of 365 days and the actual number of days elapsed. All other interest and of all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. The Borrower acknowledges that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

            3.11 NON-BUSINESS DAYS. If any payment to be made by the Borrower or any other Party under any Loan Document shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

            3.12  MANNER AND TREATMENT OF PAYMENTS.

                  (a) Each payment hereunder (EXCEPT payments pursuant to Sections 3.7, 3.8, 13.3 and 13.11) or on the Notes or under any other Loan Document shall be made to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds (by wire transfer, debit of an a ccount with the Administrative Agent or by other means acceptable to the Administrative Agent) not later than 11:00 a.m.
      (OTHER than payments with respect to Swing Line Loans, which must be paid directly to the Swing Line Lender and received by 3:00 p.m.), California local time, on the day of payment (which must be a Business
      Day). All payments received after such time, on any Business Day, shall be deemed received on the next succeeding Business Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California local time, on a Business Day and not so made available to the account of a Lender on that Business Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

                  (b) Each payment or prepayment on account of any Loan shall be made and applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.

                  (c) Each Lender shall use its best efforts to keep a record (which may be in tangible or electronic or other intangible form) of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 12.6(g), such record shall, as against the Borrower, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, the failure by any Lender to keep such a record shall not affect the Borrower's obligation to pay the Revolving Obligations.

            3.13 TAXES. Each payment of any amount payable by the Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, EXCLUDING (i) taxes imposed on or measured in whole or in part by overall net income, gross income or gross receipts, (ii) franchise taxes imposed on any Lender by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and (iv) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide the Borrower with the appropriate form or forms required by Section 13.23, to the extent such forms are then available under applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that the Borrower or any other Party is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, they shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to the Borrower or the relevant Party.

            3.14 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in the Designated Market or in any other particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

            3.15 FAILURE TO CHARGE NOT SUBSEQUENT WAIVER. Any decision by the Administrative Agent or any Lender not to require payment of any interest (INCLUDING interest at the Default Rate), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (INCLUDING interest at the Default Rate), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

            3.16 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME PAYMENTS WILL BE MADE BY THE BORROWER. Unless the Administrative Agent shall have been notified by the Borrower prior to the date on which any payment to be made by the Borrower hereunder is due that the Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that the Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If the Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the

Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

            3.17 CONCERNING THE TAX EXEMPT LOANS. In the event that any Lender notifies the Administrative Agent and the Borrower that such Lender has:

                  (a) received notice that the United States Internal Revenue Service, or any court of the United States of America, has determined that interest on any Tax Exempt Loan is includable in the gross income of the owner thereof for federal income tax purposes, or that any Tax Exempt Loan is not a qualified tax-exempt obligation for purposes of Section 265(b) of the Code; or

                  (b) received an opinion of an attorney nationally recognized as knowledgeable in the issuance of tax-exempt obligations by states, local governments and Indian tribes that interest on any Tax Exempt Loan is includable in the gross income of the owner thereof for federal income tax purposes, or that any Tax Exempt Loan is not a qualified tax-exempt obligation for purposes of Section 265(b) of the Code; THEN:

                        (x) the interest rate borne by such Tax Exempt Loan shall be increased, retroactive to the date as of which such interest is so includable in gross income or the date as of which such Tax Exempt Loan is not regarded as a qualified tax-exempt obligation, as the case may be, to the Base Rate, PLUS the Base Rate Margin, PLUS 2.00% per annum; and

                        (y) the Borrower shall, within thirty days of the receipt of such notice, pay to the Administrative Agent an amount equal to the difference between the interest actually paid on such Tax Exempt Loan and the amount of interest that would have been paid thereon had such Tax Exempt Loan borne interest at the rate described in the foregoing clause (x) from the date as of which such interest is so includable in gross income or the date as of which such Tax Exempt Loan is not regarded as a qualified tax-exempt obligation, as the case may be.

      The obligation of the Borrower to make the payment described in the foregoing clause (y) shall survive for five years following the date on which the Commitments are terminated and all Tax Exempt Loans are fully paid.

                  (c) Upon payment or prepayment of any Tax Exempt Advance on a day other than the last day in the applicable Tax Exempt Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of the Borrower (for a reason other than the failure of a Lender to make an Advance) to borrow on the date or in the amount specified for a Tax Exempt Advance in any Request for Loan, or upon the failure of the Borrower to prepay a Tax Exempt Loan or Advance on the date specified in a notice of prepayment delivered to the Administrative Agent pursuant to Section 3.1(f), the Borrower shall pay to the appropriate Lender within ten Business Days after demand a prepayment fee, failure to borrow fee or failure to prepay fee, as the case may be in an amount equal to all costs determinated by such Lender to be directly or indirectly attributable to such payment, prepayment or failure (determined as though 100% of that Lender's Tax Exempt Advance had been funded in the Designated Eurodollar Market), together with all out-of-pocket expenses incurred by the Lender reasonably attributable to such payment, prepayment or failure to borrow. Each Lender's determination of the amount of any prepayment fee, failure to borrow fee or failure to prepay fee payable under this Section shall be conclusive in the absence of manifest error.

            3.18 FEE DETERMINATION DETAIL. The Administrative Agent and any Lender shall provide reasonable detail to the Borrower regarding the manner in which the amount of any payment to the Creditors, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.

            3.19 SURVIVABILITY. All of the Borrower's obligations under Sections 3.7 and 3.8 shall survive for ninety days following the date on which the Commitments are terminated, all Revolving Obligations hereunder are fully paid and all Letters of Credit have expired.

                                   ARTICLE 4.
                   REPRESENTATIONS AND WARRANTIES OF THE TRIBE

            In order to induce the Creditors to enter into this Agreement and the other Loan Documents, the Tribe represents and warrants to the Creditors that, as of the Closing Date (but not as of any date subsequent thereto):

            4.1 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. The Tribe is federally recognized as a Indian Tribe pursuant to a determination of the Secretary of the Interior, and as an Indian Tribal government pursuant to Sections 7701(a)(40)(A) and 7871(a) of the Internal Revenue Code, Title 26 U.S.C. Each of the Tribe and the Borrower is or will be qualified to issue obligations the interest on which is exempt from gross income for federal income tax purposes under Sections 103 and 7871(c) of the Code as of the issuance of each Tax Exempt Loan. Each of the Tribe and the Borrower is a non-taxable entity for purposes of federal income taxation under the Internal Revenue Code, Title 26 U.S.C., and the gaming revenues of the Borrower are exempt from federal income taxation. To the extent required by Law, the Tribe and the Borrower are qualified to do business and is in good standing under the laws of each jurisdiction in which it is required to be qualified by reason of the location or the conduct of its business. The Tribe and the Borrower each has all requisite power and authority to conduct its business, to own and lease its Properties, to execute and deliver each Loan Document and to perform the Revolving Obligations. The Tribe and the Borrower each is in material compliance with the terms of the Compact, the Gaming Ordinance and with all Laws and other legal requirements applicable to its existence and business (including without limitation, IGRA and all Gaming Laws), has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, EXCEPT where the failure so to file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

            4.2 AUTHORITY; COMPLIANCE WITH OTHER AGREEMENTS AND INSTRUMENTS AND GOVERNMENT REGULATIONS. The execution, delivery and performance by the Tribe and the Borrower of the Loan Documents have been duly authorized by all necessary Tribal Council action and other action, and do not:

                  (a) require any consent or approval not heretofore obtained of any enrolled tribal member or Tribal Council member, security holder or creditor;

                  (b) violate or conflict with any provision of the Constitution, charter, bylaws or other governing documents of the Tribe or the Borrower;

                  (c) result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Gaming Assets now owned or leased or hereafter acquired (except as described in Section 7.8);

                  (d) violate any Law or Requirement of Law, including any Gaming Law, applicable to the Tribe or the Borrower;

                  (e) constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under Section 548 of the Bankruptcy Code of 1978, as amended, or constitute a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any applicable jurisdiction;

                  (f) result in a material breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a material breach of or default under, or cause or permit the acceleration of any obligation owed under, any mortgage, indenture or loan or credit agreement or any other Contractual Obligation to which the Tribe or the Borrower is a party or by which the Tribe or the Borrower or any of its Property is bound or affected; or

                  (g) require any consent or approval of any Governmental Agency, or any notice to, registration or qualification with any Governmental Agency, not heretofore obtained or obtained concurrently with the Closing Date;

and neither the Tribe nor the Borrower is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(f), in any respect that constitutes a Material Adverse Effect.

            4.3 NO GOVERNMENTAL APPROVALS REQUIRED. No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is required to authorize or permit under applicable Laws the execution, delivery, performance and enforcement by the Borrower of the Loan Documents, in each case which has not been made or obtained.

            4.4 GAMING ACTIVITIES OF THE TRIBE. All gaming activities of the Tribe constituting or relating to the ownership and operation of gaming facilities (including all Class II and Class III gaming activities within the meaning of IGRA) and all activities of the Tribe constituting or relating to the ownership of hotel, restaurant, entertainment and resort facilities, are conducted on behalf of the Tribe by the Borrower and not through any agency or instrumentality.

            4.5 TITLE TO PROPERTY. As of the Closing Date, the Borrower has good and valid title to all the Property reflected in the financial statements described in Section 5.6 OTHER THAN immaterial items of Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than as set forth in Schedule 7.8.

            4.6   [Intentionally Omitted]

            4.7 REAL PROPERTY. Schedules 4.7A and 4.7B set forth a summary description of all real property owned by the Tribe and the Borrower which is Gaming Assets, including the Real Property, which summary is accurate and complete in all material respects. All real, mixed and personal property which is operationally integral to the gaming activities of the Silver Star and the Golden Moon, are located upon the real property described on Schedules 4.7A and 4.7B. The sites of the Golden Moon and the Silver Star described on Schedules 4.7A and 4.7B are on lands the fee title to which is held by the United States of America in trust for the Tribe and over which the Tribe exercises "governmental power" within the meaning of IGRA. Such lands have been held in trust by the United States of America for the Tribe since prior to October 17, 1988 and constitute "Indian Lands" within the meaning of 25 U.S.C. Section 2703(4). These lands also constitute a part of the Mississippi Choctaw Indian Reservation under Public Law 106-228, 106 Congress, Second Session, Act of June 29, 2000.

            4.8 GOVERNMENTAL REGULATION. Except for the Tribe's Ordinance 56, the provisions of which have been complied with, the Borrower is not subject to regulation under any Law limiting or regulating its ability to incur Indebtedness for money borrowed, to grant Liens of the type contemplated by the Loan Documents to secure its obligations with respect to such Indebtedness or to otherwise perform the Revolving Obligations.

            4.9 BINDING OBLIGATIONS. The Loan Documents have been executed and delivered by the Tribe and the Borrower and constitute the legal, valid and binding obligations of the Tribe and the Borrower enforceable in accordance with their terms, and each Loan Document hereafter executed will, when executed and delivered, constitute the legal, valid and binding obligation of the Tribe and the Borrower, enforceable against the Tribe and the Borrower in accordance with its terms.

            4.10 NO DEFAULT. No event has occurred and is continuing that is a Default or an Event of Default.

            4.11 DISCLOSURE. No written statement made by or on behalf of the Tribe or the Borrower to the Administrative Agent or any Lender in connection with this Agreement or in connection with any Loan contains any untrue statement of a material fact or omits a material fact necessary in order to make the statement made not misleading in light of all the circumstances existing at the date the statement was made. There is no fact known to the Tribe or the Borrower (other than matters of a general economic nature or matters generally applicable to businesses of the types engaged in by the Borrower) which would constitute a Material Adverse Effect that has not been disclosed in writing to the Administrative Agent and the Lenders.

            4.12 GAMING LAWS. The Tribe, the Borrower, the Casino Properties and the Existing Casino Operations are each in material compliance with all applicable Gaming Laws.

            4.13 ARBITRATION. To the extent that any dispute among the parties to the Loan Documents is subject to adjudication by the Tribe's Tribal Court, (i) the Regular Civil Division of the Mississippi Choctaw Tribal Court established pursuant to Section 1-3-1(2) of the Mississippi Choctaw Tribal Code has exclusive jurisdiction over all such matters, (ii) such court lacks discretion to refuse to compel arbitration among the parties to the dispute, and (iii) such court is obligated to honor and enforce any award by the arbitrator, without review of any nature by such court, (except as Specified in Sections 11-15-23 or 11-15-25, Mississippi Code Annotated
1972).

            4.14 FINANCIAL STATEMENTS. There are no Recourse Obligations existing as of the Closing Date which are not included as liabilities on the financial statements of the Borrower referred to in Section 5.6 (whether or not the Borrower is described as the borrower or obligor with respect to such Recourse Obligations).

                                   ARTICLE 5.
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

            In order to induce the Creditors to enter into this Agreement and the other Loan Documents, the Borrower represents and warrants to the Creditors that:

            5.1 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. The Tribe is federally recognized as a Indian Tribe pursuant to a determination of the Secretary of the Interior, and as an Indian Tribal government pursuant to Sections 7701(a)(40)(A) and 7871(a) of the Internal Revenue Code, Title 26 U.S.C. Each of the Tribe and the Borrower is or will be able to issue obligations the interest on which is exempt from gross income for federal income tax purposes under Sections 103 and 7871(c) of the Code as of the issuance of each Tax Exempt Loan. Each of the Tribe and the Borrower is a non-taxable entity for purposes of federal income taxation under the Internal Revenue Code, Title 26 U.S.C., and the gaming revenues of the Borrower are exempt from federal income taxation. To the extent required by Law, the Tribe and the Borrower are qualified to do business and is in good standing under the laws of each jurisdiction in which it is required to be qualified by reason of the location or the conduct of its business. The Tribe and the Borrower each has all requisite power and authority to conduct its business, to own and lease its Properties, to execute and deliver each Loan Document and to perform the Revolving Obligations. The Tribe and the Borrower are in material compliance with the terms of the Compact, the Gaming Ordinance and with all Laws and other legal requirements applicable to its existence and business (including without limitation, IGRA and all Gaming Laws), has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, EXCEPT where the failure so to file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

            5.2 AUTHORITY; COMPLIANCE WITH OTHER AGREEMENTS AND INSTRUMENTS AND GOVERNMENT REGULATIONS. The execution, delivery and performance by the Tribe and the Borrower of the Loan Documents have been duly authorized by all necessary Tribal Council action, tribal membership action and other action, and do not:

                  (a) require any consent or approval not heretofore obtained of any enrolled tribal member or Tribal Council member, security holder or creditor;

                  (b) violate or conflict with any provision of the Constitution, charter, bylaws or other governing documents of the Tribe or the Borrower;

                  (c) result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Gaming Assets now owned or leased or hereafter acquired (except as described in Section 7.8);

                  (d) violate any Law or Requirement of Law, including any Gaming Law, applicable to the Tribe or the Borrower;

                  (e) constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under Section 548 of the Bankruptcy Code of 1978, as amended, or constitute a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any applicable jurisdiction;

                  (f) result in a material breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a material breach of or default under, or cause or permit the acceleration of any obligation owed under, any mortgage, indenture or loan or credit agreement or any other Contractual Obligation to which the Tribe or the Borrower is a party or by which the Tribe or the Borrower or any of its Property is bound or affected; or

                  (g) require any consent or approval of any Governmental Agency, or any notice to, registration or qualification with any Governmental Agency, not heretofore obtained or obtained concurrently with the Closing Date;

and neither the Tribe nor the Borrower is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 5.2(f), in any respect that constitutes a Material Adverse Effect.

            5.3 NO GOVERNMENTAL APPROVALS REQUIRED. No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is required to authorize or permit under applicable Laws the execution, delivery, performance and enforcement by the Tribe and the Borrower of the Loan Documents, in each case which has not been made or obtained. Without limitation on the foregoing, the approval of the Bureau of Indian Affairs is not required for the execution, delivery or performance of the Loan Documents.

            5.4 GAMING ACTIVITIES OF THE TRIBE. All gaming activities of the Tribe constituting or relating to the ownership and operation of gaming facilities (including all Class II and Class III gaming activities within the meaning of IGRA) and all activities of the Tribe constituting or relating to the ownership of hotel, restaurant, entertainment and resort facilities, are conducted on behalf of the Tribe by the Borrower and not through any agency or instrumentality.

            5.5 NO MANAGEMENT CONTRACT. To the best knowledge of the Borrower, based upon the advice of its counsel, neither this Agreement nor the other Loan Documents, taken individually or as a whole, constitute "management contracts" or "management agreements" within the meaning of Section 12 of IGRA, or deprive the Tribe or the Borrower of the sole proprietary interest and responsibility of the conduct of gaming activity at Existing Casino Operations.

            5.6 FINANCIAL STATEMENTS. The Borrower has furnished to the Lenders (a) the audited financial statements of the Tribe as at September 30, 1998, and for the fiscal year then ended, (b) audited financial statements of the Tribe as at September 30, 1999, (c) the draft audited financial statements of the Silver Star for the fiscal year ended September 30, 2000, and (d) the draft audited financial statements of Borrower for the Fiscal Year ended September 30, 2000. The financial statements described in (a) and (b) above fairly present the financial condition and the results of operations of the Tribe as at such dates and for such periods in accordance with Generally Accepted Accounting Principles consistently applied, EXCEPT in the case of the financial statements described in clause (b) above, for any requirement for footnote disclosures. The financial statements described in (c) and (d) above fairly present the financial condition and the results of operations of the Silver Star and the Borrower, respectively, as at such dates and for such periods in accordance with Generally Accepted Accounting Principles consistently applied.

            5.7 FINANCIAL STATEMENTS OF THE BORROWER. There are no Recourse Obligations existing as of the Closing Date which are not included as liabilities on the financial statements of the Borrower referred to in Section
5.6 (whether or not the Borrower is described as the borrower or obligor with respect to such Recourse Obligations). Each financial statement of the Borrower or the Existing Casino Operations which is hereafter delivered in accordance with Section 9.1 includes as liabilities of the Borrower, all then existing Recourse Obligations, whether or not the Borrower is described as the borrower or obligor with respect thereto. No Excluded Property is described as an asset of the Existing Casino Operations on any balance sheet or other financial statement of the Existing Casino Operations provided to the Administrative Agent or the Lenders.

            5.8 NO OTHER LIABILITIES; NO MATERIAL ADVERSE EFFECT. As of the Closing Date, the Borrower does not have any material liability or material contingent liability not reflected or disclosed in the draft financial statements described in Section 5.6(b). No event or circumstance that constitutes a Material Adverse Effect has occurred since September 30, 1998. As of the date of each Advance made following the Closing Date, no event or circumstance has occurred since the Closing Date that constitutes a Material Adverse Effect.

            5.9 TITLE TO AND LOCATION OF PROPERTY. As of the Closing Date, the Borrower has good and valid title to all the Property reflected in the financial statements described in Section 5.6 OTHER THAN immaterial items of Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than as set forth in Schedule 7.9.

            5.10 REAL PROPERTY. Schedules 4.7A and 4.7B set forth a summary description of all real property owned by the Tribe and the Borrower which is Gaming Assets, including the Real Property, which summary is accurate and complete in all material respects. All real, mixed and personal property which is operationally integral to the gaming activities of the Silver Star and the Golden Moon, are located upon the real property described on Schedules 4.7A and 4.7B. The site of the Golden Moon described on Schedule 4.7B is on lands the fee title to which is held by the United States of America in trust for the Tribe and over which the Tribe exercises "governmental power" within the meaning of IGRA. Such lands have been held in trust by the United States of America for the Tribe since prior to October 17, 1988 and constitute "Indian Lands" within the meaning of 25 U.S.C. Section 2703(4). These lands also constitute a part of the Mississippi Choctaw Indian Reservation under Public Law 106-228, 106 Congress, Second Session, Act of June 29, 2000.

            5.11 INTANGIBLE ASSETS. The Borrower owns, or possesses the right to use, (or in the case of the Golden Moon has applied for the right to use) to the extent necessary in the business of the Existing Casino Operations, all trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of the business of the Existing Casino Operations as now operated and which are material to the condition (financial or otherwise), business or operations of the Existing Casino Operations, and no such Intangible Asset conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.

            5.12 GOVERNMENTAL REGULATION. Except for the Tribe's Ordinance 56, the provisions of which have been complied with, the Borrower is not subject to regulation under any Law limiting or regulating its ability to incur Indebtedness for money borrowed, to grant Liens of the type contemplated by the Loan Documents to secure its obligations with respect to such Indebtedness or to otherwise perform the Revolving Obligations.

            5.13 LITIGATION. EXCEPT for (a) any matter fully covered (subject to applicable deductibles and retentions) by insurance and with respect to which the insurance carrier has not denied coverage, nor issued any denial of claim, nor any other statement that the claim is in excess of coverage, and (b) any matter, or series of related matters, not fully covered by insurance (subject to applicable deductibles and retentions) involving a claim against the Borrower which is, in the reasonable opinion of the Borrower's independent legal counsel, in an amount less than $1,000,000, there are no actions, suits, proceedings or investigations pending as to which the Borrower has been served or have received notice or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of its Property before any Governmental Agency.

            5.14 BINDING OBLIGATIONS. The Loan Documents have been executed and delivered by the Tribe and the Borrower and constitute the legal, valid and binding obligations of the Tribe and the Borrower enforceable in accordance with their terms, and each Loan Document hereafter executed will, when executed and delivered, constitute the legal, valid and binding obligation of the Tribe and the Borrower, enforceable against the Tribe and the Borrower in accordance with its terms.

            5.15 NO DEFAULT. No event has occurred and is continuing that is a Default or an Event of Default.

            5.16 ERISA. As of the Closing Date neither the Borrower nor any ERISA Affiliate maintains, contributes to or is required to contribute to any "employee pension benefit plan" that is subject to Title IV of ERISA.

            5.17 REGULATIONS T, U AND X; INVESTMENT COMPANY ACT. No part of the proceeds of any Loan or other extension of credit hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any "margin stock" (as such term is defined in Regulations T, U and X) in violation of Regulations T, U and X. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock." The Borrower is not required to be registered as an "investment company" under the Investment Company Act of 1940.

            5.18 DISCLOSURE. No written statement made by or on behalf of the Tribe or the Borrower to the Administrative Agent or any Lender in connection with this Agreement or in connection with any Loan contains any untrue statement of a material fact or omits a material fact necessary in order to make the statement made not misleading in light of all the circumstances existing at the date the statement was made. There is no fact known to the Tribe or the Borrower (other than matters of a general economic nature or matters generally applicable to businesses of the types engaged in by the Borrower) which would constitute a Material Adverse Effect that has not been disclosed in writing to the Administrative Agent and the Lenders.

            5.19 TAX LIABILITY. The Borrower has filed all tax returns which are required to be filed, and has paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by the Borrower, EXCEPT such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained.

            5.20 PROJECTIONS. As of the Closing Date, to the best knowledge of the Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to the Borrower and no material assumption is omitted as a basis for the Projections, and the Projections are reasonably based on such assumptions. Nothing in this Section shall be construed as a representation, warranty or covenant that the Projections in fact will be achieved.

            5.21 EMPLOYEE MATTERS. There is no strike or work stoppage in existence or, to the Borrower's knowledge, threatened involving the Borrower that would constitute a Material Adverse Effect.

            5.22 GAMING LAWS. The Borrower, the Casino Properties and the Existing Casino Operations are each in material compliance with all applicable Gaming Laws.

            5.23 HAZARDOUS MATERIALS. Neither the Borrower nor to the best knowledge of each Senior Officer of the Borrower any predecessor in title or any third person at any time occupying or present on the Real Property at any time, has disposed of, discharged, released or threatened the release of any material amount of Hazardous Materials on, from or under such real property in any manner that violates any Hazardous Materials Law. No condition exists that violates any Hazardous Material Law affecting the Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect. The Real Property and each portion thereof is not and has not been utilized by the Borrower as a site for the manufacture of any Hazardous Materials and is in compliance in all material respects with all Hazardous Materials Laws. To the extent that any Hazardous Materials have been, or are, used, generated or stored by the Borrower on any Real Property, or transported to or from such Real Property by the Borrower, such use, generation, storage and transportation have been and are, in compliance in all material respects with all Hazardous Materials Laws.

            5.24 ARBITRATION. To the extent that any dispute among the parties to the Loan Documents is subject to adjudication by the Tribe's Tribal Court, (i) the Regular Civil Division of the Mississippi Choctaw Tribal Court established pursuant to Section 1-3-1(2) of the Mississippi Choctaw Tribal Code has exclusive jurisdiction over all such matters, (ii) such court lacks discretion to refuse to compel arbitration among the parties to the dispute, and (iii) such court is obligated to honor and enforce any award by the arbitrator, without review of any nature by such court (except as Specified in Sections 11-15-23 or 11-15-25, Mississippi Code Annotated 1972).

            5.25 LIENS. The Deposit Account Agreements and the Security Agreement create a valid first priority security interests in the Collateral described therein securing the Revolving Obligations which security interest is pari passu with that securing the Term Obligations, and all action necessary to perfect the security interests so created, other than filing of the UCC-1 financing statements delivered to the Administrative Agent pursuant to Section
10.1 with the appropriate Governmental Agency have been taken and completed.

            5.26 DEPOSIT ACCOUNTS. Each deposit, brokerage or other similar account containing any Cash or Cash Equivalents which are Gaming Assets is listed on Schedule 5.26 (or has been disclosed in writing to the Administrative Agent) and (with the exception of the Senior Financing Account and the Reserve Account) is subject to the Lien of the Collateral Agent pursuant to a Deposit Account Agreement.

            5.27  THE TAX EXEMPT LOANS. Borrower reasonably expects that:

                  (a) no less than 10 percent of the spendable proceeds of the Tax Exempt Notes will be spent for the governmental purposes of the issue within the 1-year period beginning on the date of the initial Tax Exempt Advance;

                  (b) no less than 30 percent of the spendable proceeds of the Tax Exempt Notes will be spent for such purposes within the 2-year period beginning on such date;

                  (c) no less than 60 percent of the spendable proceeds of the Tax Exempt Notes will be spent for such purposes within the 3-year period beginning on such date; and

                  (d) no less than 85 percent of the spendable proceeds of the Tax Exempt Notes will be spent for such purposes within the 5-year period beginning on such date.

For purposes of the foregoing, "spendable proceeds" is intended to refer to all proceeds of issuance of the Tax Exempt Notes. No Tax Exempt Loan will be a "hedge bond" within the meaning of Section 149(g) of the Code.

All facilities financed with proceeds of a Tax Exempt Loan will be owned and maintained by the Tribe and the Borrower and available for use by members of the general public on a substantially equal basis. Neither the Tribe nor the Borrower shall not enter into any lease, use or other agreement with any non-governmental person relating to the use of any facilities financed with the proceeds of a Tax Exempt Loan which would cause the Tax Exempt Loan to be considered a "private activity bond" or "private loan bond" within the meaning of Section
141 of the Code. Substantially all (90% or more) of the net proceeds of each Tax Exempt Loan will be used to finance or refinance the costs of facilities which constitute "essential government functions" of the Borrower and the Tribe.

            5.28 THE PROPOSED SENIOR FINANCING. Prior to the incurrence of the Proposed Senior Financing (including any refinancings thereof), (a) provide the Administrative Agent and the Lenders with drafts of the instruments, documents and agreements pursuant to which the same shall be issued, which instruments, documents and agreements shall not contain terms which are, taken as a whole, more restrictive upon the Borrower and the Tribe than those contained in the Loan Documents, and (b) obtain the written approval of the Administrative Agent of such instruments, documents and agreements, which approval shall not be unreasonably withheld, delayed or conditioned.

                                   ARTICLE 6.
                              AFFIRMATIVE COVENANTS
                           (OTHER THAN INFORMATION AND
                             REPORTING REQUIREMENTS)

            So long as any Advance remains unpaid, any Letter of Credit remains outstanding, or any other Revolving Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, the Borrower shall, unless the Administrative Agent (with the approval of the Requisite Lenders) otherwise consents:

            6.1 PAYMENT OF TAXES AND OTHER POTENTIAL LIENS. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon the Borrower or its Property or any part thereof, upon its income or profits or any part thereof or (to the extent that the same arise after the Closing Date) any tax assessment, governmental charges or levies imposed upon any right or interest of the Administrative Agent or any Lender under any Loan Document, EXCEPT that the Borrower shall not be required to pay or cause to be paid (a) any income or gross receipts tax or any other tax on or measured by income generally applicable to banks, and (b) any tax, assessment, charge or levy that is not yet delinquent, or is being contested in good faith by appropriate proceedings, so long as the Borrower has established and maintained adequate reserves for the payment of the same and by reason of such nonpayment and contest no material item or portion of Gaming Assets is in jeopardy of being seized, levied upon or forfeited.

            6.2 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of the intellectual property of the Borrower associated with the Existing Casino Operations and all other depreciable Gaming Properties of the Borrower in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of such Properties, EXCEPT that the failure to maintain, preserve and protect a particular item of depreciable Property that is not of significant value, either intrinsically or to the operations of the Borrower shall not constitute a violation of this covenant, and maintain its ownership of all intellectual property and licenses thereof necessary for the operation of Existing Casino Operations.

            6.3 MAINTENANCE OF INSURANCE. Maintain liability, casualty and other insurance with respect to itself and all Gaming Assets (subject to customary deductibles and retention) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Borrower operates and, in any event, (a) workers' compensation insurance, to the extent required to comply with all applicable state, territorial and United States laws and regulations, (b) comprehensive general liability insurance with minimum limits of $2,000,000, (c) umbrella liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $100,000,000, (d) property insurance protecting the Existing Casino
Operations for possible damage by fire, lightning, wind-storm other damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane and such other risks and hazards as are from time to time covered by an "all risk" policy or a property policy covering "special" causes of loss. Such insurance shall provide coverage of not less than 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements with a deductible no greater than $500,000, and (e) such insurance with respect to the Real Property as is maintained as of the Closing Date as described in Schedule 6.3.

            6.4 COMPLIANCE WITH LAWS. Comply with all Requirements of Laws noncompliance with which would constitute a Material Adverse Effect, EXCEPT that the Borrower need not comply with a Requirement of Law then being contested by it in good faith by appropriate proceedings.

            6.5 PRESERVATION OF LICENSES AND PERMITS. Preserve and maintain all authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of the business of Existing Casino Operations, and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its Properties EXCEPT where the failure to preserve and maintain any such authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits or registrations or to so qualify or remain qualified would not constitute a Material Adverse Effect.

            6.6 INSPECTION RIGHTS. Upon reasonable notice, at any time during regular business hours and as often as requested upon reasonable prior notice to the Borrower and the Choctaw Gaming Commission (but not so as to unreasonably interfere with the business of the Existing Casino Operations), permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect Existing Casino Operations, and to discuss the affairs, finances and accounts of the Existing Casino Operations with the Borrower and with any of its officers, key employees, and accountants, and, upon request, furnish promptly to the Administrative Agent or any Lender true copies of all financial information made available to the Tribal Council or Chief of the Tribe or to the senior management of the Existing Casino Operations. All reasonable expenses incurred by the Creditors in connection with this Section shall be promptly reimbursed by the Borrower.

            6.7 CONSTRUCTION MATTERS. Without limitation on other provisions of this Agreement,

                  (a) provide the Construction Consultant any and all requested access to the Golden Moon Project site;

                  (b) cooperate in the preparation of each Construction Progress Report and, if requested by the Administrative Agent, cause the Golden Moon Project's architect and general contractor to certify that the improvements constructed as of the date of any Construction Progress Report conform to the Approved Plans (or, in the proper case, the Preliminary Plans) in all material respects;

                  (c) maintain a full set of working drawings at the construction office for the Golden Moon Project for review by the Construction Consultant; and

                  (d) within 15 days following any request by the Administrative Agent, deliver (i) then current construction plans for the Golden Moon Project certified as true and correct by the architect and the project engineer for the Golden Moon Project, (ii) a then current list of the names, addresses and telephone numbers of each material contractor, subcontractor and material supplier with respect to the Golden Moon Project and the dollar value and amounts paid with respect to the related contracts, and (iii) then current versions of the construction schedule for all uncompleted work on the Golden Moon Project and all executed contracts and subcontracts for such work.

            6.8 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over the Borrower.

            6.9 COMPLIANCE WITH AGREEMENTS. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and instruments to which it is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, PROVIDED that the good faith failure of the Borrower to comply with Contractual Obligations involving an amount of money which is less than $1,000,000 or Property having a value of less than $1,000,000 shall not constitute a breach of this covenant for so long as the Borrower is attempting, through the exercise of diligent efforts, to comply therewith.

            6.10 USE OF PROCEEDS. Use the proceeds of the Loans and Letters of Credit (in conjunction with the proceeds of the Other Senior Financing) (a) in the case of Loans and Letters of Credit under the Revolving Commitment, (i) to finance design, development and construction costs associated with the Golden Moon Project in accordance with the Approved Plans and the Approved Budget (including by way of reimbursement of costs associated therewith advanced by the Tribe from time to time (except to the extent that such costs are used as an offset to the amount which must be deposited by the Tribe pursuant to Section 7.21(b)(ii))and demonstrated as such to the reasonable satisfaction of the Administrative Agent), (ii) to provide for working capital availability for the gaming operations of the Borrower, (iii) to finance Capital Expenditures described herein, and (iv) for general purposes of the Borrower and other permitted distributions of the Tribe, and (b) in the case of Loans under the Tax Exempt Commitment, only for "essential governmental functions" of the Borrower and the Tribe within the meaning of Section 7871(e) of the Code and in a manner which assures that the interest on the Tax Exempt Loans shall not be includable in gross income of the Lenders for federal income tax purposes.

            6.11 HAZARDOUS MATERIALS LAWS. Keep and maintain the Real Property and each portion thereof in compliance in all material respects with all Hazardous Materials Laws and promptly advise Administrative Agent in writing of
(a) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing pursuant to any applicable Hazardous Materials Laws, (b) any and all claims made or threatened in writing, and received by the Borrower, by any third party against the Borrower or the Real Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of the Borrower or the Tribe of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property that could reasonably be expected to cause the Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Real Property under any Hazardous Materials Laws, PROVIDED that the good faith failure of the Borrower to comply with Hazardous Materials Laws shall not constitute a breach of this covenant if (a) the Borrower is diligently attempting to comply therewith, and (b) no Gaming Assets having a value in excess of $1,000,000 is affected by such non-compliance or is in jeopardy of seizure or closure as a result of such non-compliance.

            6.12 TAX EXEMPT LOANS. Take all actions necessary to maintain, and not take or permit any other Person to take any action which would have the result of adversely affecting, the status of (a) the interest on each Tax Exempt Loan as not includable in the gross income of the Lenders for federal income tax purposes, (b) each Tax Exempt Loan as not an "arbitrage bond" under Section 148 of the Code, and (c) each Tax Exempt Loan as a "qualified tax exempt obligation" under Section 265(b) of the Code.

                                   ARTICLE 7.
                       NEGATIVE COVENANTS OF THE BORROWER

            So long as any Advance remains unpaid, any Letter of Credit remains outstanding, or any other Revolving Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, the Borrower shall not, unless the Administrative Agent (with the approval of the Requisite Lenders) otherwise consents:

            7.1 PAYMENT OF SUBORDINATED OBLIGATIONS. Prepay any principal (INCLUDING sinking fund payments), interest or any other amount with respect to any Subordinated Obligations, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligations, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligations will be paid when due or otherwise provide for the defeasance of any Subordinated Obligations EXCEPT scheduled payments of interest made when no Default or Event of Default exists or would result therefrom.

            7.2 DISPOSITION OF PROPERTY. Make any Disposition of Gaming Assets, whether now owned or hereafter acquired, EXCEPT for Dispositions of Property specifically contemplated by Section 7.5.

            7.3 INVESTMENTS AND ACQUISITIONS. Make any Acquisition using Gaming Assets, or enter into any agreement to make any Acquisition using Gaming Assets, or make or suffer to exist any Investment made using Gaming Assets,
EXCEPT:

                  (a)   Investments in Cash Equivalents;

                  (b) Investments in Subsidiaries to the extent in compliance with Section 8.5;

                  (c) Investments in the Paired Swap Agreement and any Secured Swap Agreements; and

                  (d) Following the Golden Moon Completion Date, other Investments which, when aggregated with Capital Expenditures made pursuant to Section 7.14(e), do not exceed the Post Completion Basket Amount.

            7.4 HOSTILE TENDER OFFERS. Use the proceeds of the Commitments or any other funds of the Borrower constituting Gaming Assets to directly or indirectly finance any offer to purchase or acquire, or to consummate a purchase or acquisition of, 5% or more of the capital stock of any corporation or other business entity if the board of directors or management of such corporation or business entity has notified the Borrower that it opposes such offer or purchase.

            7.5 DISTRIBUTIONS. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, EXCEPT:

                  (a)   Priority Distributions; and

                  (b) other Distributions to the Tribe made out of Available Cash Flow when no Default or Event of Default exists (and which do not result in any Event of Default), PROVIDED THAT:

                        (i) after giving effect to the making of the proposed Distribution, the Borrower is in PRO FORMA compliance with the Fixed Charge Coverage Ratio covenant set forth in Section 7.13 (at the performance level required for the next Fiscal Quarter occurring following that date), after adding to the denominator of the Fixed Charge Coverage Ratio the amount of the Distributions made or proposed to be made pursuant to this clause (b) during that Fiscal Quarter; and

                        (ii) the amount of any Distributions otherwise permitted under this clause (b) shall be reduced by the amount, if any, by which the Golden Moon Project is Out-of- Balance.

PROVIDED that in no event shall Borrower make any Distribution of funds used as a credit under Section 7.21(b)(ii).

            7.6   ERISA.

                  (a) At any time, permit any Pension Plan which is maintained by the Borrower or to which the Borrower is obligated to contribute on behalf of its employees, in such case if to do so would constitute a Material Adverse Effect, to:

                        (i) engage in any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code, Title 26, U.S.C.;

                        (ii) incur any material "accumulated funding deficiency," as that term is defined in Section 302 of ERISA; or

                        (iii) suffer a Termination Event to occur which may
            reasonably be expected to result in liability of the Borrower or any ERISA Affiliate thereof to the Pension Plan or to the PBGC or the imposition of a Lien on the Property of the Borrower or any ERISA Affiliate thereof pursuant to Section 4068 of ERISA.

                  (b) At any time, permit any Pension Plan which is maintained by the Borrower or to which the Borrower is obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable Laws in any respect that would result in a Material Adverse Effect.

            7.7 LINES OF BUSINESS. Engage in any material business using any Gaming Assets which is not fundamentally related to the Existing Casino Operations, use any material Gaming Assets for a purpose which is unrelated to the Existing Casino Operations, or make any fundamental change to the nature of the business operations of the Silver Star, the Golden Moon or any other Existing Casino Operation.

            7.8 LIENS; NEGATIVE PLEDGES; SALES AND LEASEBACKS. Create, incur, assume or suffer to exist any Lien or Right of Others of any nature upon or with respect to Gaming Assets; or suffer to exist any Negative Pledge with respect to any Gaming Assets; or engage in any sale and leaseback transaction with respect to any Gaming Assets; EXCEPT:

                  (a)   Permitted Encumbrances and Permitted Rights of Others;

                  (b) Liens and Negative Pledges in favor of the Administrative Agent or the Lenders under the Loan Documents;

                  (c) pari passu Liens and Negative Pledges on the same collateral (i) securing the Obligations (ii) securing the Term Obligations (including the Paired Swap Agreement), and (iii) to the extent created or incurred concurrently with the issuance thereof, securing the Proposed Senior Financing (and any refinancings thereof), PROVIDED that in the event that any such Liens or Negative Pledges securing the Proposed Senior Financing (or any refinancings thereof) are at any time released following the issuance of the Proposed Senior Financing, they shall not thereafter be renewed or suffered to exist;

                  (d) Existing Rights of Others and Negative Pledges disclosed in Schedule 7.8; and

                  (e) Purchase money Liens and associated Negative Pledges incurred with respect to Property acquired using the proceeds of Indebtedness and Capital Leases permitted under Section 7.9(d).

            7.9 RECOURSE INDEBTEDNESS AND CONTINGENT OBLIGATIONS. Waive its sovereign immunity with respect to any Indebtedness or Contingent Obligation in a manner which would create recourse to the Gaming Assets or any revenues thereof, or otherwise create, incur, assume or suffer to exist any Indebtedness or Contingent Obligation which constitutes a Recourse Obligation, EXCEPT:

                  (a) Indebtedness and Contingent Obligations in favor of the Lenders or the Administrative Agent under the Loan Documents;

                  (b) Indebtedness and Contingent Obligations under the Term Loan Agreement and the Paired Swap Agreement;

                  (c) Indebtedness and Contingent Obligations incurred prior to the Golden Moon Completion Date in an aggregate principal amount not in excess of $150,000,000 consisting of the Proposed Senior Financing PROVIDED THAT Section 7.19(c) is concurrently complied with, and refinancings thereof which do not result in an increase in the aggregate outstanding principal amount thereof;

                  (d) other Indebtedness and Contingent Obligations existing on the Closing Date in an aggregate principal amount not in excess of $500,000 and the renewal or refinancing, but not the increase, thereof;

                  (e) Subordinated Obligations the incurrence of which is reasonably approved by the Requisite Lenders and when no Default or Event of Default exists;

                  (f) purchase money Indebtedness and Capital Lease Obligations in an aggregate principal amount not to exceed $10,000,000; and

                  (g) Recourse Obligations in an aggregate principal amount not to exceed $5,000,000 incurred to finance design, development and construction of the Borrower's proposed employee training facility and administrative offices.

            7.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower which involves the Silver Star, the Golden Moon or any other Gaming Assets OTHER THAN (a) employment of enrolled tribal members, and the immediate family members of tribal members, on terms consistent with the past practices of the Borrower, and (b) other transactions on terms at least as favorable to the Borrower as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power (except that the Borrower may accord reasonable bid preferences to Tribal members and their businesses in accordance with Tribal Law) and, where the transaction involves more than $1,000,000, the terms of which are disclosed to the Lenders in writing.

            7.11 GAMING EXPENDITURES. Use any Gaming Assets for a purpose which is not related to the Existing Casino Operations, expend any funds which are Gaming Assets for any purpose which does not directly or indirectly benefit the Existing Casino Operations, or make any Capital Expenditure using funds of the Borrower which are Gaming Assets except to add to the Silver Star, to construct the Golden Moon Project or to further improve, maintain, repair, restore or refurbish the Existing Casino Operations, and except as otherwise expressly provided for in this Agreement.

            7.12 TOTAL LEVERAGE RATIO. Permit the Total Leverage Ratio, (a) as of the last day of any Fiscal Quarter ending during the period occurring between the Closing Date and the last day of the first Fiscal Quarter ending three or more calendar months following the Golden Moon Completion Date, to exceed 2.50:1.00, (b) as of the last day of the next two immediately succeeding Fiscal Quarters, to exceed 2.25:1.00, or (c) as of the last day of any subsequent Fiscal Quarter, to exceed 2.00:1.00.

            7.13 FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio, as of the last day of any Fiscal Quarter, to be less than 1.05:1.00, PROVIDED that as of the last day of any Fiscal Quarter as of which (a) Annualized Gaming EBITDA for the four Fiscal Quarter period then ended is not less than $140,000,000, and (b) the Borrower's cash balances as of such date are in excess of $25,000,000, then the required Fixed Charge Coverage Ratio shall be reduced to 1.00:1.00.

            7.14 CAPITAL EXPENDITURES. Make, or become legally obligated to make, any Capital Expenditure OTHER THAN:

                  (a) Maintenance Capital Expenditures with respect to the Silver Star in an aggregate amount not to exceed $10,000,000 in any Fiscal Year;

                  (b) $25,000,000 for expansion Capital Expenditures at the Silver Star during the term of this Agreement (or following its completion, the Golden Moon);

                  (c) Capital Expenditures to construct the Golden Moon Project in an aggregate amount not to exceed the SUM of $325,000,000 (including capitalized interest and Pre-Opening Expenses), in each case made pursuant to the Approved Budget;

                  (d) Maintenance Capital Expenditures with respect to the Golden Moon following the Golden Moon Completion Date in an aggregate amount not to exceed $10,000,000 in any Fiscal Year, and

                  (e) Following the Golden Moon Completion Date, other Capital Expenditures which, when aggregated with Investments made pursuant to
      Section 7.3(d), do not exceed the Post Completion Basket Amount.

            7.15 TAX EXEMPT LOANS. Fail to take all actions necessary to maintain, and shall not take or permit any other Person to take any action which would have the result of adversely affecting, the status of (a) the interest on each Tax Exempt Loan as not includable in the gross income of the Lenders for federal income tax purposes, (b) each Tax Exempt Loan as not an "arbitrage bond" under Section 148 of the Code, and (c) each Tax Exempt Loan as a "qualified tax exempt obligation" under Section 265(b) of the Code.

            7.16  TAX EXEMPT NOTES.

                  (a) NOT TO CAUSE INTEREST TO BECOME TAXABLE. Use, permit the use of, or omit to use Gross Proceeds or any other amounts (or any property the acquisition, construction or improvement of which is to be financed directly or indirectly with Gross Proceeds) in a manner that if made or omitted, respectively, would cause the interest on the Tax Exempt Notes to fail to be excluded, pursuant to section 103(a) of the Code, from the gross income of the owner thereof for federal income tax purposes. Without limiting the generality of the foregoing, unless and until the Borrower receives a written opinion of Bond Counsel to the effect that failure to comply with such covenant will not adversely affect the exclusion from gross income of the interest on the Tax Exempt Notes, the Borrower shall comply with each of the specific covenants in this Section.

                  (b) NO PRIVATE USE OR PRIVATE PAYMENTS. Except as would not cause the Tax Exempt Notes to become "private activity bonds" within the meaning of section 141 of the Code and the Tax Regulations and rulings thereunder:

                        (1) fail to require that one or more state or local governmental agencies (including Indian tribal governments or subdivisions thereof) exclusively own, operate and possess all property the acquisition, construction or improvement of which is to be financed or refinanced directly or indirectly with Gross Proceeds of the Tax Exempt Notes, or use or permit the use of such Gross Proceeds (including all contractual arrangements with terms different than those applicable to the general public) or any property acquired, constructed or improved with such Gross Proceeds in any activity carried on by any Nongovernmental Person, UNLESS such use is solely as a member of the general public; and

                        (2) permit the direct or indirect imposition of any charge or other payment on or by any person or entity who is treated as using Gross Proceeds of the Tax Exempt Notes or any property the acquisition, construction or improvement of which is to be financed or refinanced directly or indirectly with such Gross Proceeds, other than taxes of general application within the Tribe or interest earned on investments acquired with such Gross Proceeds pending application for their intended purposes.

The Borrower understands and acknowledges that "use" of Gross Proceeds may arise by reason of an ownership, lease, or management arrangement with respect to the financed property or, more generally, by reason of any arrangement that provides to a Nongovernmental Person any rights, priorities or other special legal entitlements with respect to any financed property different from those enjoyed by members of the general public. The Borrower shall not permit any Nongovernmental Person to lease any portion of any financed property, or to provide services with respect to a function of any financed property unless the arrangement for such services satisfies the guidelines set forth in Revenue Procedure 97-13 (pertaining to "qualified management contracts"), unless the Borrower shall first have obtained the opinion of Bond Counsel that such arrangements will not adversely affect the exclusion pursuant to section 103(a) of the Code of interest on the Tax Exempt Notes from the gross income of the owners thereof.

                  (c) NO PRIVATE LOAN. Except as would not cause the Tax Exempt Notes to become a "private activity bond" within the meaning of section 141 of the Code and the Tax Regulations and rulings thereunder, use or permit the use of Gross Proceeds to make or finance loans to any person or entity other than a state or local government (including Indian tribal governments or subdivisions thereof). For purposes of this clause
      (c), such Gross Proceeds are considered to be "loaned" to a person or entity if: (1) property acquired, constructed or improved with such Gross Proceeds is sold or leased to such person or entity in a transaction that creates a debt for federal income tax purposes; (2) capacity in or service from such property is committed to such person or entity under a take-or-pay, output or similar contract or arrangement; or (3) indirect benefits, or burdens and benefits of ownership, of such Gross Proceeds or any property acquired, constructed or improved with such Gross Proceeds are otherwise transferred in a transaction that is the economic equivalent of a loan.

                  (d) NOT TO INVEST AT HIGHER YIELD. Except as would not cause the Tax Exempt Notes to become an "arbitrage bond" within the meaning of section 148 of the Code and the Tax Regulations and rulings thereunder, not at any time prior to the later of the final stated maturity of the Tax
      Exempt Notes or the date on which the last Tax Exempt Advance is finally repaid directly or indirectly invest or permit the investment of Gross Proceeds of such Issue in any Appropriate Investment, if as a result of such investment the Yield of any Appropriate Investment acquired with Gross Proceeds of that Issue, whether then held or previously disposed of, would materially exceed the Yield of the Tax Exempt Notes within the meaning of said section 148.

                  (e)   NO FEDERAL GUARANTEE. Except to the extent permitted by
      section 149(b) of the Code and the Tax Regulations and rulings thereunder, take or omit to take, or permit, any action that would cause the Tax Exempt Notes to be "federally guaranteed" within the meaning of section 149(b) of the Code and the Tax Regulations and rulings thereunder.

                  (f) INFORMATION REPORT. Fail to timely file or cause to be filed any information required by section 149(e) of the Code with respect to each Issue with the Secretary of the Treasury on Form 8038-G or such other form and in such place as the Secretary may prescribe.

                  (g) REBATE OF ARBITRAGE PROFITS. Except to the extent otherwise provided in section 148(f) of the Code and the Tax Regulations and rulings thereunder:

                        (1) Fail to account for all Gross Proceeds of each Issue (including all receipts, expenditures and investments thereof) on its books of account separately and apart from all other funds (and receipts, expenditures and investments thereof) or fail to retain all records of accounting for at least six years after the day on which the last Tax Exempt Advance is repaid. However, to the extent permitted by Law and this Agreement, the Borrower may commingle Gross Proceeds of any Issue with other money of the Borrower, PROVIDED THAT the Borrower separately accounts for each receipt and expenditure of Gross Proceeds of that Issue and the obligations acquired therewith.

                        (2) Not less frequently than each Computation Date with respect to each Issue, fail to calculate the Rebatable Amount in accordance with rules set forth in section 148(f) of the Code and the Tax Regulations and rulings thereunder, which the Borrower shall maintain with its official transcript of proceedings relating to the issuance of the Issue until six years after the final Computation Date in respect of that Issue.

                        (3) Fail to make rebate payments at the times and in the amounts as are or may be required by section 148(f) of the Code and the Tax Regulations and rulings thereunder, which payments shall be accompanied by Form 8038-T or such other forms and information as is or may be required by section 148(f) of the Code and the Tax Regulations and rulings thereunder.

                        (4) Fail to exercise reasonable diligence to assure that no errors are made in the calculations and payments required by paragraphs (2) and (3), or if an error is made, to discover and promptly correct such error within a reasonable amount of time thereafter (and in all events within one hundred eighty (180) days after discovery of the error), including payment to the United States of America of any additional Rebatable Amount owed to it, interest thereon, and any penalty imposed under section 1.148-3(h) of the Tax Regulations.

                  (h) NOT TO DIVERT ARBITRAGE PROFITS. Except to the extent permitted by section 148 of the Code and the Tax Regulations and rulings thereunder, fail prior to the earlier of the stated maturity of the Tax Exempt Notes or the date on which the last Tax Exempt Advance is repaid to enter into any transaction that reduces the amount required to be paid to the United States of America pursuant to clause (f) of this Section with respect to such Issue because such transaction results in a smaller profit or a larger loss than would have resulted if the transaction had been at arm's length and had the Yield of the Tax Exempt Notes not been relevant to either party.

                  (i) ELECTIONS. Fail to designate an appropriate officer of the Borrower to make elections permitted or required pursuant to the provisions of the Code or the Tax Regulations, as such representative (after consultation with Bond Counsel) deems necessary or appropriate in connection with the Tax Exempt Notes, in a Tax Certificate or similar or other appropriate certificate, form or document.

            7.17 GOLDEN MOON COMPLETION. Fail to cause the Golden Moon Completion Date to occur by September 30, 2002, and to cause all of the amenities described on Schedule 1.1B to be open and available for gaming patrons by such date.

            7.18 DEPOSIT ACCOUNTS. Fail to deposit and thereafter maintain all Cash and Cash Equivalents which are Gaming Assets into accounts which are subject to the Deposit Account Agreements, OTHER THAN (a) Cash and Cash Equivalents maintained at the Silver Star or the Golden Moon as cage cash, (b) Cash and Cash Equivalents withdrawn and expended in the ordinary course of the business of Borrower, (c) other nominal amounts reasonably required in connection with the operation of the Casinos for petty cash and other purposes, (d) that portion of proceeds of the Proposed Senior Financing deposited into the Senior Financing Account and (e) the Reserve Account.

            7.19  CONSTRUCTION COVENANTS.

                  (a) Fail to proceed diligently and without material interruption to construct and furnish the Golden Moon Project in accordance in all material respects with the Approved Plans and the Approved Budget.

                  (b) Make any change to the Approved Plans or Approved Budget which would (i) increase the overall Approved Budget to amount which is in excess of $325,000,000, (ii) result in any change in the scope of the Golden Moon Project so that the square footage of the casino area of the Golden Moon would be decreased by more than 5%, or (iii) delete or reduce any of the amenities described on Schedule 1.1B.

                  (c) Fail to construct the Golden Moon Project in a good and workmanlike manner in accordance with sound building practices and without material deviation from the Approved Plans, and comply in all material respects with all existing Laws and requirements of all Governmental Agencies having jurisdiction and in all material respects with all future Laws and requirements that become applicable to the Golden Moon Project.

                  (d) Purchase or contract for any materials, equipment, furnishings, fixtures or articles of personal property to be placed or installed on the Golden Moon Project under any security agreement or other agreement where the seller reserves or purports to reserve title or the right of removal or repossession (EXCEPT for such reservations as may arise solely by operation of Law), or the right to consider such materials personal property after their incorporation in the work of construction, unless the Administrative Agent in each instance has authorized the Borrower to do so in writing.

                  (e) Fail to promptly pay prior to delinquency (subject to applicable retentions) or otherwise discharge all claims and Liens for labor done and materials and services furnished in connection with the construction of the Golden Moon Project, EXCEPT for claims contested in good faith by appropriate proceedings and without prejudice to the construction timetable, PROVIDED that any such claims are covered by such payment bonds or other security, in each case as may be reasonably requested by the Administrative Agent.

                  (f) Fail to properly obtain, comply with and keep in effect all material permits, licenses and approvals which are customarily required to be obtained from Governmental Agencies in order to construct and occupy the Golden Moon Project as of the then current stage of construction, and deliver copies of all such permits, licenses and approvals to the Administrative Agent promptly following a written request therefor.

                  (g) Fail, within 15 days following any written request by the Administrative Agent, to deliver (i) then current construction plans for the Golden Moon Project certified as true and correct by the Golden Moon Project architect and the project engineer, (ii) a then current list of the names, addresses and telephone numbers of each material contractor, subcontractor and material supplier with respect to the Golden Moon Project and the dollar value and amounts paid with respect to the related contracts, and (iii) then current versions of the construction schedule for all uncompleted work on the Golden Moon Project and all executed contracts and subcontracts for such work;

                  (h) Fail to promptly notify the Administrative Agent if it takes title to any construction materials for the Golden Moon Project having a value in excess of $1,000,000 that are not located on the Tribe's reservation lands, or will not be delivered to the Tribe's reservation lands or a fully bonded storage lot within thirty days after the date upon which title thereto has been transferred to the Tribe (describing such construction materials, the purchase price therefor and the location thereof) and, if requested by the Administrative Agent, provide to the Administrative Agent the written acknowledgment of the Person having custody of such construction materials of the existence of the Administrative Agent's Lien on such construction materials and the right of the Administrative Agent to have access to and to remove such construction materials when an Event of Default has occurred and remains continuing.

                  (i) Fail, as soon as practicable after the Completion Date, to provide the Administrative Agent with an ALTA survey of the Golden Moon site that (i) demonstrates compliance of the Golden Moon in all material respects with all applicable Laws and requirements of Governmental Agencies, (ii) sets forth all recorded easements and licenses burdening the Golden Moon site, (iii) reflects no encroachments onto the Golden Moon site and no encroachments by the Golden Moon onto adjoining real property (other than as reflected on the ALTA Survey described in the definition of Golden Moon site) and (iv) certifies the legal description of the Golden Moon Project site to be the same as that set forth on Schedule 4.7A (except for any immaterial deviations therefrom which are reasonably acceptable to counsel for the Administrative Agent).

            7.20 CONSTRUCTION PLANS. From time to time following the Closing Date, Borrower shall (a) provide the Construction Consultant with updated drafts of the Preliminary Plans, and (b) shall consult with the Administrative Agent and the Construction Consultant with respect thereto. Following the completion by the Construction Consultant of their analysis of the Preliminary Plans and their feasibility in the context of the Approved Budget, the Borrower shall incorporate all reasonable suggestions, if any, of the Construction Consultant, and shall resubmit the Preliminary Plans to the Construction Consultant and the Administrative Agent. If the Administrative Agent, after consultation with the Construction Consultant, determines that the proposed construction plans are feasible, provide for the amenities described in Schedule 1.1B, and may be completed for the Approved Budget, the Administrative Agent will designate such plans so submitted as the "Approved Plans" for the construction of the Golden Moon Project. Subject to the immediately preceding sentence, the Administrative Agent, after consultation with the Construction Consultant, shall not unreasonably refuse to provide such approval and designation or delay the same. The Approved Plans may be amended from time to time by the Borrower following such approval and designation, provided that Borrower gives prior written notice to the Administrative Agent and the Construction Consultant together with the proposed amendment and that such proposed amendment would not result in a violation of Section 7.19.

            7.21  THE PROJECT DISBURSEMENT ACCOUNT.

                  (a) It is acknowledged by the parties hereto, that prior to the Closing Date, (i) the Borrower has expended approximately $8,500,000 in connection with the design, development and construction of the Golden Moon Project, and (ii) the Tribe has advanced for the account of the Borrower an additional amount of approximately $8,000,000 for costs associated with the design, development and construction of the Golden Moon Project.

                  (b) Borrower agrees that it shall establish the Project Disbursement Account pursuant to a Deposit Account Agreement entered into with Trustmark or another financial institution reasonably acceptable to the Administrative Agent and that it shall:

                        (i) deposit cash derived from Silver Star revenues into the Project Disbursement Account from time to time in the amounts which are required so that the cumulative amount deposited under this clause (i) is at all times equal to:

                        (A) $20,200,000 MINUS the amount of all costs provided for in the Approved Budget paid out of funds of the Silver Star prior to the Closing Date;

                   MULTIPLIED BY a fraction equal to:

                        (B) the integral number of months which have then occurred since February 1, 2001, over 18 months.

                        (ii) on or before February 28, 2001, cause the Tribe to deposit cash into the Project Disbursement Account in an amount equal to $33,700,000 MINUS the amount of all costs provided for in the Approved Budget which are theretofore advanced by the Tribe for the account of the Borrower;

      Borrower shall provide a written summary and calculation of the amounts so advanced by the Tribe and by the Borrower out of Silver Star revenues which is reasonably acceptable to the Administrative Agent.

                  (c) Borrower agrees that, concurrently with the consummation of the Permitted Senior Financing it shall:

                        (i) immediately reduce the outstanding principal balance of the Loans under the Revolving Loan Agreement to zero;

                        (ii) deposit any remaining net cash proceeds of the Proposed Senior Financing into the Project Disbursement Account or, to the extent required by the terms of the Proposed Senior Financing, into the Senior Financing Account, PROVIDED in the latter case that there shall be no restrictions upon the disbursement of the proceeds of the Proposed Senior Financing from the Senior Financing Account which are not reasonably acceptable to the Administrative Agent; and

                        (iii) refrain from requesting any new Loans hereunder
            unless and until the entire amount of the Proposed Senior Financing (whether the same has been deposited into the Project Disbursement Account, the Senior Financing Account, or otherwise) has been expended or the Golden Moon Completion Date has occurred.

                  (d) Borrower agrees that it shall not use or expend any funds now or hereafter deposited in the Project Disbursement Account for any purpose other than (i) the actual costs of design, development and construction of the Golden Moon Project contemplated by the Approved Budget, and (ii) transactional expenses associated with the transactions contemplated to occur on the Closing Date and the Proposed Senior Financing unless and until the Completion Date has occurred.

                                   ARTICLE 8.
                         RECOURSE COVENANTS OF THE TRIBE

            So long as any Advance remains unpaid, any Letter of Credit remains outstanding, or any other Revolving Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, the Tribe shall not, and shall not permit the Borrower to, unless the Administrative Agent (with the approval of the Requisite Lenders) otherwise consents:

            8.1 CONTINUAL OPERATION OF CASINOS. Fail to cause the Borrower to continuously operate the Existing Casino Operations and each principal amenity now or hereafter associated therewith in the manner operated as of the Closing Date (or as contemplated on the Closing Date to be operated) and in any event in compliance with the Gaming Ordinance, all applicable Laws and the Compact.

            8.2 REMITTANCE OF AVAILABLE CASH FLOW. Fail, to the extent that Available Cash Flow exists, promptly and in any event within two Business Days following demand by the Administrative Agent (with such demand to be made only following the date upon which any such payment is due hereunder and has not been made by the Borrower), to cause the Borrower to remit to the Administrative Agent from Available Cash Flow all payments of principal, interest, fees and other amounts payable to the Creditors under the Loan Documents.

            8.3 LEGAL AND BINDING OBLIGATIONS. Assert that the provisions of the Loan Documents are not the Tribe's or the Borrower's valid, binding and legally enforceable obligations, fail at any time to take any actions required to correct any material inaccuracy (as of the Closing Date) of the representations and warranties of the Tribe contained in Article 4, or fail to reaffirm in writing upon request that the Loan Documents, and more particularly the provisions of Sections 13.24 and 13.27 are valid, binding and enforceable.

            8.4 PRESERVATION OF EXISTENCE; OPERATION. Fail to do all things necessary to maintain the existence of the Tribe as a federally recognized Indian Tribe under 25 C.F.R. Part 83.

            8.5 OWNERSHIP OF EXISTING CASINO OPERATIONS. Form or acquire any corporation or other business entity for the purpose of directly or indirectly owning any Existing Casino Operation or any interest therein.

            8.6   AMENDMENTS TO CERTAIN DOCUMENTS.

                  (a) Amend, modify or waive any term or provision of any Material Document, or waive any rights thereunder in any respect which is adverse to the interests of the Administrative Agent or the Lenders, PROVIDED that this clause (a) shall not be construed to restrict the ability of the Tribe to amend or modify the Constitution except to the extent that any such amendment or modification would have a negative economic impact upon the Existing Casino Operations or otherwise have a Material Adverse Effect; or

                  (b) In any event, consent to any amendment, modification, or waiver of any term or provision of any Material Document in any manner without thirty days prior written notice to the Lenders.

            8.7   IMPAIRMENT OF CONTRACTS; IMPOSITION OF GOVERNMENTAL CHARGES.

                  (a) Adopt, enact, promulgate or otherwise place into effect any tribal Law which impairs or interferes, or could impair or interfere, in any manner, with any right or remedy of the Creditors, the Revolving Obligations of the Tribe or the Borrower under this Agreement or the other Loan Documents (it being understood and agreed that any such tribal Law which is adopted, enacted, promulgated or otherwise placed into effect without the consent of all of the Lenders shall, with respect to the Loan Documents, the rights and remedies of the Creditors thereunder, and the Revolving Obligations, be void and of no effect); or

                  (b) Demand, impose or receive any tax, charge, assessment, fee or other imposition (except as specifically contemplated by Section 7.5) or impose any regulatory or licensing requirement (EXCEPT as provided in the Gaming Ordinance), against the Existing Casino Operations, their customers or guests, its operations or any other Gaming Assets, the Creditors, the employees, officers, directors, patrons or vendors of the Existing Casino Operations, OTHER THAN (i) charges upon Existing Casino Operations to pay the actual and reasonable regulatory expenditures of the Choctaw Gaming Commission under the Gaming Ordinance, (ii) sales, use, room occupancy, leisure and related excise taxes, including admissions and cabaret taxes and any other taxes (other than income taxes) imposed by the Tribe on the Existing Casino Operations, its patrons, or operations, provided that the rate and scope of such taxes shall not be more onerous (taken as a whole) than those which may be imposed by the State of Mississippi or its subdivisions upon similar activities within its jurisdiction, (iii) fees imposed on the Tribe by the Commission under IGRA, (iv) Enterprise Administrative Fees, and (v) assessments equal to the amount reasonably allocated to the Existing Casinos of any expenses incurred by the Tribe or Borrower for joint marketing, training and other expenses jointly benefitting the Tribe, the Borrower and the Existing Casinos.

            8.8 SEGREGATION OF GAMING ASSETS. Commingle any Gaming Assets, including all funds and bank accounts, with the Excluded Property of the Tribe or the Borrower.

            8.9 TRUST PROPERTY. Convey to federal government of the United States of America, to be held in trust for the benefit of the Tribe or any of its Affiliates, any Gaming Assets of the Tribe OTHER THAN interests in real property.

            8.10  BANKRUPTCY MATTERS; ETC.

                  (a) Enact any bankruptcy or similar law for the relief of debtors that would impair, limit, restrict, delay or otherwise adversely affect any of the rights and remedies of the Creditors provided for in the Loan Documents;

                  (b) Exercise, or permit any of the Tribe's representatives, political subunits, agencies, instrumentalities or councils to exercise, any power of eminent domain over the Existing Casino Operations; or

                  (c) Enact any statute, law, ordinance or rule that would have a material adverse effect upon the rights of the Creditors under the Loan Documents.

            8.11 IMPAIRMENT OF CONTRACTS. The Tribe stipulates and agrees that any action taken in violation of Sections 8.6, 8.7 or 8.10 would deprive the Lenders of a property right without due process in a manner which would violate the Indian Civil Rights Act, 25 U.S.C. 1302.

                                   ARTICLE 9.
                     INFORMATION AND REPORTING REQUIREMENTS

            9.1 FINANCIAL AND BUSINESS INFORMATION. So long as any Advance remains unpaid, any Letter of Credit remains outstanding, or any other Revolving Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, the Borrower shall, unless the Administrative Agent (with the approval of the Requisite Lenders) otherwise consents, deliver to the Administrative Agent and the Lenders, at the Borrower's sole expense:

                  (a) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter (including the fourth Fiscal Quarter in every Fiscal Year), (i) the combined and combining balance sheets of each of the Existing Casino Operations as at the end of such Fiscal Quarter, (ii) combined and combining statements of income and retained earnings of each of the Existing Casino Operations as at the end of such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, and (iii) the combined and combining statements of cash flow of each of the Existing Casino Operations for such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail and in any event in each case setting forth separately the results of operations for any Excluded Property. Such financial statements shall be certified by a Senior Officer of the Borrower as fairly presenting the financial condition, results of operations and changes in financial position or cash flows of each of the Existing Casino Operations, in accordance with Generally Accepted Accounting Principles (other than any requirement for footnote disclosures) consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments and shall be accompanied by a management narrative description of results of operations;

                  (b) As soon as practicable, and in any event within 120 days after the end of each Fiscal Year, (i) the combined and combining balance sheets of each of the Existing Casino Operations as at the end of such Fiscal Year, (ii) the combined and combining statements of income and retained earnings and of cash flows of each of the Existing Casino Operations for such Fiscal Year, and (iii) the combined and combining statements of cash flow of each of the Existing Casino Operations for such Fiscal Year, all in reasonable detail and in any event in each case setting forth separately the results of operations for any Excluded Property. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such balance sheet and statements shall be accompanied by a report and opinion of independent public accountants of recognized standing selected by the Borrower and reasonably satisfactory to the Requisite Lenders, which report shall be based on an audit conducted in accordance with generally accepted auditing standards as at such date, and which opinion shall be an unqualified opinion without additional explanatory or non-standard wording which the Requisite Lenders determine is unacceptable and with no limitation as to the scope of their audit;

                  (c) As soon as the same are practicably available after the end of each Fiscal Year, the draft audited financial statements of the Tribe for the fiscal year of the Tribe then ended (with the final audited financial statements to follow promptly upon their becoming available);

                  (d) Concurrently with the delivery of the financial statements referred to in Sections 9.1(a) and 9.1(b), a written discussion and analysis of the financial condition and results of operations of each of the Existing Casino Operations in reasonable detail, INCLUDING in the case of any such report delivered in connection with the financial statements referred to in Section 9.1(b), an explanation of any material variance from operational results or balance sheet items contained in projections previously delivered to the Lenders;

                  (e) As soon as practicable, and in any event within 30 days after the end of each calendar month, a monthly revenue report showing revenues for each of the Existing Casino Operations and on a consolidated basis for the prior calendar month associated with each gaming category (along with relevant statistics including win per unit, win per table and win percentages), occupancy percentage, and average hotel room rental rates experienced by each of the Existing Casino Operations during such monthly period together with a management narrative description of the results of operations;

                  (f) As soon as practicable, and in any event within 90 days after the commencement of each Fiscal Year, projected financial statements by Fiscal Year for each of the three Fiscal Years immediately subsequent to that Fiscal Year, INCLUDING, in each case, projected balance sheets, statements of income and retained earnings and statements of cash flow of each of the Existing Casino Operations, all in reasonable detail and in any event to include (i) projected Distributions to be made to the general tribal fund of the Tribe by each of the Existing Casino Operations and
      (ii) projected Capital Expenditures with respect to the Gaming Properties;

                  (g) Promptly following receipt by the Borrower, copies of any detailed audit reports or recommendations submitted to the Borrower or the Tribe with respect to its Gaming Properties by independent accountants in connection with the accounts or books of each of the Existing Casino Operations or any audit of each of the Existing Casino Operations;

                  (h) Promptly following a filing, copies of any specific report or other document filed by the Borrower or the Tribe in respect of its gaming operations or any Gaming Assets with any Governmental Agency, including without limitation all reports which the Borrower is required to file with the National Indian Gaming Commission under 25 C.F.R. Part 514;

                  (i) Promptly upon a Senior Officer of the Borrower or the Tribe becoming aware, and in any event within thirty Business Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, Title 26, U.S.C.) in connection with any Pension Plan or any trust created thereunder, written notice specifying the nature thereof and specifying what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

                  (j) As soon as practicable, and in any event not less than 30 days (or, if acceptable to the Administrative Agent, a shorter period) prior to the proposed effective date thereof, written notice of any proposed amendment, modification or waiver of the terms and provisions of any of the Material Documents.

                  (k) As soon as practicable, and in any event within five Business Days after a Senior Officer of the Borrower or the Tribe becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, written notice specifying the nature and period of existence thereof and specifying what action the Borrower and the Tribe are taking or propose to take with respect thereto;

                  (l) Promptly upon a Senior Officer of the Borrower or the Tribe becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against the Borrower or the Tribe that is, in the reasonable opinion of their independent legal counsel, $5,000,000 or more in excess of the amount thereof that is fully covered by insurance (subject to applicable deductibles and retentions), (ii) any creditor or lessor under a written credit agreement with respect to Indebtedness in excess of $5,000,000 or lease involving unpaid rent in excess of $5,000,000 has asserted a default thereunder on the part of the Borrower or the Tribe, (iii) any Person commenced a legal proceeding with respect to a claim against the Borrower or the Tribe under a contract that is not a credit agreement or lease in excess of $5,000,000, (iv) any labor union has notified the Borrower or the Tribe of its intent to strike the Borrower or the Tribe on a date certain, which strike could reasonably be expected to have a Material Adverse Effect, or (v) any other event or circumstance occurs or exists that would constitute a Material Adverse Effect, in each case a written notice describing the pertinent facts relating thereto and what action the Borrower and the Tribe are taking or propose to take with respect thereto;

                  (m) Promptly upon a Senior Officer of the Borrower becoming aware that the Internal Revenue Service has commenced any review of whether the interest on any Tax Exempt Loan is includable in the gross income of the owners thereof for federal income tax purposes, or whether any Tax Exempt Loan constitutes a "qualified tax exempt obligation" under
      Section 265(b) of the Code, a written notice describing the pertinent facts relating thereto and what action the Borrower is taking or proposes to take with respect thereto;

                  (n) Not later than the fifteenth day of each calendar month until the Golden Moon Completion Date, such information as may be required for the completion of the monthly Construction Progress Report; and

                  (o) Such other data and information regarding the Borrower, its Gaming Properties and the business of the Existing Casino Operations as from time to time may be reasonably requested by the Administrative Agent or the Requisite Lenders.

            9.2 COMPLIANCE CERTIFICATES. So long as any Advance remains unpaid, any Letter of Credit remains outstanding, or any other Revolving Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, the Borrower shall, unless the Requisite Lenders otherwise consent, deliver to the Administrative Agent, at the Borrower's sole expense, concurrently with the financial statements required pursuant to Sections 9.1(a), and 9.1(b), a Compliance Certificate signed by a Senior Officer of the Borrower or the Comptroller of the Tribe.

                                  ARTICLE 10.
                                  CONDITIONS

            10.1 CLOSING. The obligation of each Lender to make the initial Advance to be made by it on the Closing Date, is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

                  (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                        (i)   executed counterparts of this Agreement;

                        (ii) a Revolving Note executed by the Borrower in favor of each Lender having a Pro Rata Share of the Revolving Commitment, each in a principal amount equal to that Lender's Pro Rata Share of the Revolving Commitment;

                        (iii) a Tax Exempt Note executed by the Borrower in
            favor of each Lender having a Pro Rata Share of the Tax Exempt Commitment, each in a principal amount equal to that Lender's Pro Rata Share of the Tax Exempt Commitment;

                        (iv) A letter agreement with the Administrative Agent setting forth the fees to be payable to the Construction Consultant in connection with the Golden Moon Project (which fees shall be mutually acceptable to the Administrative Agent and the Borrower);

                        (v) the Collateral Agent and Intercreditor Agreement executed by the Borrower, together with such financing statements related thereto as the Administrative Agent may specify;

                        (vi) the Security Agreement executed by the Borrower, together with such financing statements related thereto as the Administrative Agent may specify;

                        (vii) the Deposit Account Agreement executed by the
            Borrower, and Trustmark with respect to each of the deposit accounts described on Schedule 5.26, together with such financing statements related thereto as the Administrative Agent may specify;

                        (viii) the Swing Line Documents;

                        (ix) Such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of the Borrower, the due organization, valid existence and good standing of the Tribe as a federally recognized Indian Tribe, the formation, valid existence and good standing of the Borrower and the Tribe, their authority to execute, deliver and perform any Loan Documents, and the identity, authority and capacity of each Senior Officer authorized to act on their behalf, INCLUDING, without limitation, certified copies of the Constitution and amendments thereto, resolutions, incumbency certificates, Certificates of Senior Officers, and the like;

                        (x) the favorable written legal opinions of internal counsel to the Borrower, substantially in the form of Exhibit D, together with copies of all factual certificates and legal opinions upon which such counsel have relied;

                        (xi) the favorable written legal opinion of special counsel to the Borrower, substantially in the forms of Exhibit E together with copies of all factual certificates and legal opinions upon which such counsel have relied;

                        (xii) an advice letter of Dorsey & Whitney LLP, special
            Indian law counsel to the Administrative Agent;

                        (xiii) a Certificate signed by a Senior Officer of the
            Borrower and the Tribe certifying that the conditions specified in Sections 10.1(c), (d) and (e) have been satisfied and attaching a copy of the Approved Budget;

                        (xiv) evidence that insurance, of the types and in the
            amounts specified in the Loan Documents, is maintained in force by the Borrower, together with a lenders loss payable endorsement in favor of the Administrative Agent in a form acceptable to the Administrative Agent;

                        (xv)  the fee letter referred to in Article 3;

                        (xvi) a Request for Loan in compliance with Article 2
            (or in the appropriate case, a Request for Letter of Credit in compliance with Article 2);

                        (xvii) a Certificate signed by a Senior Officer of the
            Borrower and the Tribe attaching true, correct and complete copies of each of the Material Documents (including, in each case, any amendments or modifications of the terms thereof entered into as of the Closing Date);

                        (xviii) a copy of the Phase I site assessment prepared
            for the Golden Moon site; and

                        (xix) such other assurances, certificates, documents,
            consents or opinions as the Administrative Agent reasonably may require.

                  (b)   The fees payable as of the Closing Date pursuant to
      Article 3 shall be paid concurrently.

                  (c) The representations and warranties contained in Articles 4 and 5 shall be true and correct.

                  (d) The Borrower and the Tribe shall be in compliance with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing.

                  (e) The 14-day filing period for any referendum petition relating to the authorization of the Loan Documents under Article XI,
      Section 3 of the Constitution and Ordinance 47 of the Tribe shall have expired, with no such petition having been filed.

                  (f) the Borrower, the Tribe, Bank of America and the other Lenders under the Term Loan Agreement shall have concurrently entered into the Amended and Restated Term Loan Agreement and the related Swap Amendment to the Paired Swap Agreement.

                  (g) The Borrower shall have delivered a complete copy of the Approved Budget and Preliminary Plans to the Administrative Agent and the Construction Consultant.

            10.2 ADVANCES UNDER THE TAX EXEMPT COMMITMENT. The obligation of each Lender having a Pro Rata Share of the Tax Exempt Commitment to make any Advance thereunder, is subject to the following conditions precedent (unless the Requisite Lenders, in their sole and absolute discretion, shall agree otherwise):

                  (a) On or prior to the date of the making of the initial Tax Exempt Loan, a firm of attorneys reasonably acceptable to the Administrative

      Agent shall have delivered an Opinion of Bond Counsel substantially in the form of Exhibit I with such changes thereto as the Administrative Agent may reasonably approve.

                  (b) On or prior to the date of the making of the initial Tax Exempt Loan, the officer of the Borrower charged with the responsibility for issuing such Tax Exempt Loan shall execute and deliver to the Administrative Agent a Tax Certificate, substantially in the form of Exhibit J.

                  (c) On or prior to the date of the making of ANY Tax Exempt Loan, the officer of the Borrower charged with the responsibility for incurring such Tax Exempt Loan shall execute and deliver to the Administrative Agent a certificate regarding the use of the proceeds of such Tax Exempt Loan, substantially in the form attached to the Tax Certificate as Exhibit A.

The Borrower hereby irrevocably designates each Tax Exempt Loan as a "qualified tax-exempt obligation" for purposes of Section 265(b)(3) of the Code relating to the disallowance of interest expense for financial institutions, and hereby finds that the reasonably anticipated amount of qualified tax-exempt obligations (within the meaning of Section 265(b)(3) of the Code) which will be issued by the Tribe and all subordinate entities thereof during any calendar year will not exceed $10,000,000.

            10.3 ANY INCREASING ADVANCE OR LETTER OF CREDIT. The obligation of each Lender to make any Advance which results in an increase in the aggregate outstanding Loans, and the obligation of the Issuing Lender to issue a Letter of Credit, is subject to the following conditions precedent (unless the Requisite Lenders, in their sole and absolute discretion, shall agree otherwise):

                  (a) EXCEPT (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by the Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 5 (OTHER THAN Sections 5.8 (first sentence), 5.10, and 5.20) shall be true and correct on and as of the date of the Advance as though made on that date;

                  (b) There shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting the Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

                  (c) the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(c), if applicable) or the Issuing Lender shall have received a Request for Letter of Credit, as the case may be, in compliance with Article 2; and

                  (d) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Lenders reasonably may require.

            10.4 ANY ADVANCE OR LETTER OF CREDIT OVER $25,000,000. The obligation of each Lender to make any Advance which results the Outstanding Obligations being in excess of $25,000,000 for the first time, is subject to the condition precedent that the Administrative Agent shall have received the finally acceptable construction plans for the Golden Moon Project pursuant to 7.20, and shall have designated the same as the Approved Plans.

                                  ARTICLE 11.
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

            11.1 EVENTS OF DEFAULT. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

                  (a) The Borrower fails to pay any principal on any of the Loans, or any portion thereof, when due; or

                  (b) The Borrower fails to pay any interest, fees or other amounts payable under the Loan Documents, or any portion thereof, within two Business Days after formal demand therefor; or

                  (c) Any failure to comply with Section 9.1(k) that is materially adverse to the interests of the Administrative Agent or the Lenders; or

                  (d) The Borrower fails to perform or observe any of the covenants contained in Article 7; or

                  (e) The Borrower or any other Party fails to perform or observe any other covenant or agreement contained in any Loan Document on its part to be performed or observed within the earliest to occur of (i) ten Business Days following the date upon which a Senior Officer of the Borrower becoming aware of the circumstances giving rise to such failure, or (ii) ten Business Days after the giving of notice by the Administrative Agent at the request of the Requisite Lenders of such Default; or

                  (f) Any representation or warranty made in any Loan Document, or in any certificate delivered pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed; or

                  (g) At any time (i) the Borrower fails to pay the principal, or any principal installment, of any present or future Recourse Obligations of $10,000,000 or more, or any guaranty of present or future Recourse Obligations of $10,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) the Borrower fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future indebtedness for borrowed money of $10,000,000 or more which constitutes Recourse Obligations, or of any guaranty by the Borrower of present or future indebtedness for borrowed money of $10,000,000 or more which constitutes

      Recourse Obligations, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or

                  (h) At any time (i) the Borrower or the Tribe fails to pay the principal, or any principal installment, of any present or future Excluded Obligations of $10,000,000 or more, or any guaranty of present or future Excluded Obligations of $10,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) the Borrower or the Tribe fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future indebtedness for borrowed money of $10,000,000 or more which constitutes Recourse Obligations, or of any guaranty by the Borrower or the Tribe of present or future indebtedness for borrowed money of $10,000,000 or more which constitutes Recourse Obligations, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or

                  (i) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Lenders or satisfaction in full of all the Revolving Obligations, ceases to be in full force and effect or is declared by the Tribe's tribal court or any other court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the opinion of the Requisite Lenders, is materially adverse to the interests of the Lenders; or the Borrower or the Tribe denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind the same or any provision thereof; or

                  (j) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligations due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligations; or the trustee for, or any holder of, Subordinated Obligations breaches any subordination provision applicable to such Subordinated Obligations; or

                  (k) A final judgment is entered by a court or other tribunal of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Revolving Obligations; or

                  (l) A judgment against the Tribe or the Borrower is entered for the payment of money in excess of $10,000,000 in excess of the amount of any insurance for which the relevant insurer has accepted liability and, absent procurement of a stay of execution, such judgment remains unbonded or unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or

                  (m) The Tribe or the Borrower institutes or consents to any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Tribe or the Borrower and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under a Debtor Relief Law relating to the Tribe or the Borrower or to all or any part of its Property is instituted without its consent and continues undismissed or unstayed for sixty calendar days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of the Gaming Assets and is not legally exempt from bond, released, vacated or fully bonded within sixty calendar days after its issue or levy; or

                  (n) The Tribe at any time ceases to be a federally recognized Indian Tribe; or

                  (o) The occurrence of a Termination Event with respect to any Pension Plan if the aggregate liability of the Borrower and its ERISA Affiliates under ERISA as a result thereof exceeds $5,000,000; or the complete or partial withdrawal by the Borrower or any of its ERISA Affiliates from any Multiemployer Plan if the aggregate liability of the Borrower and its ERISA affiliates as a result thereof exceeds $5,000,000; or

                  (p) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

                  (q) The occurrence of any event or circumstance which results in the failure of any material portion of the Silver Star (or, following the Completion Date, the Golden Moon) being open to conduct Class III gaming activities for any reason or which results in the prohibition of conduct of Class III gaming activities at Silver Star (or, following the Completion Date, the Golden Moon), in each case for a period in excess of five consecutive days, PROVIDED THAT no such failure which arises solely as a result of a Force Majeure Event shall constitute an Event of Default provided that the business interruption insurance maintained by Borrower provides (subject to customary applicable deductibles), complete coverage for Borrower's lost income during the pendency of such Force Majeure Event;

                  (r)   Any Material Adverse Effect occurs; or

                  (s) Any Change in Control occurs which has not been approved in writing by the Requisite Lenders.

            11.2 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the Loan Documents, or by applicable Law, or in equity, or otherwise:

                  (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 11.1(m):

                        (i) the Commitments to make Advances, the obligation of the Issuing Lender to issue Letters of Credit, the obligation of the Swing Line Lender to make Swing Line Loans and all other obligations of the Creditors and all rights of the Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon the Borrower which are expressly waived by the Borrower, EXCEPT that all of the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 13.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitments and such other obligations and rights and make further Advances, and cause the Issuing Lender to issue further Letters of Credit which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

                        (ii) the Issuing Lender may, with the approval of the Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by the Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Lender as cash collateral hereunder; and

                        (iii) the Requisite Lenders may request the
            Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments and declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by the Borrower.

                  (b)   Upon the occurrence of any Event of Default described in
      Section 11.1(m):

                        (i) the Commitments to make Advances, the obligation of the Issuing Lender to issue Letters of Credit, the obligation of the Swing Line Lender to make Swing Line Loans and all other obligations of the Creditors and all rights of the Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon the Borrower, which are expressly waived by the Borrower, EXCEPT that all of the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitments and such other obligations and rights and make further Advances and to cause the Issuing Lender to issue further Letters of Credit, which determination shall apply equally to, and shall be binding upon, all the Lenders;

                        (ii) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Lender without notice to or demand upon the Borrower, which are expressly waived by the Borrower, to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral hereunder; and

                        (iii) the unpaid principal of all Loans, all interest
            accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by the Borrower.

                  (c) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, without notice or demand upon the

      Borrower, which are expressly waived by the Borrower, may proceed in accordance with applicable Laws (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against the Borrower and any other Party and such other rights and remedies as are provided by Law or equity. Without limitation upon the foregoing, if any Event of Default occurs before the Golden Moon Completion Date, the Administrative Agent shall have the right (to the extent not prohibited by applicable Laws) in the sole discretion of the Requisite Lenders to enter and take possession of the Golden Moon Project, whether in person, by agent or by court-appointed receiver, and to take any and all actions which the Administrative Agent in its sole discretion after consultation with the Lenders may consider necessary to complete construction of the Golden Moon Project, including making changes in the Plans, work or materials and entering into, modifying or terminating any contractual arrangements, all subject to the Administrative Agent's and the Lenders' right at any time to discontinue any work without liability. If the Administrative Agent and the Requisite Lenders choose to complete the Golden Moon Project, neither the Administrative Agent nor the Lenders shall assume any liability to the Borrower or any other Person for completing the Golden Moon Project, or for the manner or quality of construction of the Golden Moon Project, and the Tribe and the Borrower each expressly waives any such liability not associated with the negligence and willful misconduct of the Administrative Agent or the Lenders. If the Administrative Agent exercises any of the rights or remedies provided in this paragraph on behalf of the Lenders, that exercise shall not make the Administrative Agent or the Lenders, or cause the Administrative Agent or the Lenders to be deemed to be, a partner or joint venturer of the Borrower or the Tribe. The Administrative Agent in its sole discretion may choose to complete construction in its own name. All sums which are expended by the Administrative Agent and/or the Lenders in completing construction shall be considered to have been disbursed to the Borrower and shall be secured by the Collateral; any sums of principal shall be considered to be additional Loans to the Borrower bearing interest at the Default Rate, and shall be secured by the Collateral. For these purposes the Administrative Agent, in its sole discretion, may reallocate any line item or cost category of the Approved Budget.

                  (d) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received after the occurrence of any Default or Event of Default by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including attorneys' fees and disbursements payable pursuant to Section 13.3) of the Administrative Agent, acting as Administrative Agent, and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Revolving Obligations owed to each Lender under the Loan Documents bear to the aggregate Revolving Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Revolving Obligations hereunder and under the other Loan Documents, payments shall be applied FIRST, to the costs and expenses of the Administrative Agent, acting as the Administrative Agent, and the Lenders, as set forth above, SECOND, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and THIRD, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Lenders under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at law or in equity.

                                  ARTICLE 12.
                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

            12.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, EXCEPT as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity. The Administrative Agent is the Agent of the Lenders only and do not assume any agency relationship with the Borrower or the Tribe, express or implied.

            12.2 BUSINESS ACTIVITIES WITH THE TRIBE AND THE BORROWER. Bank of America (and any successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it was not the Administrative Agent, and the term "Lender" or "Lenders" includes Bank of America in its individual capacity. Each Lender (including Bank of America and any successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Tribe or the Borrower or any of its Affiliates. Bank of America may engage in these activities in the same manner as the other Lenders as if it was not the Administrative Agent and without any duty to account therefor to the Lenders. Bank of America (and any successor Administrative Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs and expenses as Administrative Agent, or for any monies received by it in its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary, trust or other special relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

            12.3 PROPORTIONATE INTEREST OF THE LENDERS IN ANY COLLATERAL. The Administrative Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents any such Collateral or interests therein. Subject to the Creditors' rights to reimbursement for their costs and expenses hereunder (INCLUDING attorneys' fees and disbursements and other professional services), each Lender shall have an interest in any Collateral or interests therein in the same proportions that the aggregate Revolving Obligations owed such Lender under the Loan Documents bear to the aggregate Revolving Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders, EXCEPT that Revolving Obligations owed to any Lender under a Secured Swap Agreement shall be secured on a PARI PASSU basis with all other Revolving Obligations up to an amount equal to the Administrative Agent's then customary credit risk factor for Swap Agreements times the notional amount of Indebtedness covered by such Secured Swap Agreement and shall be secured on a subordinate basis as to amounts in excess of such amount.

            12.4 LENDERS' CREDIT DECISIONS. Each Lender agrees that it has, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of the Tribe and the Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

            12.5  ACTION BY ADMINISTRATIVE AGENT.

                  (a) The Administrative Agent may assume that no Default or Event of Default has occurred and is continuing, unless the Administrative Agent has received notice from the Borrower stating the nature of the Default or Event of Default or has received notice from a Lender stating the nature of the Default or Event of Default and that such Lender considers the Default or Event of Default to have occurred and to be continuing.

                  (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

                  (c) EXCEPT for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, EXCEPT that the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 13.2) and those instructions shall be binding upon the Administrative Agent and all the Lenders, PROVIDED that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Laws or would result, in the judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

                  (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 13.2), PROVIDED that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and EXCEPT that if the Requisite Lenders (or all the Lenders, if required under Section 13.2) fail, for five Business Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders, until such time as it receives such a notice from the Requisite Lenders.

                  (e) The Administrative Agent shall have no liability to any Lender for acting as instructed by the Requisite Lenders, or for refraining from acting, if so instructed by the Requisite Lenders (or, in each case, all the Lenders, if required under Section 13.2), notwithstanding any other provision hereof.

            12.6 LIABILITY OF ADMINISTRATIVE AGENT. Neither the Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, EXCEPT for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

                  (a) May treat each Lender identified in its records as the owner of its Pro Rata Share reflected in such records until the Administrative Agent receives notice of the assignment or transfer thereof.

                  (b) May consult with legal counsel (INCLUDING in-house legal counsel), accountants (INCLUDING in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for the Tribe, the Borrower or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

                  (c) Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

                  (d) EXCEPT to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by the Tribe, the Borrower or any other Party of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the Property, books or records of the Tribe or the Borrower.

                  (e) Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral.

                  (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

                  (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Borrower or any Affiliate thereof or paid or payable to or received or receivable from any Lender under any Loan Document, INCLUDING, without limitation, principal, interest, Advances and other amounts; PROVIDED that, promptly upon discovery of such an error in computation, the Administrative Agent, the Lenders and (to the extent applicable) the Borrower or its Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

            12.7 INDEMNIFICATION. Each Lender shall, ratably in accordance with its combined Pro Rata Shares (if the Commitments are then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitments have then been terminated), indemnify and hold the Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (INCLUDING reasonable attorneys' fees and disbursements) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of the Borrower to pay the indebtedness represented by the Loan Documents) or any action taken or not taken by it as Administrative Agent thereunder, EXCEPT such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's ratable share of any cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (INCLUDING a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents.

            12.8 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent (i) upon 30 days' notice to the Borrower and the Lenders or (ii) if the Administrative Agent determines that for it to continue as Administrative Agent would result in a conflict of interest affecting the Administrative Agent, or would create an unacceptable risk of significant liability of the Administrative Agent to a third party, or would otherwise be inadvisable under prevailing standards of banking prudence, at any time, and effective immediately upon written notice to the Borrower and the Lenders. If the Administrative Agent so resigns, (a) the Requisite Lenders shall appoint a successor Administrative Agent, who must be from among the Lenders (and reasonably acceptable to the Borrower unless an Event of Default exists), PROVIDED that any resigning Administrative Agent shall be entitled to appoint a successor Administrative Agent from among the Lenders, subject to acceptance of appointment by that successor Administrative Agent, if the Requisite Lenders have not appointed a successor Administrative Agent within 30 days after the date the resigning Administrative Agent gave notice of resignation; (b) upon a successor's acceptance of appointment as Administrative Agent, the successor will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent or the removed Administrative Agent; and
(c) upon the effectiveness of any resignation, the resigning Administrative Agent thereupon will be discharged from its duties and obligations thereafter arising under the Loan Documents other than obligations arising as a result of any action or inaction of the resigning Administrative Agent prior to the effectiveness of such resignation.

            12.9 PERFORMANCE OF CONDITIONS. For the purpose of determining fulfillment by the Tribe and the Borrower of conditions precedent specified in
Section 10.1 only, each Lender shall be deemed to have consented to, and approved or accepted, or to be satisfied with each document or other matter sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required under Article 9 to be consented to, or approved by or acceptable or satisfactory to, that Lender, unless an officer of the Administrative Agent who is responsible for the transactions contemplated by the Loan Documents shall have received written notice from that Lender prior to the making of the requested Loan specifying its objection thereto and either (i) such objection shall not have been withdrawn by written notice to the Administrative Agent or (ii) in the case of any condition to the making of a Loan, that Lender shall not have made available to the Administrative Agent that Lender's Pro Rata Share of such Loan.

            12.10 THE COLLATERAL AGENT AND INTERCREDITOR AGREEMENT. Each of the Lenders hereby authorizes the execution, delivery and performance of the Collateral Agent and Intercreditor Agreement by the Administrative Agent on its behalf, and appoints the Collateral Agent to serve in its capacity as collateral agent under the Collateral Documents for the various Secured Creditors referred to in the Collateral Agent and Intercreditor Agreement. Without limitation upon the terms of the Collateral Agent and Intercreditor Agreement, the Collateral Agent shall be entitled to the protections, indemnifications and exculpations afforded to the Administrative Agent under this Article 12, MUTATIS MUTANDIS.

            12.11 NO OBLIGATIONS OF THE TRIBE OR THE BORROWER. Nothing contained in this Article 12 shall be deemed to impose upon the Tribe or the Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and neither the Tribe nor the Borrower shall have any liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement.

                                  ARTICLE 13.
                                  MISCELLANEOUS

            13.1 CUMULATIVE REMEDIES; NO WAIVER. The rights, powers, privileges and remedies of the Creditors provided herein and in the other Loan Documents are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of any Creditor in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 10 hereof are inserted for the sole benefit of the Creditors and may be waived in whole or in part, with or without terms or conditions, in respect of any Loan without prejudicing the Creditors' right to assert them in whole or in part in respect of any other Loan.

            13.2 AMENDMENTS; CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the approval in writing of the Requisite Lenders, and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

                  (a) To (i) amend or modify the principal of, or the amount of principal, principal repayments on, any Revolving Obligation, (ii) increase the amount of the Commitments, or (iii) decrease the rate of interest or any other fee or amount payable to any Lender under the Loan Documents;

                  (b) Except as otherwise expressly provided for herein, to postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Revolving Obligation or any installment of any credit fee payable to any Lender, to extend the Maturity Date or any date upon which any payments of principal are due, or to release any Collateral for the Revolving Obligations (except as may be expressly permitted by the Loan Documents);

                  (c) To amend, modify or waive the provisions of the definitions of "AVAILABLE CASH FLOW" or "REQUISITE LENDERS" or amend or modify this Section, Sections 7.5, Article 8, or Sections 13.18, 13.24, 13.26, 13.27 or 13.28;

                  (d) To amend or modify any provision of this Agreement in a manner which materially and adversely affects the Administrative Agent without its written consent;

                  (e) To amend or modify any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all of the Creditors.

            13.3 COSTS, EXPENSES AND TAXES. The Borrower shall pay on demand the reasonable costs and expenses of (a) the Administrative Agent and the Lead Arranger in connection with the negotiation, preparation, closing, execution and delivery of the Loan Documents, and in the syndication thereof, including without limitation, the reasonable attorneys' fees and disbursements of Sheppard, Mullin, Richter & Hampton LLP and Dorsey & Whitney, LLP and the allocated cost of any internal counsel to the Administrative Agent, (b) the Administrative Agent, in connection with each amendment executed when no Default or Event of Default exists, and (c) each of the Creditors in connection with each refinancing, restructuring, reorganization (INCLUDING a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto, in each case INCLUDING, filing fees, recording fees, title insurance fees, appraisal fees, search fees and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including the allocated fees and all disbursements and other expenses of any internal legal counsel), independent public accountants and other outside experts retained by the Administrative Agent or any Lender, and including, without limitation, any costs, expenses or fees incurred or suffered by the Creditors in connection with or during the course of any bankruptcy or insolvency proceedings of the Borrower. The Borrower shall also pay within a reasonable time following request the expenses of the Construction Consultant in connection with the monitoring services provided by the Construction Consultant (all as more fully set out in a letter agreement between the Administrative Agent and the Borrower). The Borrower shall pay any and all documentary and other taxes (other than income or gross receipts taxes generally applicable to banks) and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Administrative Agent and the Lenders from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Revolving Obligations. Any amount payable to the

Administrative Agent or any Lender under this Section shall bear interest at the Default Rate.

            13.4 NATURE OF THE LENDERS' OBLIGATIONS. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Affiliate of the Borrower. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several. A default by any Lender will not increase the percentage of the Commitments attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so.

            13.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans and the execution and delivery of the Loan Documents, and have been or will be relied upon by the Administrative Agent and each Lender, notwithstanding any investigation made by the Administrative Agent or any Lender or on their behalf.

            13.6 NOTICES. Except as otherwise expressly provided in the Loan Documents (a) all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, delivered or sent by recognized overnight courier service, to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section; and (b) any notice, request, demand, direction or other communication given by telecopier, must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third Business Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telex or telecopier, when sent; or if given by personal delivery, when delivered. Notices given by the Borrower under Article 2 shall be deemed given on actual receipt by the Administrative Agent.

            13.7 EXECUTION OF LOAN DOCUMENTS. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

            13.8  BINDING EFFECT; ASSIGNMENT.

                  (a) This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns, except that the Borrower and its Affiliates may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Any assignment by the Borrower or its Affiliates without the prior written consent of the Lenders shall be void, provided that no Person other than the Lenders shall have any rights under this sentence. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Notes must be within the control of such Lender). Any Lender may at any time pledge its Note, if any, or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

                  (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Shares of the Commitments (or either of them, without the requirement that such assignment be a ratable share of each of the Commitments); provided that (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by each of the Administrative Agent and the Borrower (neither of which approvals shall be unreasonably withheld or delayed) PROVIDED that the consent of the Borrower shall not be required if any Event of Default exists, (ii) such assignment shall be evidenced by an Assignment Agreement, a copy of which shall be furnished to the Administrative Agent, (iii) except in the case of an assignment to an Affiliate of the assigning Lender or to another Lender of the entire remaining Commitments of the assigning Lender, the assignment shall be of a Pro Rata Share of either Commitment of not less than $3,000,000, and (iv) the effective date of any such assignment shall be as specified in the Assignment Agreement, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Assignment Agreement unless the Administrative Agent otherwise agrees. Upon the effective date of such Assignment Agreement, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Shares of the Commitments set forth therein and, to the extent of such Pro Rata Shares, the assigning Lender shall be released from its further obligations under this Agreement. The
      Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to the Borrower of its applicable Notes) to such assignee Lender, Notes evidencing that assignee Lender's Pro Rata
      Shares of the Commitments, and to the assigning Lender, Notes evidencing the remaining balance Pro Rata Shares of the Commitments retained by the assigning Lender (in each case, if Notes are requested by such assignee under Section 2.1).

                  (c) By executing and delivering an Assignment Agreement, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Shares of the Commitments being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document;
      (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance by the Borrower of the Revolving Obligations;
      (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
      (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Assignment Agreement delivered to it. After receipt of a completed Assignment Agreement executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $3,500 from such Eligible Assignee, Administrative Agent shall, promptly following the effective date thereof, provide notice thereof to the Borrower and the Lenders.

                  (e) Each Lender may grant participations from time to time in a portion of its Pro Rata Shares of the Commitments (or either of them, without the requirement that such participation be in a ratable share of each of the Commitments) to one or more banks or other financial institutions (including another Lender); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 3.7, 3.8, 13.11 and 13.15, (iv) the Borrower and the other Creditors shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share of the relevant Commitment as it then exists and shall not restrict an increase in the Commitments, or in the granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents OTHER THAN those which (A) extend the Maturity Date, or any date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Loans, any fee or any other monetary amount payable to the Lenders, (C) reduce the amount of any installment of principal due with respect to the Loans, or (D) release any material Collateral, in each case to the extent that the same directly affect the participant.

                  (f) Any Lender (a "Granting Lender") may grant to one or more special purpose funding vehicles (each, an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to Article 2, provided that (i) nothing herein shall constitute a commitment to make any Advance by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof, and (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, and the Administrative
      Agent, the other Creditors and each other Party shall be entitled to rely upon and deal solely with the Granting Lender with respect to Advances made by or through its SPC. The making of an Advance by an SPC hereunder shall utilize the Pro Rata Share of the Commitments of the Granting Lender to the same extent, and as if, such Advance were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the related Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, PROVIDED THAT the Granting Lender for each SPC hereby agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advance to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Advances made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Advances hereunder), PROVIDED THAT neither the consent of the SPC or of any such assignee shall be required for amendments or waivers of provisions of the Loan Documents except for those amendments or waivers for which the consent of participants is required under Section 13.8(e)(vi), and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

            13.9 LIEN ON DEPOSITS AND PROPERTY IN POSSESSION OF ANY LENDER. As security for the prompt payment and performance of all Revolving Obligations, the Borrower hereby grants to each Creditor, as the representative of all other Creditors, a security interest in and a right of off-set with respect to, all its right, title, and interest in and to any and all deposit accounts now or hereafter maintained with that Creditor in and to any and all of its Gaming Assets and the proceeds thereof now or hereafter in the possession of that Creditor. If an Event of Default has occurred and is continuing, any Lender (but only with the consent of the Requisite Lenders) may, to the extent permitted by applicable Laws, exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws (including its right of off-set) and apply any funds in any deposit account maintained with it by the Borrower and any Gaming Assets of the Borrower in its possession against the Revolving Obligations.

            13.10 SHARING OF SETOFFS. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against a Party, or otherwise, receives payment of the Revolving Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Revolving Obligations held by that Lender, then: (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall notify the Administrative Agent and thereafter shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Revolving Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Revolving Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and
(b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Revolving Obligations ratably in accordance with each Lender's share of the Revolving Obligations immediately prior to, and without taking into account, the payment; PROVIDED that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by the Borrower or any Person claiming through or succeeding to the rights of the Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery. Each Lender that purchases a participation in the Revolving Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Revolving Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Revolving Obligations purchased. Each Party expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Revolving Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Revolving Obligation purchased; PROVIDED, however, that each Lender agrees that it shall not exercise any right of setoff, banker's lien or counterclaim with respect to the Revolving Obligations without first obtaining the consent of the Requisite Lenders.

            13.11 INDEMNITY BY THE BORROWER. The Borrower agrees to indemnify, save and hold harmless each Creditor and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "INDEMNITEES") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any third party, if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such Person asserts or may assert against the Borrower (or, to the extent related to the Loan Documents or the transactions contemplated thereby, any Affiliate of the Borrower or any officer of the Borrower); (b) any and all claims, demands, actions or causes of action by a third party if the claim, demand, action or cause of action arises out of or relates to the Commitments, the use or contemplated use of proceeds of any Loan, the relationship of the Borrower and the Lenders under this Agreement or any transaction contemplated by the Loan Documents; (c) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clauses (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (INCLUDING reasonable attorneys' fees and disbursements and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; PROVIDED that no Indemnitee shall be entitled to indemnification for any loss caused by its own negligence or willful misconduct. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify the Borrower, but the failure to so promptly notify the Borrower shall not affect the Borrower's obligations under this Section unless the Borrower is materially prejudiced thereby (and then only to the extent prejudiced). Each Indemnitee may contest the validity, applicability and amount of such claim, demand, action or cause of action with counsel selected by such Indemnitee. Each Indemnitee is authorized to employ counsel in enforcing its rights hereunder and in defending any claim, demand, action or cause of action covered by this Section; PROVIDED that each Indemnitee shall endeavor in connection with any matter covered by this Section which also involves other Indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees. Any obligation or liability of the Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Revolving Obligations owed to the Lenders; PROVIDED, however, that such obligations or liabilities shall not, from and after the date on which the Revolving Obligations are fully paid and the Commitments terminated, be deemed Revolving Obligations for any purpose under the Loan Documents.

            13.12 NONLIABILITY OF THE LENDERS. Each of the Tribe and the Borrower acknowledges and agrees that:

                  (a) Any inspections of any Property of the Borrower made by or through the Creditors are for purposes of administration of the Loan Documents only and the Borrower is not entitled to rely upon the same;

                  (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Creditors pursuant to the Loan Documents, none of the Creditors shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by any Creditor;

                  (c) The relationship between the Borrower and the Creditors is, and shall at all times remain, solely that of a borrowers and lenders; no Creditor shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Tribe or the Borrower or its Affiliates, or to owe any fiduciary duty to the Tribe or the Borrower or its Affiliates; no Creditor undertakes or assumes any responsibility or duty to the Tribe or the Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform the Tribe, the Borrower or its Affiliates of any matter in connection with their Property or the operations of the Tribe, the Borrower or its Affiliates; the Tribe, the Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Creditors in connection with such matters is solely for the protection of the Creditors and neither the Tribe, the Borrower nor any other Person is entitled to rely thereon; and

                  (d) The Creditors shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property or other loss, damage, liability or claim caused by the actions, inaction or negligence of the Tribe, the Borrower and its Affiliates and the Borrower hereby indemnifies and holds the Creditors harmless from any such loss, damage, liability or claim.

            13.13 NO THIRD PARTIES BENEFITTED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Borrower, the Tribe and the Creditors in connection with the Loans, and is made for the sole benefit of the Borrower, the Tribe, the Creditors, and the Creditors' successors and assigns. EXCEPT as provided in Sections 3.7, 3.8, 13.8, 13.11, 13.15 and
13.28 no other Person shall have any rights of any nature hereunder or by reason hereof.

            13.14 CONFIDENTIALITY. Each Creditor agrees to hold any confidential information that it may receive from the Tribe or the Borrower pursuant to this Agreement in confidence, EXCEPT for disclosure (a) to its Affiliates and to other Lenders, their officers, directors, employees and agents (but, in the case of agents, only subject to an appropriate confidentiality agreement); (b) to legal counsel, accountants and other professional advisors to the Tribe or the Borrower or any Lender; (c) to regulatory officials having jurisdiction over that Lender; (d) as required by Law or legal process or in connection with any legal proceeding to which that Creditor, the Tribe and the Borrower are adverse parties; (e) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Pro Rata Share (or to any SPC of that Lender in accordance with the last sentence of Section 13.8); or (f) if an Event of Default has occurred and is continuing, to the extent that any Creditor determines such disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Loan Documents. For purposes of the foregoing, "confidential information" shall mean all information respecting the Tribe or the Borrower delivered to the Lenders marked "Confidential" or in another conspicuous manner which denotes its confidentiality, OTHER THAN (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by the Tribe or the Borrower to any Person not associated with the Tribe or the Borrower without a written confidentiality agreement. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of any Creditor to the Tribe or the Borrower.

            13.15 HAZARDOUS MATERIALS INDEMNITY. The Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) each of the Creditors and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and expenses), arising directly or indirectly, in whole or in part, out of (i) the presence on or under the Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from the Real Property and (ii) any activity carried on or undertaken on or off the Real Property by the Borrower or any of its predecessors in title (including the Tribe), whether prior to or during the term of this Agreement, and whether by the Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of the Borrower or any predecessor in title, or any third persons at any time occupying or present on the Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on or under the Real Property. The foregoing indemnity shall further apply to any residual contamination on or under the Real Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on the Real Property, the presence of which is caused by that Creditor.

            13.16 FURTHER ASSURANCES. The Tribe or the Borrower shall, at their sole expense and without expense to the Creditors, do, execute and deliver such further acts and documents as any Lender or the Administrative Agent from time to time reasonably requires for the assuring and confirming unto the Creditors of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

            13.17 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; PROVIDED that the inclusion of supplemental rights or remedies in favor of the Creditors in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

            13.18 GOVERNING LAW. EXCEPT to the extent otherwise expressly provided therein, each Loan Document shall, by this express agreement of the parties, be governed by, and construed and enforced in accordance with, the Laws of Mississippi, without regard to the conflicts of law provisions of the Laws of Mississippi. The Borrower and each other party hereto each hereby consents to the application of Mississippi civil law to the construction, interpretation and enforcement of this Agreement and the other Loan Documents, and to the application of Mississippi civil law to the procedural aspects of any suit, action or proceeding relating thereto, including but not limited to legal process, execution of judgments and other legal remedies, except for any procedural matters governed by or relating to the conduct of arbitration under
Section 13.24.

            13.19 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

            13.20 INDEPENDENT COVENANTS. Each covenant in Articles 6, 7 and 8 is independent of the other covenants in those Articles; the breach of any such covenant shall not be excused by the fact that the circumstances underlying such breach would be permitted by another such covenant.

            13.21 HEADINGS. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

            13.22 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

            13.23 TAX WITHHOLDING EXEMPTION CERTIFICATES. On or before the Closing Date, each Lender which is organized outside the United States of America shall deliver to the Borrower a properly completed and duly executed Internal Revenue Service Form 4224 or Form 1001 and any other certificate or statement required by applicable Laws to establish that payments due to such Lender under the Loan Documents are (a) not subject to withholding under the Code because such payments are effectively connected with the conduct of a trade or business in the United States of America or (b) totally exempt from United States tax under the provisions of an applicable tax treaty.

            13.24 ARBITRATION REFERENCE.

                  (a) MANDATORY ARBITRATION. At the option of the Administrative Agent (exercised in accordance with consent of the Requisite Lenders), the Borrower, or (to the extent it is a party to any such controversy or claim), the Tribe, any controversy or claim between or among the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith (including without limitation the Paired Swap Agreement) and any claim based on or arising from an alleged tort, shall be determined by arbitration. The arbitration shall be conducted in accordance with the procedural rules of the (but not the provisions contemplating federal district court adjudication of disputes under) United States Arbitration Act (Title 9, U.S. Code) and the regulations promulgated thereunder, notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). If, after the invocation of arbitration by either party to this Agreement, any action for legal or equitable relief or other proceeding is brought by the other party, the judge who is presiding over the pending action or proceeding shall not review the merits of the pending action or proceeding, but shall stay the action or proceeding until an arbitration has been had in compliance with this
      Section 13.24. Either party to this Agreement claiming the neglect or refusal of the other party to proceed with an arbitration hereunder may make application to the Regular Civil Division of the Mississippi
      Choctaw Tribal Court for an order directing the parties to proceed with the arbitration in compliance with this Section 13.24. In such event, the Tribal Court shall order the parties to arbitration in accordance with the provisions of this Section 13.24 and the question of whether an obligation to arbitrate the dispute at issue exists shall be decided by the arbitrator(s). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. At any time within one year after an arbitration award has been rendered and the parties thereto notified thereof, any party to the arbitration may make application to the Regular Civil Division of the Mississippi Choctaw Tribal Court for an order confirming the award. An arbitration award shall not be subject to review or modification by the Tribal Court for any reason other than those specified in Sections 11-15-23 or 11-15-25, Mississippi Code Annotated 1972, but shall be confirmed strictly as provided by the arbitrator(s). The judgment confirming an award shall have the same force and effect in all respects as, and be subject to all the provisions of law relating to, a judgment in a civil action, and it may be enforced as if it has been rendered in a civil action in the Tribal Court. When the award requires the performance of any other act than the payment of money, the Tribal Court shall direct the enforcement thereof in the manner provided by law. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  (b) PROVISIONAL REMEDIES,. No provision of this section shall limit the right of any party to this Agreement to exercise or obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.

                  (c) LIMITATION. This Section shall not be construed to require arbitration by the Creditors of any disputes which now exist or hereafter arise amongst themselves which do not involve the Tribe or the Borrower and are not related to this Agreement and the Loan Documents.

                  (d) SPECIFIC ENFORCEMENT REPRESENTATION. Each party to this Agreement severally represents and warrants to the other parties that this
      Section 13.24 is specifically enforceable against such party by the other parties.

            13.25 PURPORTED ORAL AMENDMENTS. THE TRIBE, THE BORROWER AND THE CREDITORS EXPRESSLY ACKNOWLEDGE THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 13.2. EACH OF THE TRIBE AND THE BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF ANY CREDITOR THAT DOES NOT COMPLY WITH SECTION 13.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

            13.26 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            13.27 WAIVER OF SOVEREIGN IMMUNITY; CONSENT TO JURISDICTION.

                  (a) THE TRIBE, TO THE LIMITED EXTENT SET FORTH HEREIN, AND THE BORROWER, EACH HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ITS SOVEREIGN IMMUNITY (AND ANY DEFENSE BASED THEREON) FROM ANY SUIT, ACTION OR

      PROCEEDING OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION, EXERCISE OF CONTEMPT POWERS, OR OTHERWISE) EITHER THROUGH ARBITRATION (AS PROVIDED HEREIN) OR IN THE REGULAR CIVIL DIVISION OF THE MISSISSIPPI CHOCTAW TRIBAL COURT, WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. WITHOUT LIMITATION ON THE FOREGOING PROVISIONS OF THIS PARAGRAPH (a), THE TRIBE AND THE BORROWER AGREE THAT THE REGULAR CIVIL DIVISION OF THE MISSISSIPPI CHOCTAW TRIBAL COURT SHALL, AFTER THE INVOCATION OF ARBITRATION BY EITHER PARTY TO THIS AGREEMENT PURSUANT TO SECTION 13.24, NOT BE ENTITLED TO REVIEW THE MERITS OF THE PENDING ACTION OR PROCEEDING, BUT SHALL STAY THE ACTION OR PROCEEDING UNTIL AN ARBITRATION HAS BEEN HAD IN COMPLIANCE WITH
      SECTION 13.24 AND SHALL, UPON APPLICATION BY EITHER PARTY, ORDER THE PARTIES TO ARBITRATE IN ACCORDANCE WITH SECTION 13.24 AND THE QUESTION OF WHETHER AN OBLIGATION TO ARBITRATE THE DISPUTE AT ISSUE EXISTS SHALL BE DECIDED BY THE ARBITRATOR(S). NO ARBITRATION AWARD SHALL BE SUBJECT TO REVIEW OR MODIFICATION BY THE TRIBAL COURT FOR ANY REASON OTHER THAN THOSE SPECIFIED IN SECTIONS 11-15-23 or 11-15-25, MISSISSIPPI CODE ANNOTATED 1972, BUT SHALL BE CONFIRMED STRICTLY AS PROVIDED BY THE ARBITRATOR(S).

                  (b) THE WAIVERS AND CONSENTS DESCRIBED IN THIS SECTION SHALL INURE TO THE BENEFIT OF THE CREDITORS AND EACH OTHER PERSON WHO IS ENTITLED TO THE BENEFITS OF THE LOAN DOCUMENTS (INCLUDING WITHOUT LIMITATION THE INDEMNIFIED PERSONS REFERRED TO IN SECTION 13.11). SUBJECT TO SECTIONS 13.24 AND 13.28 THE CREDITORS AND SUCH OTHER PERSONS SHALL HAVE AND BE ENTITLED TO ALL AVAILABLE LEGAL AND EQUITABLE REMEDIES, INCLUDING THE RIGHT TO SPECIFIC PERFORMANCE, MONEY DAMAGES AND INJUNCTIVE OR DECLARATORY RELIEF. THE WAIVERS OF SOVEREIGN IMMUNITY AND CONSENTS TO JURISDICTION CONTAINED IN THIS SECTION ARE IRREVOCABLE.

            13.28 LENDER COVENANT.

                  (a) Notwithstanding the waiver of sovereign immunity contained in Section 13.27, in any action or proceeding to enforce the Loan Documents against the Borrower or, to the limited extent set forth herein, against the Tribe, the Creditors agree that they shall have no recourse to the Excluded Property, PROVIDED that recourse may be had against the Tribe and the Excluded Property (to the extent set forth in this Section) to the extent that the Tribe fails to faithfully and fully comply with each of the covenants set forth in Article 8 hereof (it being expressly understood that in the event of any Event of Default arising from the breach of any of the covenants set forth in Article 8, the Tribe shall have the opportunity to cure the relevant Events of Default for thirty days following the delivery of written notice of the breach thereof to the Tribe) before any recourse of any kind may be had against the Tribe.

                  (b) In any action or proceeding to enforce the Loan Documents, the Creditors agree that they shall, to the extent then permitted by applicable Law, take all reasonably available and commercially practicable steps to enforce any claim for damages awarded to the Creditors by any court, tribunal, arbitrator or other decision maker first against the Gaming Assets, prior to taking general recourse to the Business Enterprise Division of the Tribe, and in no event against Excluded Property owned by the Government Services Division of the Tribe.

                  (c)   The provisions of this Section shall not be construed
      (i) to create any recourse on the part of the Creditors against any Excluded Property owned by the Government Services Division or against any other Property of the Government Services Division which is not the traceable proceeds of a prohibited Distribution, EXCEPT as set forth in clause (a), or (ii) to require exhaustion by the Creditors of any remedies against the Gaming Assets prior to having recourse, in the proper case, against the Tribe, as set forth in clause (b).

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                  "Borrower":

                  THE MISSISSIPPI BAND OF CHOCTAW INDIANS D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE

                  By: /s/ PHILLIP MARTIN
                      ----------------------------------
                  Phillip Martin, Chairman of the Board

                  By: /s/ HARRISON BEN
                      ----------------------------------
                  Harrison Ben, Secretary Treasurer

                  Address for Notices:               With a copy to:
                  _________________                  Comptroller
                  Tribal Office Complex              Tribal Office Complex
                  P.O. Box ____                      P.O. Box 6090
                  Philadelphia, MS  39350            Philadelphia, MS 39350
                  Telephone (601) ________           Telephone (601) 650-1615
                  Telecopier (601) ________          Telecopier (601) 656-9057

                  Attorney General
                  Tribal Office Complex
                  Post Office Box 6258
                  Philadelphia, MS 39350
                  Telephone (601) 656-4507
                  Telecopier (601) 656 5861


                                     S 1

                  "Tribe":

                  THE MISSISSIPPI BAND OF CHOCTAW INDIANS

                  By: /s/ PHILLIP MARTIN
                     ---------------------------------------------
                  Phillip Martin, Chief

                  By: /s/ HARRISON BEN
                     ---------------------------------------------
                  Harrison Ben, Secretary Treasurer

                  Address for Notices:                 With a copy to:
                  Tribal Chief                         Comptroller
                  Tribal Office Complex                Tribal Office Complex
                  P.O. Box 6010                        P.O. Box 6090
                  Philadelphia, MS  39350              Philadelphia, MS 39350
                  Telephone (601) 650-1500             Telephone (601) 650-1615
                  Telecopier (601) 656-7333            Telecopier (601) 656-9057

                  Attorney General
                  Tribal Office Complex
                  Post Office Box 6258
                  Philadelphia, MS 39350
                  Telephone (601) 656-4507
                  Telecopier (601) 656 5861



                                     S 2

                        "BANK OF AMERICA , N.A., as Administrative Agent":

                        By: /s/ JANICE HAMMOND
                            ---------------------------
                        Janice Hammond, Vice President

                        Address for Notices:
                        Bank of America , N.A.
                        Credit Products-LA 3283
                        Entertainment and Media Group
                        555 South Flower Street, 11th Floor
                        Los Angeles, California 90071
                        Attn:  Janice Hammond, Vice President
                        Telephone:  (213) 228 9861
                        Telecopier: (213) 228 2299

                        with a copy to:
                        Bank of America , N.A.
                        Credit Products-LA 3283
                        Entertainment and Media Group
                        555 South Flower Street, 10th Floor
                        Los Angeles, California 90071
                        Attn: William S. Newby, Managing Director
                        Telephone:  (213) 228-2438
                        Telecopier:  (213) 228-3145


                        BANK OF AMERICA , N.A., as Issuing
                        Lender and a Lender

                        By: /s/ KRISTIN K. JACKSON
                            -------------------------------
                        Kristin K. Jackson, Vice President

                        Address for Notices:
                        Bank of America , N.A.
                        Credit Products-LA 3283
                        Entertainment and Media Group
                        555 South Flower Street, 11th Floor
                        Los Angeles, California 90071
                        Attn:  Kristin K. Jackson, Vice President
                        Telephone:  (213) 228 9775
                        Telecopier: (213) 228 3145

                                     S 3

                        BANK ONE, NA


                        By: /s/ WILLIAM H. POWELL
                            -------------------------------------

                        Title:
                              -----------------------------------

                        Address for Notices:

                        Bank One, NA
                        Attention: William H. Powell, Vice President
                        777 S. Figueroa Street, 4th Floor
                        Los Angeles, CA 90017
                        Facsimile:        (213) 683-4999
                        Telephone:        (213) 683-4976


                                     S 4

                        THE CIT GROUP/EQUIPMENT FINANCING, INC.


                        By: /s/ F.R. RUCKER
                            --------------------------------------

                        Title:
                              ------------------------------------

                        Address for Notices:

                        The CIT Group/Equipment Financing, Inc.
                        Attention:  F. R. Rucker, Vice President
                        900 Ashwood Parkway, Suite 600
                        Atlanta, GA 30338
                        Facsimile:        (770) 551-7868
                        Telephone:        (770) 551-7837


                                     S 5

                        HIBERNIA NATIONAL BANK



                        By: /s/ CHRISTOPHER K. HASKEW
                            -----------------------------------

                        Title:
                              ---------------------------------

                        Address for Notices:

                        Hibernia National Bank
                        Attention: Christopher K. Haskew, Vice President 333 Travis Street, Third Floor
                        Shreveport, LA 71101
                        Facsimile:        (318) 674-3758
                        Telephone:        (318) 674-3796


                                     S 6

                        TRUSTMARK NATIONAL BANK


                        By: /s/ CRAIG E. SOSEBEE
                            ---------------------------------------

                        Title:            Vice President
                              -------------------------------------

                        Address for Notices:

                        Trustmark National Bank
                        Attention: Craig E. Sosebee, Vice President
                        248 East Capitol Street
                        Jackson, MS 39201
                        Facsimile:        (601) 354-5030
                        Telephone:        (601) 354-5939


                                     S 7

                        UNION PLANTERS BANK, N.A.


                        By: /s/ JAN B. GRAHAM
                            ----------------------------------------

                        Title:         Senior Vice President
                              --------------------------------------

                        Address for Notices:

                        Union Planters Bank, N.A.
                        Attention: Jan B. Graham, Senior Vice President 4270 I-55 North
                        Jackson, MS 39211
                        Facsimile:        (601) 368-2388
                        Telephone:        (601) 368-2390


                                     S 8

                        WELLS FARGO BANK, N.A.


                        By: /s/ RICK BOKUM
                            -----------------------------------------

                        Title:
                              ---------------------------------------

                        Address for Notices:

                        Wells Fargo Bank, N.A.
                        Attention:  Rick Bokum, Vice President
                        3800 Howard Hughes Parkway, 4th Floor
                        Las Vegas, NV 89109
                        Facsimile:        (702) 791-6365
                        Telephone:        (702) 791-6185


                                     S 9

                                    EXHIBIT A

                              ASSIGNMENT AGREEMENT

            THIS ASSIGNMENT AGREEMENT (this "Assignment") is entered into as of _____________, ____ between __________________________________ ("Assignor") and
_____________________________________________________ ("Assignee") with reference to that certain Loan Agreement dated as of _________________, 2000 between The Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise (the "Borrower"), an unincorporated business enterprise of The Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe and Native American sovereign nation (the "Tribe"), the Tribe, the Lenders party thereto, and Bank of America , N.A. ("Bank of America"), as Administrative Agent for the Lenders (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

                                    RECITALS

            A. Assignor holds Pro Rata Shares of the Commitments to make Loans (the "Commitments") under the Loan Agreement.

            B. As of the date hereof, the outstanding principal balance of the Advances made by Assignor (the "Assignor Advances") is set forth on Annex I hereto.

            C. Assignor desires to assign its rights under the Loan Agreement and the other Loan Documents with respect to a portion of the Commitments and a portion of any Assignor Advances to Assignee and Assignee has agreed to assume the obligations of Assignor under the Loan Documents to the extent of the rights so assigned.

            NOW, THEREFORE, in consideration of the matters recited above, and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

            SECTION 1. ASSIGNMENT AND ASSUMPTION.

            (a) Assignor hereby assigns to Assignee, without recourse, representation or warranty, an undivided fractional interest in Assignor's rights arising under the Loan Documents relating to the [Revolving Commitment][Tax Exempt Commitment][Commitments], and any Assignor Advances to the extent of the Assigned Pro Rata Share reflected on Annex I hereto (the "Assigned Pro Rata Share") including, without limitation, (i) all amounts advanced and to be advanced or participated in by Assignor pursuant to the [Revolving Commitment][Tax Exempt

Commitment][Commitments]; (ii) all of Assignor's rights and powers contained in the Loan Documents; (iii) all claims of Assignor against persons who may in the future become or are now liable for repayment of any Assignor Advances or reimbursement of expenses incurred by Assignor on account of any Assignor Advances; and (iv) all amounts received by Assignor on account of any Assignor Advances, whether from the Borrower or from others who are now or may in the future become obligated with respect to some or all of the amounts owing on any Assignor Advances or from any other source, including, without limitation, recovery from litigation.

            (b) Assignee hereby assumes from Assignor, and Assignor is hereby expressly and absolutely released from, the Assigned Pro Rata Share of all of Assignor's obligations arising under the Loan Documents relating to the [Revolving Commitment][Tax Exempt Commitment][Commitments] including, without limitation, all obligations with respect to any Assignor Advances. Assignee agrees that it shall fully perform all of the obligations of Assignor with respect to the interests assigned by this Assignment.

            (c) Assignor and Assignee hereby agree that Annex I attached hereto sets forth (i) the amount of all Assignor Advances giving effect to the assignment and assumption described herein, (ii) the amount of the [Revolving Commitment][Tax Exempt Commitment][Commitments] and the Pro Rata Share(s) of Assignee after giving effect to the assignment and assumption described herein, and (iii) accrued but unpaid interest thereon.

            (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described herein, Assignee shall have all of the obligations under the Loan Documents of, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents made by, a Lender having [a Pro Rata Share of the [Revolving Commitment][Tax Exempt Commitment][Pro Rata Shares of the Commitments] as reflected on Annex I attached hereto. Assignee hereby acknowledges and agrees that the agreement set forth in this subsection 1(d) is expressly made for the benefit of the Borrower, the Administrative Agent, Assignor and the other Lenders and their respective successors and permitted assigns. From and after the date of this Assignment,
(i) Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment, shall have the rights and obligations of a Lender under the Loan Agreement and the other Loan Documents and (ii) Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents.

            (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent (i) that this Assignment shall effect the assignment by Assignor and the assumption by Assignee of the Assigned Pro Rata Share of

Assignor's rights and obligations under the Loan Documents and (ii) that any other assignments by Assignor of a portion of its rights and obligations under the Loan Documents shall have no effect on the [Revolving Commitment][Tax Exempt Commitment][Commitments] and Pro Rata Share(s) of Assignee set forth on Annex I attached hereto.

            (f) Assignee agrees to pay to Assignor, on ________, an amount equal to $____________, in immediately available funds, representing the purchase price of the Assigned Pro Rata Share. Assignor and Assignee shall make all appropriate adjustments for periods prior to the date of this Assignment or with respect to the making of this Assignment directly between themselves.

            (g) Nothing contained in this Assignment shall be construed to amend or modify the terms of the Loan Documents other than to effectuate the assignment contemplated herein.

            SECTION 2. REPRESENTATIONS AND WARRANTIES.

            (a)   Assignee represents and warrants that it is an Eligible
Assignee.

            (b) Assignee represents and warrants that it has become a party hereto solely in reliance upon its own independent investigation of the financial and other circumstances surrounding the Borrower, any Assignor Advances and all aspects of the transactions evidenced by or referenced in the Loan Documents, or has otherwise satisfied itself thereto, and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Assignment) of Assignor in connection with the assignment made hereby. Assignee further acknowledges that Assignee will, independently and without reliance upon Assignor and based upon Assignee's review of such documents and information as Assignee deems appropriate at the time, continue to make its own credit decisions in connection with the assignment made hereby. Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the initial extension of credit under the Loan Agreement or at any time thereafter.

            (c) Assignee represents and warrants to Assignor that it has experience and expertise in the making of loans such as the Advances assigned hereby and with respect to the other types of credit which may be extended under the Loan Agreement; that it has acquired its Assigned Pro Rata Share for its own account and not with any present intention of selling all or any portion of such interest; and that it has received, reviewed and approved copies of all Loan Documents.

            (d) Assignor and Assignee represent to one another and to the Administrative Agent that they have duly authorized, executed and delivered this Assignment, that they are legally entitled to enter into the assignment and assumption transactions contemplated herein and that, in the case of Assignor, that it is the legal and beneficial owner of the Assigned Pro Rata Share, free of any Liens or adverse claims.

            (e) Assignor shall not be responsible to Assignee for the execution, effectiveness, accuracy, completeness, legal effect, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents (other than its own due execution of the Loan Documents) or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by Assignor to Assignee (other than written representations, warranties, recitals or statements made by Assignor therein) or by or on behalf of the Borrower to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower or any other Person liable for the payment of any Advance or payment of amounts owed in connection with other extensions of credit under the Loan Agreement or any other matter. Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Advances or other extensions of credit under the Loan Agreement or as to the existence or possible existence of any Default or Event of Default.

            (f) Each party to this Assignment represents and warrants to the other party to this Assignment that it has full power and authority to enter into this Assignment and to perform its obligations under this Assignment in accordance with the provisions of this Assignment, that this Assignment has been duly authorized, executed and delivered by such party and that this Assignment constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

            SECTION 3. NOTICES.

            Any notice or other communication required or permitted to be given hereunder shall be in writing addressed to the parties at their addresses set forth below and shall be delivered in the manner set forth for notices in the Loan Agreement:

            (a)   Notices to Assignor:

                  ----------------------------
                  ----------------------------
                  ----------------------------

            a)    Notices to Assignee:

                  ----------------------------
                  ----------------------------
                  ----------------------------

            SECTION 4. MISCELLANEOUS PROVISIONS.

            (a) Neither this Assignment nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

            (b) Title and headings of sections in this Assignment are for convenience of reference only and shall not be used to define or limit the provisions hereof.

            (c) This Assignment and the transactions contemplated hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Mississippi.

            (d) This Assignment embodies the entire agreement between Assignor and Assignee with respect to the Loan Documents and supersedes all prior agreements between Assignor and Assignee with respect to the Loan Documents.

            (e) This Assignment may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute but one Assignment. The signature pages of all counterparts of this Assignment may be detached and attached to a single counterpart of this Assignment so that all signature pages are physically attached to the same document.

            (f) All of the terms, covenants and conditions herein contained shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns.

            (g) Every provision of this Assignment is intended to be severable. If any term or provision thereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and to the extent possible all of the other provisions shall nonetheless remain in full force and effect.

            SECTION 5. THE ADMINISTRATIVE AGENT.

            Assignor and Assignee have examined this Assignment and have exercised independent credit judgment in determining to enter into this Assignment. Each of Assignor and Assignee have obtained the advice of their counsel with respect to this document or waive the opportunity to do so. The Administrative Agent bears no responsibility for the form, legality or sufficiency of this Assignment.

            IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

                                      "ASSIGNOR"

                                      -----------------------------------------


                                      By:
                                         --------------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                  -----------------------------

                                      "ASSIGNEE"

                                       ----------------------------------------


                                      By:
                                         --------------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                  -----------------------------

                                     ANNEX I

I ASSIGNOR'S PRO RATA SHARE OF THE [REVOLVING COMMITMENT][TAX EXEMPT COMMITMENT] BEFORE ASSIGNMENT

         [Revolving Commitment/
         Tax Exempt Commitment]             $_____________________

         Pro Rata Share                     _____________%

         Outstanding Principal              $_____________________

         Accrued and unpaid Interest        $_____________________

II ASSIGNOR'S REMAINING PRO RATA SHARE OF THE [REVOLVING COMMITMENT][TAX EXEMPT COMMITMENT] AFTER ASSIGNMENT

         [Revolving Commitment/
         Tax Exempt Commitment]             $_____________________

         Pro Rata Share                     _____________%

III ASSIGNEE'S PRO RATA SHARE OF THE [REVOLVING COMMITMENT/TAX EXEMPT COMMITMENT] AFTER ASSIGNMENT

         [Revolving Commitment/
         Tax Exempt Commitment]             $_____________________

         Pro Rata Share                     ______________%

                           ACKNOWLEDGMENT AND CONSENT
                           OF THE ADMINISTRATIVE AGENT

                  Bank of America , N.A., as Administrative Agent, hereby (i) acknowledges and consents to the assignment to and assumption by Assignee of Assignor's rights and obligations with respect to a portion of the [Revolving Commitment][Tax Exempt Commitment][Commitments] effected pursuant to the foregoing Assignment and (ii) agrees that, for all purposes of the Loan Documents, Assignee shall be deemed to be a Lender having a Pro Rata Share of the [Revolving Commitment][Tax Exempt Commitment][Commitments] as reflected on Annex I attached to the Assignment.

                                      BANK OF AMERICA , N.A., as
                                      Administrative Agent

                                      By
                                        ------------------------------

                                      Name:
                                           ---------------------------

                                      Title:
                                            --------------------------

                           ACKNOWLEDGMENT AND CONSENT
                                 OF THE BORROWER

                  The Borrower hereby (i) acknowledges and consents to the assignment to and assumption by Assignee of Assignor's rights and obligations with respect to a portion of the [Revolving Commitment][Tax Exempt Commitment][Commitments] effected pursuant to the foregoing Assignment and (ii) agrees that, for all purposes of the Loan Documents, Assignee shall be deemed to be a Lender having a Pro Rata Share of the [Revolving Commitment][Tax Exempt Commitment][Commitments] as reflected on Annex I attached to the Assignment.

                                 "Borrower":

                                 THE MISSISSIPPI BAND OF CHOCTAW
                                 INDIANS D/B/A CHOCTAW RESORT
                                 DEVELOPMENT ENTERPRISE

                                 By
                                   -----------------------------------

                                 Title:
                                      --------------------------------

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

To:      BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

                  This Compliance Certificate is delivered with reference to the Loan Agreement (the "Revolving Loan Agreement") and the Amended and Restated Term Loan Agreement (the "Term Loan Agreement"), each dated as of December 19, 2000 by and among The Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise (the "Borrower"), The Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe and Native American sovereign nation (the "Tribe"), the Lenders which are parties thereto, and Bank of America, N.A., as Administrative Agent (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Loan Agreements"). Terms defined in the Loan Agreements and not otherwise defined in this Compliance Certificate ("Certificate") shall have the meanings defined for them in the Loan Agreements. Section references herein relate to the Loan Agreements unless stated otherwise. In the event of any conflict between the calculations set forth in this Certificate, and the manner of calculation required by the Loan Agreements, the terms of the Loan Agreements shall govern and control.

                  This Certificate is delivered in accordance with Section 9.2 of the Loan Agreements by a Senior Officer of the Borrower or the Tribe's Comptroller. This Certificate is delivered with respect to the Fiscal Quarter (the "Test Fiscal Quarter") ended ______________, _____ (the "Test Date"). Computations indicating compliance with respect to the covenants contained in Sections 7.9, 7.12, 7.13 and 7.14 of the Loan Agreements and Section 7.19(b)(i) of the Term Loan Agreement/ Section 7.21(b)(i) of the Revolving Loan Agreement and the Out of Balance computation are set forth below:

I.       SECTION 7.9 - RECOURSE INDEBTEDNESS AND CONTINGENT OBLIGATIONS.

                  A. The Borrower has not waived its sovereign immunity with respect to any Indebtedness or Contingent Obligation in a manner which would create recourse to the Gaming Assets or any revenues thereof, or has otherwise created, incurred, assumed or suffered to exist any Indebtedness or Contingent Obligation which constitutes a Recourse Obligation, except as permitted under subsections (a) through (g), inclusive, of Section 7.9 of the Loan Agreements and as specified in (B), (C) and (D) below.

                  B. As of the Test Date, the aggregate principal amount of Indebtedness and Contingent Obligations incurred by the Borrower prior to the Golden Moon Completion Date consisting of the Proposed Senior Financing, and refinancings thereof which do not result in an increase in the aggregate outstanding principal amount thereof was

                  MAXIMUM PERMITTED:        $150,000,000

                  C. As of the Test Date, the aggregate principal amount of purchase money Indebtedness and Capital Lease Obligations incurred by the Borrower was $_____________________.

                  MAXIMUM PERMITTED:        $10,000,000

                  D. As of the Test Date, the aggregate principal amount of Recourse Obligations incurred by the Borrower to finance design, development and construction at the Borrower's proposed employee training facility and administrative offices was $_____________________.

                  MAXIMUM PERMITTED:         $5,000,000

II. SECTION 7.12 - TOTAL LEVERAGE RATIO. As of the Test Date, the Total Leverage Ratio was ________: 1.00.

                 MAXIMUM PERMITTED:         2.50:1.00 (if the Test Date occurred
                                    on or before the last day of the first full
                                    Fiscal Quarter following the Golden Moon
                                    Completion Date)

                                    2.25:1.00 (if the Test Date occurred as of the last day of the next two immediately succeeding Fiscal Quarters)

                                    2.00:1.00 (if the Test Date occurred as of the last day of any subsequent Fiscal Quarter)

         THE TOTAL LEVERAGE RATIO WAS COMPUTED AS FOLLOWS:

         (a) Total Recourse Debt as of the Test Date         $_______



         DIVIDED BY (b) Annualized Gaming EBITDA for
         the four Fiscal Quarter period ending on the
         Test Date (the "Test Period")                       $_______


         EQUALS TOTAL LEVERAGE RATIO [(a) DIVIDED BY (b)]   ____: 1.00

         ANNUALIZED GAMING EBITDA FOR THE TEST PERIOD - COMPONENT CALCULATIONS

         Annualized Gaming EBITDA for the Test Period was calculated as follows, in each case to the extent deducted in arriving at Net Income, and in each case as determined in accordance with Generally Accepted Accounting Principles, PROVIDED THAT if the Test Date occurred as of the last day of any of the first three full Fiscal Quarters following the Golden Moon Completion Date, Annualized Gaming EBITDA shall equal the following calculation for each such Fiscal Quarter which has occurred since the Golden Moon Completion Date, annualized on a straight line basis:

         (a)      Net Income of the Borrower from Existing Casino Operations for the Test
                  Period                                                                    $_______

         PLUS (b) Interest Charges of the Borrower with respect to Recourse Obligations
         to the extent deducted in arriving at such Net Income for the Test Period          $_______

         PLUS (c) (without duplication) the aggregate amount, if any, of federal and state taxes on or measured by income of the Borrower for the Test Period
         (whether or not payable during the Test Period) to the extent deducted in
         arriving at Net Income                                                             $_______

         PLUS (d) depreciation and amortization of the Borrower attributable to Existing
         Casino Operations and the Gaming Assets for the Test Period to the extent
         deducted in arriving at Net Income                                                 $_______

         PLUS (e) management fee payments (if any) paid to Boyd Gaming during the Test
         Period                                                                             $_______

         PLUS (f) Pre-Opening Expenses for the Test Period to the extent deducted in
         arriving at Net Income                                                             $_______

         EQUALS ANNUALIZED GAMING EBITDA FOR THE TEST PERIOD [(a)+(b)+(c)+(d)+(e)+(f)]      $_______

III. SECTION 7.13 - FIXED CHARGE COVERAGE RATIO. As of the Test Date, the Fixed Charge Coverage Ratio was ________: 1.00.

                  Minimum Required: 1.05:1.00
                  (PROVIDED that as of the last day of any Fiscal Quarter as of which (a) Annualized Gaming EBITDA for the Test Period is not less than $140,000,000 and (b) the Borrower's cash balances as of such date are in excess of $25,000,000, the required Fixed
                  Charge Coverage Ratio shall be 1.00:1.00). $_______

         THE FIXED CHARGE COVERAGE RATIO WAS COMPUTED AS FOLLOWS:

         (a)      Annualized Gaming EBITDA for the Test Period                              $_______

         DIVIDED BY (b) the SUM of:

                  (i) Interest Charges with respect to Recourse Obligations to the extent payable in cash during the Test Period PROVIDED that to the extent that any portion of that period of calculation occurs prior to February 1,
                  2001, that portion of Interest Charges which relate to the Term
                  Obligations and the Paired Swap Agreement shall be annualized on a
                  straight line basis for the period since February 1, 2000                 $_______

                  PLUS (ii) the amount of principal repayments with respect to the
                  Revolving Obligations and the Term Obligations required to be made during the Test Period in cash, PROVIDED that to the extent that any portion of that period of calculation occurs prior to February 1, 2001, the amount so payable with respect to the Term Obligations shall be
                  deemed to be $18,750,000                                                  $_______

                  PLUS (iii) other payments of principal with respect to Recourse
                  Obligations (other than the Excluded Obligations) required to be made
                  during the Test Period in cash                                            $_______

                  PLUS (iv) taxes (if any) required to be paid with respect to the income
                  or revenues of the Existing Casino Operations during the Test Period      $_______

                  PLUS (v) Maintenance Capital Expenditures for the Test Period             $_______

                                    -4-

                  PLUS (vi) Distributions made during the Test Period by the Existing
                  Casino Operations to the general fund of the Tribe in accordance with
                  Section 7.5 of the Loan Agreement                                         $_______


         EQUALS (b) [(i)+(ii)+(iii)+(iv)+(v)+(vi)]                                          $_______

         equals Fixed Charge Coverage Ratio [(a) DIVIDED BY (b)]         ____: 1.00

IV.      SECTION 7.14 - CAPITAL EXPENDITURES.

                  A. The Borrower has not made, or become legally obligated to make, any Capital Expenditure except as specified in (B) through
(E) below.

                  B. As of the Test Date, the aggregate amount of Maintenance Capital Expenditures made during the current Fiscal Year with respect to the Silver Star was $___________.

         MAXIMUM PERMITTED:                          $10,000,000

                  C. As of the Test Date, the aggregate amount of expansion Capital Expenditures at the Silver Star during the term of the Loan Agreements (or following its completion, the Golden Moon) was $___________.

         MAXIMUM PERMITTED:                          $25,000,000

                  D. As of the Test Date, the aggregate amount of Capital Expenditures to construct the Golden Moon Project made pursuant to the Approved Budget was $___________.

         MAXIMUM PERMITTED:                           $325,000,000 (including
                                                      capitalized interest and
                                                      Pre-Opening Expenses)

                  E. As of the Test Date, the aggregate amount of Maintenance Capital Expenditures during the current Fiscal Year with respect to the Golden Moon following the Golden Moon Completion Date was $______________.

         MAXIMUM PERMITTED:                 $10,000,000

                  F. As of the Test Date, the aggregate amount of other Capital Expenditures made following the Golden Moon Completion Date, aggregated with Investments made pursuant to Section 7.3(d) of the Loan Agreements was $_______________.

         MAXIMUM PERMITTED:                 Post Completion Basket Amount



V. SECTION 7.19(b)(i) OF THE TERM LOAN AGREEMENT/SECTION 7.21(b)(i) OF THE REVOLVING LOAN AGREEMENT - PROJECT DISBURSEMENT ACCOUNT.

                  A. As of the Test Date, the cumulative amount of cash from Silver Star revenues deposited by the Borrower into the Project Disbursement Account pursuant to Section 7.19(b)(i) of the Term Loan Agreement and Section 7.21(b)(i) of the Revolving Loan Agreement was $_______________.

         THE MINIMUM AMOUNT TO BE DEPOSITED INTO THE PROJECT DISBURSEMENT ACCOUNT PURSUANT TO SECTION 7.19(b)(i) OF THE TERM LOAN AGREEMENT AND
         SECTION 7.21(b)(i) OF THE REVOLVING LOAN AGREEMENT IS COMPUTED AS
         FOLLOWS:

         (Compute only if the Test Date occurred after February 28, 2001)

         (a)      $22,000,000 MINUS the amount of all costs provided for in the Approved
                  Budget paid out of funds of the Silver Star prior to the Closing Date     $_______

         MULTIPLIED BY

         b)       THE QUOTIENT OF

                  (i)      the integral number of months which have occurred since
                           February 1, 2001                                                 $_______

                  DIVIDED BY (ii) 18                                                        18

                  EQUALS (b) [(i) DIVIDED BY (ii)]                                          ________

         EQUALS THE MINIMUM CUMULATIVE AMOUNT OF CASH FROM SILVER STAR REVENUES
         TO BE DEPOSITED INTO THE PROJECT DISBURSEMENT ACCOUNT PURSUANT TO
         SECTION 7.19(b)(i) OF THE TERM LOAN AGREEMENT AND 7.21(b)(i) OF THE
         REVOLVING LOAN AGREEMENT [(a)X(b)]                                                 $_______


VI.      OUT-OF-BALANCE COMPUTATION.

                  A. As of the Test Date, the amount by which the Golden Moon Project was Out-of-Balance was $________________.

         OUT-OF-BALANCE WAS COMPUTED AS FOLLOWS:

         (a)      THE GREATER OF:                                                           $_______

                  (i)      the unexpended amount of the Approved Budget                     $_______
                  OR       (ii) the amount required to complete the Golden Moon Project

                           (as determined by the Administrative Agent following
                           consultation with the Construction Consultant)                   $_______

         MINUS (b) THE SUM (WITHOUT DUPLICATION) OF:                                        $_______

                  (i)      the then available amount of the "Loans" under the Revolving
                           Loan Agreement                                                   $_______

                  PLUS (ii) the then unexpended and available amount of any committed
                           portion of the Proposed Senior Financing                         $_______

                  PLUS (iii) the amount contained in the Project Disbursement Account       $_______

                  PLUS (iv) the Remaining Equity Contribution Amount (provided that
                           Borrower is in compliance with Section 7.19 of the
                           Term Loan Agreement and Section 7.21 of the Revolving
                           Loan Agreement)                                                  $_______

                  EQUALS (b) [(i)+(ii)+(iii)+(iv)]                                          $_______

         EQUALS OUT-OF-BALANCE [(a)-(b)]                                                    $_______


VII. A review of the activities of the Borrower during the fiscal period covered by this Certificate has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all of its Obligations. To the best knowledge of the undersigned, during the fiscal period covered by this Certificate, all covenants and conditions have been so performed and observed and no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which the Borrower has taken (or caused to be taken) or proposes to take (or cause to be taken) the following actions (if none, so state).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

VIII. The undersigned Senior Officer or Comptroller of the Tribe certifies that the calculations made and the information contained herein are derived from the books and records of the Borrower and that each and every matter contained herein correctly reflects those books and records.

Dated:  _______________, ______


                                    THE MISSISSIPPI BAND OF CHOCTAW INDIANS
                                    D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE

                                    By:
                                       ---------------------------------------

                                       ---------------------------------------
                                        Printed Name and Title

                                    EXHIBIT E

                          REQUEST FOR LETTER OF CREDIT


         1. This REQUEST FOR LETTER OF CREDIT is executed and delivered by The Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise (the "Borrower"), to Bank of America, N.A., as Administrative Agent and Issuing Lender, pursuant to that certain Loan Agreement (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Loan Agreement") dated as of December 19, 2000, among the Borrower, The Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe and Native American sovereign nation, the Lenders referred to therein and the Administrative Agent. Any terms used herein and not defined herein shall have the meanings set forth for such terms in the Loan Agreement.

         2. Borrower hereby requests that the Issuing Lender issue a Letter of Credit pursuant to the Loan Agreement as follows:

                           (a) Amount of Requested Letter of Credit: $__________

                           (b) Date of Requested Issuance: ________________

                           (c) Beneficiary:  __________________________

                           (d) Terms:  Attached

                           (e) Giving effect to the requested Loan, the aggregate Loans outstanding under the Commitment will be $__________________.

         3.       In connection with the request, Borrower certifies that:

                           (a) EXCEPT (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Loan Agreement or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in
         Article 5 (OTHER THAN Sections 5.8 (first sentence), 5.10 and 5.20) are true and correct on and as of the date hereof as though made on that date;

                           (b) there is not any pending or threatened action, suit, proceeding or investigation against or affecting the Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

                           (c) giving effect to the requested Letter of Credit, the Outstanding Obligations do not exceed the aggregate applicable Commitments;

                           (d) giving effect to the requested Letter of Credit, the Outstanding Obligations owed to each Lender under the Revolving Commitment do not exceed that Lender's Pro Rata Share of the Revolving Commitment;

                           (e) giving effect to the requested Letter of Credit, the Aggregate Effective Amount under all outstanding Letters of Credit does not exceed $10,000,000; and

                           (f) giving effect to the requested Letter of Credit, the sum of (i) the aggregate principal amount of all LIBOR Loans having Interest Periods ending after any Reduction Date, plus (ii) the Aggregate Effective Amount of all Letters of Credit having expiration dates after that Reduction Date do not exceed the Revolving Commitment (after giving effect to any required Reductions thereof on that Reduction Date).

         4. This Request for Letter of Credit is executed on ________________, by a Responsible Official of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

                                    THE MISSISSIPPI BAND OF CHOCTAW INDIANS
                                    D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE


                                     By:
                                          ---------------------------------

                                     Title
                                          ---------------------------------

                                    EXHIBIT F

                                REQUEST FOR LOAN

         1. This REQUEST FOR LOAN is executed and delivered by The Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise (the "Borrower"), to Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), pursuant to that certain Loan Agreement (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Loan Agreement") dated as of December 19, 2000, among the Borrower, The Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe and Native American sovereign nation, the Lenders referred to therein and the Administrative Agent. Any terms used herein and not defined herein shall have the meanings set forth for such terms in the Loan Agreement.

         2. Borrower hereby requests that the Lenders make a Loan pursuant to the Loan Agreement as follows:

                           (a)    Amount of Requested Loan:  $_____________(1)


                           (b)    Date of Requested Loan:  _________________

                           (c)    Type of Requested  Loan (check one box only)

                  []       Base Rate

                  []       Eurodollar Rate for a Eurodollar Period of ________
                           Months(2)

                  []       Tax Exempt for a Tax Exempt Period of 3 months

                           (d) Giving effect to the requested Loan, the aggregate Loans outstanding under the Commitment will be $__________________.

         3.       In connection with the request, Borrower certifies that:

----------
(1) Unless the Requisite Lenders otherwise consent, each Loan shall not be less than $5,000,000 and in an integral multiple of $1,000,000.

(2) Specify whether 1, 2, 3 or 6-month Eurodolar Period.

                           (a) EXCEPT (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Loan Agreement or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in
         Article 5 (OTHER THAN Sections 5.8 (first sentence), 5.10 and 5.20) are true and correct on and as of the date hereof as though made on that date; and

                           (b) there is not any pending or threatened action, suit, proceeding or investigation against or affecting the Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect.

         4. This Request for Loan is executed on ________________, by a Responsible Official of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.


                                    THE MISSISSIPPI BAND OF CHOCTAW INDIANS
                                    D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE


                                    By:
                                       ---------------------------------

                                    Title:
                                          ------------------------------

                                    EXHIBIT G

                                 REVOLVING NOTE

$___,000,000                                                _____________, 2000
                                                      Philadelphia, Mississippi

                  FOR VALUE RECEIVED, the undersigned promises to pay to the order of ________________ (the "Lender"), the principal amount of _______________ MILLION DOLLARS ($___,000,000), payable as hereinafter set forth. The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereon until the date of payment in full, payable as hereinafter set forth.

                  Reference is made to the Loan Agreement of even date herewith among the undersigned, as Borrower, The Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe and Native American sovereign nation, as an obligor with respect to certain representations, warranties and covenants, the Lenders party thereto and Bank of America , N.A., as Administrative Agent for the Lenders (as the same may be amended, renewed, extended or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings given those terms in the Loan Agreement. This is one of the Revolving Notes referred to in the Loan Agreement, and the Lender and any subsequent rightful holder hereof (collectively "Holder") is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

                  The principal indebtedness evidenced by this Revolving Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date.

                  Interest shall be payable on the outstanding daily unpaid principal amount of each Advance hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement, both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.9 of the Loan Agreement, to the fullest extent permitted by applicable Law.

                  The amount of each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lender in immediately available funds not later than 11:00 a.m. (California local time) on the day of payment (which must be a Business Day). All payments received after 11:00 a.m. (California local time) on any particular Business Day shall be deemed received on the next succeeding Business Day. All payments shall be made in lawful money of the United States of America.

                  The Lender shall use its best efforts to keep a record (which may be in electronic or other intangible form) of Advances made by it and payments of principal received by it with respect to this Revolving Note, and such record shall be presumptive evidence of the amounts owing under this Revolving Note.

                  The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements (including allocated costs of legal counsel employed by the Administrative Agent or the holder), whether or not an action is filed in connection therewith.

                  The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

                  THE UNDERSIGNED HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS REVOLVING NOTE OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE UNDERSIGNED AND THE LENDER WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE UNDERSIGNED HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT LENDER OR ANY HOLDER OF THIS REVOLVING NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE UNDERSIGNED TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                  THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ITS SOVEREIGN IMMUNITY (AND ANY DEFENSE BASED THEREON) FROM ANY SUIT, ACTION OR PROCEEDING OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION, EXERCISE OF CONTEMPT POWERS, OR

OTHERWISE) EITHER THROUGH ARBITRATION (AS PROVIDED HEREIN) OR IN THE REGULAR CIVIL DIVISION OF THE MISSISSIPPI CHOCTAW TRIBAL COURT, WITH RESPECT TO THIS REVOLVING NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY. WITHOUT LIMITATION ON THE FOREGOING PROVISIONS OF THIS PARAGRAPH, THE UNDERSIGNED AGREES THAT THE REGULAR CIVIL DIVISION OF THE MISSISSIPPI CHOCTAW TRIBAL COURT SHALL, AFTER THE INVOCATION OF ARBITRATION BY THE UNDERSIGNED OR ANY HOLDER OF THIS REVOLVING NOTE PURSUANT TO SECTION 13.24 OF THE LOAN AGREEMENT, NOT BE ENTITLED TO REVIEW THE MERITS OF THE PENDING ACTION OR PROCEEDING, BUT SHALL STAY THE ACTION OR PROCEEDING UNTIL AN ARBITRATION HAS BEEN HAD IN COMPLIANCE WITH SECTION 13.24 OF THE LOAN AGREEMENT AND SHALL, UPON APPLICATION BY THE UNDERSIGNED OR ANY HOLDER OF THIS REVOLVING NOTE, ORDER THE PARTIES TO ARBITRATE IN ACCORDANCE WITH SECTION 13.24 OF THE LOAN AGREEMENT AND THE QUESTION OF WHETHER AN OBLIGATION TO ARBITRATE THE DISPUTE AT ISSUE EXISTS SHALL BE DECIDED BY THE ARBITRATOR(S). NO ARBITRATION AWARD SHALL BE SUBJECT TO REVIEW OR MODIFICATION BY THE TRIBAL COURT FOR ANY REASON OTHER THAN THOSE SPECIFIED IN SECTIONS 11-15-23 or 11-15-25, MISSISSIPPI CODE ANNOTATED 1972, BUT SHALL BE CONFIRMED STRICTLY AS PROVIDED BY THE ARBITRATOR(S).

                  THE WAIVERS AND CONSENTS DESCRIBED IN THIS REVOLVING NOTE SHALL INURE TO THE BENEFIT OF EACH HOLDER OF THIS REVOLVING NOTE. SUBJECT TO SECTIONS 13.24 AND 13.28 OF THE LOAN AGREEMENT, THE HOLDER SHALL HAVE AND BE ENTITLED TO ALL AVAILABLE LEGAL AND EQUITABLE REMEDIES, INCLUDING THE RIGHT TO SPECIFIC PERFORMANCE, MONEY DAMAGES AND INJUNCTIVE OR DECLARATORY RELIEF. THE WAIVERS OF SOVEREIGN IMMUNITY AND CONSENTS TO JURISDICTION CONTAINED HEREIN ARE IRREVOCABLE.

                  The undersigned represents, warrants and acknowledges that the transaction of which this Revolving Note is a part is a commercial transaction and not a consumer transaction. Monies now or in the future to be advanced to or on behalf of the undersigned are not and will not be used for personal, family or household purposes.

                  EXCEPT TO THE EXTENT OTHERWISE PROVIDED HEREIN, THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED

AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF MISSISSIPPI, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS OF THE LAWS OF MISSISSIPPI. THE UNDERSIGNED AND THE HOLDER OF THIS REVOLVING NOTE EACH HEREBY CONSENTS TO THE APPLICATION OF MISSISSIPPI CIVIL LAW TO THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT OF THIS REVOLVING NOTE AND THE OTHER LOAN DOCUMENTS, AND THE APPLICATION OF MISSISSIPPI CIVIL LAW TO THE PROCEDURAL ASPECTS OF ANY SUIT, ACTION OR PROCEEDING RELATING THERETO, INCLUDING BUT NOT LIMITED TO LEGAL PROCESS, EXECUTION OF JUDGMENTS AND OTHER LEGAL REMEDIES, EXCEPT FOR ANY PROCEDURAL MATTERS GOVERNED BY OR RELATING TO THE CONDUCT OF ARBITRATION UNDER SECTION
13.24 OF THE LOAN AGREEMENT.

                                    THE MISSISSIPPI BAND OF CHOCTAW INDIANS
                                    D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE

                                    By: _______________________________________
                                    Phillip Martin, Chairman of the Board

                                    By:_______________________________________
                                    Harrison Ben, Secretary Treasurer

                            SCHEDULE OF ADVANCES AND
                              PAYMENTS OF PRINCIPAL

Date        Amount        Interest      Amount of         Unpaid       Notation
          of Advance       Period       Principal        Principal      Made by
                                           Paid           Balance







                                    EXHIBIT H

                                 TAX EXEMPT NOTE


$____,000,000                                              ______________, 2000
                                                      Philadelphia, Mississippi

                  FOR VALUE RECEIVED, the undersigned promises to pay to the order of __________________________ (the "Lender"), the principal amount of ___________________ MILLION DOLLARS ($___,000,000) or such lesser aggregate amount of Advances as may be made by the Lender as part of the Loans under the Tax Exempt Commitment pursuant to the Loan Agreement referred to below, together with interest on the principal amount of each Advance made hereunder as part of the Loans under the Tax Exempt Commitment and remaining unpaid from time to time from the date of each such Advance until the date of payment in full, payable as hereinafter set forth. Once repaid, no portion of the Loans made under the Tax Exempt Commitment may be reborrowed.

                  Reference is made to the Loan Agreement dated as of December 19, 2000, by and among the undersigned, as Borrower, The Mississippi Band of Choctaw Indians, a federally recognized Indian tribe and Native American sovereign nation, as an obligor with respect to certain representations, warranties and covenants, the Lenders party thereto and Bank of America, N.A., as Administrative Agent for the benefit of the Lenders and Collateral Agent (as such agreement may from time to time be amended, renewed, extended or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings given those terms in the Loan Agreement. This is one of the Tax Exempt Notes referred to in the Loan Agreement, and any holder hereof (collectively, "Holder") is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

                  The principal indebtedness evidenced by this Tax Exempt Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date, and without set off, counterclaim or reduction of any kind.

                  Interest shall be payable on the outstanding daily unpaid principal amount of Advances made hereunder from the date of each such Advance until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.9 of the Loan Agreement, to the fullest extent permitted by applicable Law.

                  Each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lender in immediately available funds not later than 11:00 a.m., California local time, on the day of payment (which must be a Business Day). All payments received after 11:00 a.m., California local time, on any particular Business Day shall be deemed received on the next succeeding Business Day. All payments shall be made in lawful money of the United States of America.

                  The Lender shall use its best efforts to keep a record (which may be in electronic or other intangible form) of Advances made by it as part of Loans and payments received by it with respect to this Tax Exempt Note, and such record shall be presumptive evidence of the amounts owing under this Tax Exempt Note.

                  The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements (including allocated costs of legal counsel employed by the Administrative Agent or the holder), whether or not an action is filed in connection therewith.

                  The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

                  THE UNDERSIGNED HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS TAX EXEMPT NOTE OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE UNDERSIGNED AND THE LENDER WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE UNDERSIGNED HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT LENDER OR ANY HOLDER OF THIS TAX EXEMPT NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE UNDERSIGNED TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                  THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ITS SOVEREIGN IMMUNITY (AND ANY DEFENSE BASED THEREON) FROM ANY SUIT, ACTION OR PROCEEDING OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF

EXECUTION, EXECUTION, EXERCISE OF CONTEMPT POWERS, OR OTHERWISE) EITHER THROUGH ARBITRATION (AS PROVIDED HEREIN) OR IN THE REGULAR CIVIL DIVISION OF THE MISSISSIPPI CHOCTAW TRIBAL COURT, WITH RESPECT TO THIS TAX EXEMPT NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY. WITHOUT LIMITATION ON THE FOREGOING PROVISIONS OF THIS PARAGRAPH, THE UNDERSIGNED AGREES THAT THE REGULAR CIVIL DIVISION OF THE MISSISSIPPI CHOCTAW TRIBAL COURT SHALL, AFTER THE INVOCATION OF ARBITRATION BY THE UNDERSIGNED OR ANY HOLDER OF THIS TAX EXEMPT NOTE PURSUANT TO SECTION 13.24 OF THE LOAN AGREEMENT SHALL NOT BE ENTITLED TO REVIEW THE MERITS OF THE PENDING ACTION OR PROCEEDING, BUT SHALL STAY THE ACTION OR PROCEEDING UNTIL AN ARBITRATION HAS BEEN HAD IN COMPLIANCE WITH
SECTION 13.24 OF THE LOAN AGREEMENT AND SHALL, UPON APPLICATION BY THE UNDERSIGNED OR ANY HOLDER OF THIS TAX EXEMPT NOTE, ORDER THE PARTIES TO ARBITRATE IN ACCORDANCE WITH SECTION 13.24 OF THE LOAN AGREEMENT AND THE QUESTION OF WHETHER AN OBLIGATION TO ARBITRATE THE DISPUTE AT ISSUE EXISTS SHALL BE DECIDED BY THE ARBITRATOR(S). NO ARBITRATION AWARD SHALL BE SUBJECT TO REVIEW OR MODIFICATION BY THE TRIBAL COURT FOR ANY REASON OTHER THAN THOSE SPECIFIED IN SECTIONS 11-15-23 or 11-15-25, MISSISSIPPI CODE ANNOTATED 1972, BUT SHALL BE CONFIRMED STRICTLY AS PROVIDED BY THE ARBITRATOR(S).

                  THE WAIVERS AND CONSENTS DESCRIBED IN THIS TAX EXEMPT NOTE SHALL INURE TO THE BENEFIT OF EACH HOLDER OF THIS TAX EXEMPT NOTE. SUBJECT TO SECTIONS 13.24 AND 13.28 OF THE LOAN AGREEMENT, THE HOLDER SHALL HAVE AND BE ENTITLED TO ALL AVAILABLE LEGAL AND EQUITABLE REMEDIES, INCLUDING THE RIGHT TO SPECIFIC PERFORMANCE, MONEY DAMAGES AND INJUNCTIVE OR DECLARATORY RELIEF. THE WAIVERS OF SOVEREIGN IMMUNITY AND CONSENTS TO JURISDICTION CONTAINED HEREIN ARE IRREVOCABLE.

                  The undersigned represents, warrants and acknowledges that the transaction of which this Tax Exempt Note is a part is a commercial transaction and not a consumer transaction. Monies now or in the future to be advanced to or on behalf of the undersigned are not and will not be used for personal, family or household purposes.

                  EXCEPT TO THE EXTENT OTHERWISE PROVIDED HEREIN, THIS TAX EXEMPT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF MISSISSIPPI, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS OF THE LAWS OF MISSISSIPPI. THE UNDERSIGNED AND THE HOLDER OF THIS

TAX EXEMPT NOTE EACH HEREBY CONSENTS TO THE APPLICATION OF MISSISSIPPI CIVIL LAW TO THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT OF THIS TAX EXEMPT NOTE AND THE OTHER LOAN DOCUMENTS, AND THE APPLICATION OF MISSISSIPPI CIVIL LAW TO THE PROCEDURAL ASPECTS OF ANY SUIT, ACTION OR PROCEEDING RELATING THERETO, INCLUDING BUT NOT LIMITED TO LEGAL PROCESS, EXECUTION OF JUDGMENTS AND OTHER LEGAL REMEDIES, EXCEPT FOR ANY PROCEDURAL MATTERS GOVERNED BY OR RELATING TO THE CONDUCT OF ARBITRATION UNDER SECTION 13.24 OF THE LOAN AGREEMENT.

                  The Borrower has designated this Tax Exempt Note as a "qualified tax-exempt obligation" within the meaning of Section 265(b) of the Internal Revenue Code.


                                    THE MISSISSIPPI BAND OF CHOCTAW
                                    INDIANS D/B/A CHOCTAW RESORT
                                    DEVELOPMENT ENTERPRISE


                                    By: _____________________________
                                    Philip Martin, Chairman of the Board


                                    By: ______________________________
                                    Harrison Ben, Secretary Treasurer

                            SCHEDULE OF ADVANCES AND
                              PAYMENTS OF PRINCIPAL


                                      Amount of    Unpaid
                Amount    Interest    Principal   Principal          Notation
      Date    of Advance   Period       Paid        Balance           Made by

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

                                    EXHIBIT J

                        [[$10,000,000]] TAX EXEMPT NOTES
                   OF THE MISSISSIPPI BAND OF CHOCTAW INDIANS
                  D/B/A/ CHOCTAW RESORT DEVELOPMENT ENTERPRISE
                                 EVIDENCING THE
                             TAX EXEMPT LOANS UNDER
                THE LOAN AGREEMENT DATED AS OF DECEMBER 19, 2000
            WITH BANK OF AMERICA, N.A. AND THE LENDERS NAMED THEREIN


                TAX CERTIFICATE AND AGREEMENT AS TO ARBITRAGE AND
                      THE PROVISIONS OF SECTIONS 141-150 OF
                        THE INTERNAL REVENUE CODE OF 1986

         IN CONNECTION WITH the issuance by The Mississippi Band of Choctaw Indians d/b/a/ Choctaw Resort Development Enterprise (the "Borrower") of its [[$10,000,000]] Tax Exempt Notes (the "Notes") evidencing the Tax Exempt Loans under that certain Loan Agreement dated as of December 19, 2000 (the "Agreement") by and among the Borrower, the lenders named therein and Bank of America, N.A., as Administrative Agent (the "Bank"), and IN FURTHERANCE OF the covenants of the Borrower contained in Section 6.12 of the Agreement, the Borrower makes and enters into the following Tax Certificate and Agreement as to Arbitrage and the Provisions of Sections 141-150 of the Internal Revenue Code of 1986 (the "Tax Certificate").

         1.       DEFINITIONS.

         Capitalized terms, if not otherwise defined herein, shall have the meanings set forth in Appendix I or, where not so defined, then in the Agreement; PROVIDED, HOWEVER, THAT terms enclosed in quotation marks and not otherwise defined herein shall have the same meanings as when used in sections 103 and 141-150 of the Code or the Treasury Regulations promulgated thereunder.

         2.       REPRESENTATIONS.

         (a) BORROWER IS INDIAN TRIBAL GOVERNMENT. The Borrower is an "Indian tribal government" within the meaning of section 7701(a)(40) of the Code and section 305.7701-1 of the Treasury Regulations.

         (b) ISSUANCE OF THE NOTES; PURPOSES OF THE NOTES. On the date hereof (the "Initial Tax Exempt Advance Date"), the initial Tax Exempt Loan is being made under the Tax Exempt Commitment established in the Agreement. The Notes evidence successive Tax Exempt Loans until the limit of [[$10,000,000]] in principal amount under the Tax Exempt Commitment is reached. The Notes are being issued and the Tax

Exempt Loans are being made for the purpose of [[(i) FINANCING CERTAIN PUBLIC IMPROVEMENTS GENERALLY CONSISTING OF STREET, DRAINAGE AND SEWER SYSTEM IMPROVEMENTS AND (ii) THE FUNDING OF CERTAIN COSTS OF ISSUANCE OF THE NOTES (COLLECTIVELY, THE "PROJECT").]] The Project constitutes an essential governmental function of the Borrower within the meaning of section 7871 of the Code.

         (c) SOURCE OF PAYMENT OF NOTES. The Borrower reasonably expects that revenues derived from its ownership of a hotel-casino and other funds of the Borrower will be sufficient on an annual basis to make all payments of debt service on the Notes as and when the same become due and payable within such annual period.

         (d) SINGLE ISSUE. The Borrower does not expect to issue other obligations that will be (a) sold at substantially the same time as the Notes (I.E., less than 15 days apart); (b) sold pursuant to the same plan of financing with the Notes; and (c) reasonably expected to be paid from substantially the same sources of funds as will be used to pay the Notes.

         (e) NO REPLACEMENT; AVERAGE MATURITY. No portion of the amounts received from the issuance of the Notes will be used as a substitute for other funds that otherwise were to be used as a source of financing for the Project and that have been or will be used to acquire, directly or indirectly, Investment Property producing a yield in excess of the "yield" on the Notes. The weighted average maturity of the Notes ([[5]] years, treating the entire Tax Exempt Commitment as borrowed on the Initial Tax Exempt Advance Date and not repaid until the maturity date of the Notes) does not exceed 120 percent of the average reasonably expected economic life of the Project, determined in the same manner as under section 147(b).

         (f) STATEMENT AS TO FACTS, ESTIMATES AND CIRCUMSTANCES. The facts and estimates set forth in this Tax Certificate on which the Borrower's expectations as to the amount and use of the Gross Proceeds of the Notes are based are made to the best of the knowledge and belief of the undersigned officer of the Borrower and the Borrower's expectations are reasonable. The undersigned is an officer of the Borrower responsible for the issuance of the Notes, who has made due inquiry with respect to and is fully informed as to the matters set forth herein.

         (g) NOTES NOT TAXABLE HEDGE BONDS. The Borrower (i) reasonably expects as of the date hereof (a) no less than 10 percent of the spendable proceeds of the Notes will be spent for the governmental purposes of the issue within the 1-year period beginning on the Initial Tax Exempt Advance Date; (b) no less than 30 percent of the spendable proceeds of the Notes will be spent for such purposes within the 2-year period beginning on such date; (c) no less than 60 percent of the spendable proceeds of the Notes will be spent for such purposes within the 3-year period beginning on such date; and (d) no less than 85 percent of the spendable proceeds of the Notes will be spent for such purposes within the 5-year period beginning on such date; and (ii) [[COVENANTS THAT NO MORE THAN

50% OF THE PROCEEDS OF THE NOTES WILL BE INVESTED IN INVESTMENTS HAVING A SUBSTANTIALLY GUARANTEED YIELD FOR FOUR YEARS OR MORE.]]

         (h) NOTES ARE BANK QUALIFIED. The Borrower hereby designates the Notes as qualified tax-exempt obligations pursuant to section 265(b) of the Code and reasonably expects that the aggregate amount of tax-exempt obligations that will be issued by the Borrower and all of its subordinate entities during the ____ calendar year will not exceed $10,000,000. The Borrower covenants that it will not designate in excess of $10,000,000 of obligations as qualified tax-exempt obligations pursuant to section 265(b) of the Code during any calendar year.

         3. REASONABLE EXPECTATIONS OF THE BORROWER AS TO FACTS, ESTIMATES AND CIRCUMSTANCES

         The Borrower makes the following representations and statements of fact and expectation on the basis of which it is not expected that the proceeds of or other amounts (including replaced proceeds) in respect of the Note will be used in a manner that will cause such Note to be an "arbitrage bond" within the meaning of section 148 of the Code.

         (a) APPLICATION OF NOTE PROCEEDS; NO OVERISSUANCE. The aggregate amount to be received by the Borrower from the issuance of the Note (the "Note Proceeds") will be equal to the aggregate amount of all Tax Exempt Advances made. The maximum aggregate amount of Tax Exempt Advances cannot exceed the Tax Exempt Commitment under the Agreement, which is [[$10,000,000]]. The Note Proceeds and any anticipated investment earnings thereon, after taking into account the other monies described below and made available for the Project by reason of the current transaction, do not exceed the amount necessary for the Project by more than $100,000. The Borrower does not anticipate receiving any investment earnings on Note Proceeds.

         (b) NO REPLACEMENT FUNDS. The Borrower neither has established nor will establish any fund or account monies in which are reasonably expected to be used to pay directly or indirectly debt service on the Note or within which there can be any reasonable assurance that monies would be available for the payment of such debt service were the Borrower to encounter financial difficulties.

         (c) YIELD. The Notes constitute a variable yield issue, the yield on which pursuant to section 1.148-4(c) of the Treasury Regulations is to be computed separately for each Computation Period. The Borrower hereby designates the first Computation Date in respect of the Notes to be ________________, and the subsequent Computation Dates to fall on each five-year anniversary of such first Computation Date. The yield on the Notes for any Computation Period is the discount rate that, when used in computing the present value as of the first day of the Computation Period of all the payments of principal and interest and fees for qualified guarantees that are attributable to the Computation Period, produces an amount equal to the present value, using the same discount rate, of the aggregate issue price of the Notes as of the first day of the Computation Period.

         4. REBATE REQUIREMENT, CALCULATIONS AND PAYMENT. The Borrower has covenanted to comply with the rebate requirements of section 148(f) of the Code as the same apply to the Notes. As long as the Borrower complies with its agreement hereunder not to invest Note Proceeds, no rebate payment to the U.S. Treasury will be required under present laws and regulations.

         5. ALLOCATION AND ACCOUNTING RULES. The Borrower has covenanted to comply with the requirements of section 148 of the Code. The regulations promulgated thereunder pertaining to the allocation and accounting for proceeds, investments and expenditures are summarized in Appendix II.

         6. RESTRICTIONS ON LOANS AND NONGOVERNMENTAL USE. The Borrower has covenanted that, except as would not cause the Note to become "private activity bonds" within the meaning of section 141 of the Code, it will take all actions necessary to assure that (i) it will own, operate and possess all property financed directly or indirectly with Gross Proceeds of the Notes and will not otherwise permit any property so financed to be subject to the "private business use" of any Nongovernmental Person, and (ii) will not directly or indirectly impose or accept any charge or other payment by any Nongovernmental Person who is treated as using any Gross Proceeds of the Notes or any property the acquisition, construction or improvement of which is to be financed directly or indirectly with such Gross Proceeds other than taxes of general application within the Tribe or interest earned on investments acquired with such Gross Proceeds pending application for their intended purposes. Substantially all of the proceeds (90% or more) of the Notes will be expended for "essential governmental functions" of the Borrower (within the meaning of section 7871 of the Code and section 305.7871-1(d) of the Treasury Regulations). For purposes of this section, "Nongovernmental Person" refers to the United States of America or any agency, department or instrumentality thereof, or any other person other than (i) a state or local governmental unit or (ii) an Indian tribal government within the meaning of Section 7701(a)(40) of the Code or a subdivision thereof within the meaning of Section 7871(d) of the Code.

         7. INFORMATION REPORTING. The Borrower has reviewed the Internal Revenue Service Form 8038-G to be filed in connection with the issuance of the Note, a copy of which is attached hereto as EXHIBIT B, and all of the information contained therein is, to the best of the Borrower's knowledge, true and complete.

         8. AMENDMENTS. This Tax Certificate has been executed pursuant to the Agreement wherein the Borrower has covenanted to take such actions as are necessary to maintain the exclusion pursuant to section 103(a) of the Code of interest on the Note from the gross income of the owners thereof for purposes of federal income taxation. This Tax Certificate sets forth the information, representations, and procedures necessary in order for Bond Counsel to render its opinion regarding such exclusion of interest and may be amended or supplemented from time to time only to maintain such exclusion and only with the approval of Bond Counsel.

         Notwithstanding any other provision herein, the covenants and obligations contained herein may be and shall be deemed modified to the extent the Borrower secures an opinion of Bond Counsel that any action required hereunder is no longer required or that some further action is required in order to maintain the exclusion of interest on the Notes from the gross income for purposes of federal income taxation.

         9. SUPPLEMENTATION OF THIS CERTIFICATE. The Borrower understands the need to supplement this Tax Certificate periodically to reflect further developments in the federal income tax laws governing the exclusion pursuant to section 103(a) of the Code of interest on governmental obligations, and will, at least once every Bond Year, seek the advice of its counsel as to the propriety of seeking the review of and supplements to this Tax Certificate from Bond Counsel.

Dated:  ________________

                                    THE MISSISSIPPI BAND OF CHOCTAW INDIANS
                                    D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE


                                    By_________________________________________
                                    Title:_____________________________________

                                   APPENDIX I

                                   DEFINITIONS

         "BOND COUNSEL" shall mean ________________________, or any other law firm appointed by the Borrower, having a national reputation in the field of municipal finance whose opinions are generally accepted by purchasers of municipal bonds.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMINGLED FUND" shall mean any fund or account containing both Gross Proceeds of an issue and amounts in excess of $25,000 that are not Gross Proceeds of that issue if the amounts in the fund or account are invested and accounted for collectively, without regard to the source of funds deposited in the fund or account.

         "COMPUTATION DATE" shall mean each date on which the rebate for an issue is computed.

         "COMPUTATION DATE CREDIT" shall mean with respect to an issue a credit of $1,000 against the rebatable arbitrage on (i) the last day of each Note Year during which there are amounts allocated to Gross Proceeds of an issue subject to the Rebate Requirement; and (ii) the final maturity date for an issue.

         "COMPUTATION PERIOD" shall mean the period between Computation Dates. The first Computation Period begins on the date hereof and ends on the first Computation Date. Each succeeding Computation Period begins on the date immediately following the Computation Date and ends on the next Computation Date.

         "GROSS PROCEEDS" shall mean any Proceeds or Replacement Proceeds of an issue.

         "INVESTMENT PROCEEDS" shall mean any amounts actually or constructively received from investing Proceeds of an issue.

         "INVESTMENT PROPERTY" shall mean any security or obligation within the meaning of section 148(b)(2) of the Code, any annuity contract, any interest in any residential rental property for family units which is not located within the jurisdiction of the Borrower, any "specified private activity bond" within the meaning of section 57(a)(5)(C), and any other Investment-Type Property.

         "INVESTMENT-TYPE PROPERTY" includes any property that is held principally as a passive vehicle for the production of income. A prepayment for property or services is Investment-Type Property if a principal purpose for prepaying is to receive an investment return from the time the prepayment is made until the time payment otherwise would be made. A prepayment is not Investment-Type Property if (i) the prepayment is made for a substantial business purpose other than investment return and the Borrower has no commercially reasonable alternative to the prepayment; and (ii) prepayments on substantially the same terms are made by a substantial percentage of persons who are similarly situated to the Borrower but who are not beneficiaries of tax-exempt financing.

         "NONPURPOSE INVESTMENT" shall mean any Investment Property that is not a Purpose Investment.

         "NONPURPOSE PAYMENT" shall mean:

         (i) amounts actually or constructively paid to acquire a Nonpurpose Investment (or treated as paid to a Commingled Fund);

         (ii) in the case of a Nonpurpose Investment that is first allocated to an issue on a date after it is actually acquired (E.G., an investment that becomes allocable to Transferred Proceeds or to Replacement Proceeds) or that becomes subject to the Rebate Requirement on a date after it is actually acquired (E.G., an investment allocated to a reasonably required reserve or replacement fund for a construction issue at the end of the two year spending period), the Value of that investment on that date;

         (iii) in the case of a Nonpurpose Investment that was allocated to an issue at the end of the preceding Computation Period, the Value of that Nonpurpose Investment at the beginning of the Computation Period; and

         (iv)   the Computation Date Credit.

         "NONPURPOSE RECEIPT" shall mean:

         (i) amounts actually or constructively received from a Nonpurpose Investment(including amounts treated as received from a Commingled Fund);

         (ii) in the case of a Nonpurpose Investment that ceases to be allocated to an issue before its disposition or redemption date (E.G., an investment that becomes allocable to Transferred Proceeds of another issue or that ceases to be allocable to the issue pursuant to the Universal Cap) or that ceases to be subject to the Rebate Requirement on a date earlier than its disposition or redemption date (E.G., an investment allocated to a fund initially subject to the Rebate Requirement but that subsequently qualifies as a bona fide debt service fund), the Value of that Nonpurpose Investment on that date; and

         (iii) in the case of a Nonpurpose Investment that is held at the end of a Computation Period, the Value of that Nonpurpose Investment at the end of that Computation Period.

         "NOTE YEAR" shall mean each one year period that ends on the day selected by the Borrower. If no day is selected by the Borrower before the date that is five years from the Initial Tax Exempt Advance Date, each Note Year ends on the anniversary of the Initial Tax Exempt Advance Date and on the final maturity date.

         "NOTE YIELD" shall have the meaning set forth in Section 3 of the Tax Certificate.

         "PLAIN PAR BOND" (or "PLAIN PAR INVESTMENT") shall mean a bond (or an investment) (i) issued (or in the case of an investment acquired on a date other than the issue date, acquired) with not more than a de minimis amount (I.E., two percent of stated principal amount) of original issue discount or original issue premium; (ii) issued for a price that does not include accrued interest, other than Pre-Issuance Accrued Interest; (iii) that bears interest from the issue date at a single, stated, fixed rate or that is a variable rate debt instrument under section 1275 of the Code, in each case with interest payable at least annually; and (iv) that has a lowest stated redemption price that is not less than its outstanding principal amount.

         "PRE-ISSUANCE ACCRUED" Interest shall mean amounts representing interest that has accrued on an obligation for a period of not greater than one year before its issue date but only if those amounts are paid within one year after the Initial Tax Exempt Advance Date.

         "PROCEEDS" shall mean any Sale Proceeds, Investment Proceeds and Transferred Proceeds of an issue.

         "PURPOSE INVESTMENT" shall mean an investment that is acquired to carry out the governmental purpose of an issue.

         "QUALIFIED ADMINISTRATIVE COSTS" shall mean reasonable, direct administrative costs, other than carrying costs, such as separately stated brokerage and selling commissions that are comparable to those charged nongovernmental entities in transactions not involving tax-exempt bond proceeds, but NOT legal and accounting fees, recordkeeping, custody or similar costs. For a guaranteed investment contract, a broker's commission paid on behalf of either an issuer or the provider is NOT a Qualified Administrative Cost to the extent that the commission exceeds .05 percent of the amount reasonably expected to be invested per year.

         "REBATE NOTE YIELD" shall mean the Note Yield unless:

         (i) the issuer or any conduit borrower enters into a hedge transaction (E.G., interest rate swap, interest rate cap or collar) which has not been taken into account in computing the Note Yield, in which case the issuer shall consult with Bond Counsel for guidance in determining the Rebate Note Yield; or

         (ii) the issuer or any conduit borrower, in a transaction that is separate and apart from the original sale of an issue, transfers, waives or modifies any right that is part of the terms of an issue (E.G., a sale of the call rights on an issue). The issuer shall consult with Bond Counsel prior to entering into any such transaction and for guidance in determining the Rebate Note Yield.

         "REBATE REQUIREMENT" shall have the same meaning as when used in
Section 4 of the Tax Certificate.

         "REPLACEMENT PROCEEDS" shall mean amounts that have a sufficiently direct nexus to an issue to conclude that the amounts would have been used for that governmental purpose if the Proceeds of the issue were not used or to be used for that governmental purpose. For this purpose, governmental purposes include the expected use of amounts for the payment of debt service on a particular date. The mere availability or preliminary earmarking of amounts for a governmental purpose, however, does not in itself establish a sufficient nexus to cause those amounts to be Replacement Proceeds. Replacement Proceeds include, but are not limited to, amounts held in a sinking fund or a pledged fund. For these purposes, an amount is pledged to pay principal of or interest on an issue if there is reasonable assurance that the amount will be available for such purposes in the event that the issuer encounters financial difficulties.

         "SALE PROCEEDS" shall mean any amounts actually or constructively received by the issuer from the sale of an issue, including amounts used to pay underwriters' discount or compensation and interest other than Pre-Issuance Accrued Interest.

         "TREASURY REGULATIONS" shall mean the Treasury Regulations contained in sections 1.148-0 through 1.148-11, inclusive, 1.149(b)-1, 1.149(d)-1 and
1.149(g)-1, and 1.150-1 and 1.150-2 as published on June 14, 1993 and to the extent applicable, any subsequent amendments to such regulations or any successor regulations.

         "UNIVERSAL CAP" shall mean the value of all then outstanding Notes of the issue.

         "VALUE" (OF A BOND) shall mean with respect to a bond issued with not more than two percent original issue discount or original issue premium, the outstanding principal amount, plus accrued unpaid interest; for any other bond, its present value.

         "VALUE" (OF AN INVESTMENT) shall have the following meaning in the following circumstances:

         (i) General Rules. Subject to the special rules in the following paragraph, an issuer may determine the value of an investment on a date using one of the following valuation methods consistently applied for all purposes relating to arbitrage and rebate with respect to that investment on that date:

                  (a) an investment with not more than two percent original issue discount or original issue premium may be valued at its outstanding stated principal amount, plus accrued unpaid interest;

                  (b) a fixed rate investment may be valued at its present
                   value; and

                  (c) an investment may be valued at its fair market value on a date.

         (ii) SPECIAL RULES. Yield restricted investments are to be valued at present value provided that (except for purposes of allocating transferred proceeds to an issue, for purposes of the universal cap and for investments in a commingled fund other than a bona fide debt service fund unless it is a certain commingled fund):

                  (a) an investment must be valued at its fair market value when it is first allocated to an issue, when it is disposed of and when it is deemed acquired or deemed disposed of, and provided further that;

                  (b) in the case of transferred proceeds, the value of a nonpurpose investment that is allocated to transferred proceeds of a refunding issue on a transfer date may not exceed the value of that investment on the transfer date used for purposes of applying the arbitrage restrictions to the refunded issue.

                                   APPENDIX II

                         ALLOCATION AND ACCOUNTING RULES

         1. GENERAL RULE. An issuer may use any reasonable, consistently applied accounting method to account for Gross Proceeds, investments and expenditures of an issue. An accounting method is "consistently applied" if it is applied uniformly within a Fiscal Period and between Fiscal Periods to account for Gross Proceeds of an issue and any amounts that are in a commingled fund.

         2. ALLOCATION OF GROSS PROCEEDS TO AN ISSUE. Amounts are allocable to only one issue at a time as Gross Proceeds. Amounts cease to be allocated to an issue as Proceeds only when those amounts (i) are allocated to an expenditure for a governmental purpose; (ii) are allocated to transferred proceeds of another issue of obligations; or (iii) cease to be allocated to that issue at retirement of the issue or under the Universal Cap.

         3. ALLOCATION OF GROSS PROCEEDS TO INVESTMENTS. Upon the purchase or sale of a Nonpurpose Investment, Gross Proceeds of an issue are not allocated to a payment for that Nonpurpose Investment in an amount greater than, or to a receipt from that Nonpurpose Investment in an amount less than, the fair market value of the Nonpurpose Investment as of the purchase or sale date. The fair market value of a Nonpurpose Investment is adjusted to take into account Qualified Administrative Costs allocable to the investment. Thus, Qualified Administrative Costs increase the payments for, or decrease the receipts from, a Nonpurpose Investment.

         4. ALLOCATION OF GROSS PROCEEDS TO EXPENDITURES. Reasonable accounting methods for allocating funds from different sources to expenditures for the same governmental purpose include a "specific tracing" method, a "gross-proceeds-spent-first" method, a "first-in-first-out" method or a ratable allocation method, so long as the method used is consistently applied. An allocation of Gross Proceeds of an issue to an expenditure must involve a current outlay of cash for a governmental purpose of the issue. A current outlay of cash means an outlay reasonably expected to occur not later than five banking days after the date as of which the allocation of Gross Proceeds to the expenditure is made.

         5. COMMINGLED FUNDS. Any fund or account that contains both Gross Proceeds of an issue and amounts in excess of $25,000 that are not Gross Proceeds of that issue if the amounts in the fund or account are invested and accounted for collectively, without regard to the source of the funds deposited therein, constitutes a "commingled fund." All payments and receipts (including deemed payments and receipts) on investments held by a commingled fund must be allocated (but not necessarily distributed) among each different source of funds invested in the commingled fund in accordance with a consistently applied, reasonable ratable allocation method. Reasonable ratable allocation methods include, without limitation, methods that allocate payments and receipts in proportion to either (i) the average daily balances of the amounts in the commingled fund from each different source of funds during any consistent time period within its fiscal year, but at least quarterly (the "Fiscal Period"); or
(ii) the average of the beginning and ending balances of the amounts in the commingled fund from each different source of funds for a Fiscal Period that does not exceed one month.

                  Funds invested in the commingled fund may be allocated directly to expenditures for governmental purposes pursuant to a reasonable consistently applied accounting method. If a ratable allocation method is used to allocate expenditures from the commingled fund, the same ratable allocation method must be used to allocate payments and receipts on investments in the commingled fund.

                  Generally a commingled fund must treat all its investments as if sold at fair market value either on the last day of the fiscal year or on the last day of each Fiscal Period. The net gains or losses from these deemed sales of investments must be allocated to each different source of funds invested in the commingled fund during the period since the last allocation. This mark-to-market requirement does not apply if (i) the remaining weighted average maturity of all investments held by a commingled fund during a particular fiscal year does not exceed 18 months, and the investments held by the commingled fund during that fiscal year consist exclusively of obligations; or (ii) the commingled fund operated exclusively as a reserve fund, sinking fund or replacement fund for two or more issues of the same issuer. Subject to the Universal Cap limitation, and the principle that amounts are allocable to only one issue at a time as Gross Proceeds, investments held by a commingled fund that serves as a common reserve fund, replacement fund or sinking fund must be allocated ratably among the issues served by the commingled fund in proportion to either (i) the relative values of the bonds of those issues; (ii) the relative amounts of the remaining maximum annual debt service requirements on the outstanding principal amounts of those issues; or (iii) the relative original stated principal amounts of the outstanding issues.

         6. UNIVERSAL CAP. Amounts that would otherwise be Gross Proceeds allocable to an issue are allocated (and remain allocated) to the issue only to the extent that the Value of the Nonpurpose Investments allocable to those Gross Proceeds does not exceed the Value of all outstanding bonds of the issue. Nonpurpose Investments allocated to Gross Proceeds in a bona fide debt service fund for an issue are not taken into account in determining the Value of the Nonpurpose Investments, and those Nonpurpose Investments remain allocated to the issue. To the extent that the Value of the Nonpurpose Investments allocable to the Gross Proceeds of an issue exceed the Value of all outstanding bonds of that issue, an issuer should seek the advice of Bond Counsel for the procedures necessary to comply with the Universal Cap.

         7. EXPENDITURE FOR WORKING CAPITAL PURPOSES. Subject to certain exceptions, the Proceeds of an issue may be allocated to "working capital expenditures" as of any date only to the extent that those expenditures exceed "available amounts" as of that date (I.E., "proceeds-spent-last").

                  For purposes of this section, "working capital expenditures" include all expenditures other than "capital expenditures." "Capital expenditures" are costs of a type properly chargeable (or chargeable upon proper election) to a capital account under general Federal income tax principles. Such costs include, for example, costs incurred to acquire, construct, or improve land, buildings and equipment having a reasonably expected useful life in excess of one year. Thus, working capital expenditures include, among other things, expenditures for current operating expenses and debt service.

                  For purposes of this section, "available amount" means any amount that is available to an issuer for working capital expenditure purposes of the type financed by the issue. Available amount excludes Proceeds of the issue but includes cash, investments and other amounts held in accounts or otherwise by an issuer for working capital expenditures of the type being financed by the issue without legislative or judicial action and without a legislative, judicial, or contractual requirement that those amounts be reimbursed. Notwithstanding the preceding sentence, a "reasonable working capital reserve" is treated as unavailable. A working capital reserve is reasonable if it does not exceed five percent of the actual working capital expenditures of an issuer in the fiscal year before the year in which the determination of available amounts is made. For purpose of the preceding sentence only, in determining the working capital expenditures of an issuer for a prior fiscal year, any expenditures (whether capital or working capital expenditures) that are paid out of current revenues may be treated as working capital expenditures.

                  The proceeds-spent-last requirement does not apply to expenditures to pay (i) any issuance costs of the issue or any qualified administrative costs; (ii) fees for qualified guarantees of the issue or payments for a qualified hedge for the issue; (iii) interest on the issue for a period commencing on the Initial Tax Exempt Advance Date and ending on the date that is the later of three years from the Initial Tax Exempt Advance Date or one year after the date on which the financed project is placed in service; (iv) the United States for yield reduction payments (including rebate payments) or penalties for the failure to meet the spend down requirements associated with certain spending exceptions to the rebate requirement; (v) costs, other than those described in (i) through (iv) above, that do not exceed five percent of the Sale Proceeds of an issue and that are directly related to capital expenditures financed by the issue (E.G., initial operating expenses for a new capital project); (vi) principal or interest on an issue paid from unexpected excess sale or investment proceeds; (vii) principal or interest on an issue paid from investment earnings on a reserve or replacement fund that are deposited in a bona fide debt service fund; and (viii) principal, interest, or redemption premium on a prior issue and, for a crossover refunding issue, interest on that issue. Notwithstanding the preceding paragraph, the exceptions described above do not apply if the allocation merely substitutes Gross Proceeds for other amounts that would have been used to make those expenditures in a manner that gives rise to Replacement
Proceeds.

                                    EXHIBIT A

               FORM OF BORROWER CERTIFICATION FOR TAX EXEMPT LOAN

         In connection with a request for a Tax Exempt Loan on ___________, 20___ pursuant to Section 2.4 of the Loan Agreement dated as of December 19, 2000 (the "Agreement") among The Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise (the "Borrower"), the lenders therein named and Bank of America, N.A., as Administrative Agent, the undersigned on behalf of the Borrower hereby certifies that it will immediately use the proceeds of the Tax Exempt Loan requested thereby solely to pay costs of the Project not previously paid by any prior Tax Exempt Loan or to reimburse itself for Project costs previously paid within the past 60 days, and further certifies that such use is consistent with the Borrower's representations and covenants in Section ____ of the Agreement and in the Tax Certificate of the Borrower dated ___________ (the "Tax Certificate").

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement, or if not defined therein, in the Tax Certificate.

Dated:  ________________

                                    THE MISSISSIPPI BAND OF CHOCTAW INDIANS
                                    D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE


                                    By__________________________________
                                    Title:________________________________

                                    EXHIBIT B

                                   FORM 8038-G

                                    EXHIBIT K


                  COLLATERAL AGENT AND INTERCREDITOR AGREEMENT


                  THIS COLLATERAL AGENT AND INTERCREDITOR AGREEMENT (this "Agreement"), dated as of December 19, 2000, is entered into by and among Bank of America, N.A. ("Bank of America"), as Administrative Agent for the Revolver Lenders (as hereinafter defined), Bank of America, as Administrative Agent for the Term Lenders (as hereinafter defined), Bank of America as a Secured Creditor (as hereinafter defined) under the Paired Swap Agreement (as hereinafter defined), each other Secured Creditor who may become a party hereto pursuant to
Section 8.4 of this Agreement and Bank of America, as Collateral Agent for each of the Secured Creditors (the "Collateral Agent"), with reference to the following facts:

                                    RECITALS

                  A. Concurrently herewith, The Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise (the "Borrower"), an unincorporated business enterprise of The Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe and Native American sovereign nation (the "Tribe") are entering into an Amended and Restated Term Loan Agreement, of even date herewith with the Term Lenders (as defined below) and Bank of America, as Administrative Agent (as amended from time to time, the "Term Loan Agreement") pursuant to which a loan to the Borrower in the principal amount of $59,375,000 is outstanding. Pursuant to the Term Loan Agreement, the Borrower has concurrently executed a Security Agreement encumbering substantially all of its personal property in favor of the Collateral Agent for the benefit of the Secured Creditors under the Term Loan Agreement.

                  B. Tribe and Borrower are concurrently entering into a Loan Agreement of even date herewith among Borrower, the Revolver Lenders (as defined below) and Bank of America, as Administrative Agent (as amended from time to time, the "Revolving Loan Agreement"), pursuant to which the Revolver Lenders will provide Borrower with certain secured revolving loan and letter of credit facilities in an initial principal amount of $125,000,000. Pursuant to the Revolving Loan Agreement, the Borrower has concurrently executed a Security Agreement encumbering substantially all of its personal property in favor of the Collateral Agent for the benefit of the Secured Creditors under the Revolving Loan Agreement. Unless otherwise herein defined, capitalized terms herein are used with the same meanings as set forth in the Revolving Loan Agreement.

                  C. The Tribe and Bank of America, as counterparty, have entered into an ISDA Master Agreement dated as of February 1, 2000 with respect to the Term

Obligations, providing for the hedging of interest rates under the Term Loan Agreement (as amended concurrently herewith so as to make the Borrower a party thereto, and as further amended from time to time, the "Paired Swap Agreement"). It is contemplated that Borrower, Tribe and one or more of the Revolver Lenders or their affiliates may from time to time enter into Secured Swap Agreements providing for hedging of interest rates under the Revolving Loan Agreement (such Secured Swap Agreements collectively with the Paired Swap Agreement, the "Swap Agreements").

                  D. Subject to the terms and conditions of the Revolving Loan Agreement and the Term Loan Agreement, it is contemplated that Tribe, Borrower and certain other lenders may in the future enter into certain senior secured financing in an principal amount not to exceed $150,000,000 (such financing, the "Proposed Senior Financing" and the holders thereof from time to time, the "Additional Creditors"). The proposed Senior Financing may (or may not) have the benefit of a security agreement executed by the Borrower for the benefit of the Additional Creditors.

                  E. The Borrower has also executed, or will execute, certain Deposit Account Agreements in favor of the Collateral Agent with respect to deposit, brokerage or other similar accounts maintained by Borrower, for the benefit of the Secured Creditors.

                  F. Pursuant to this Agreement, the Secured Creditors (a) shall agree as to the relative priority and enforcement rights of their respective Liens and security interests in the assets and properties of Borrower and (b) shall appoint the Collateral Agent as their common collateral agent to take the actions described herein with respect to the Collateral (as hereinafter defined).

                  G. The execution of this agreement by Bank of America, as Collateral Agent and representative of the Lenders party hereto on the date hereof, is authorized by Section 12.1 of the Revolving Loan Agreement and
Section 12.1 of the Term Loan Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS OF CERTAIN TERMS. As used herein, the following terms have the meanings set forth below:

                  "AGGREGATE PERMITTED OBLIGATIONS" means, as of each date of determination, the SUM OF the Permitted Term Obligations, the Permitted Revolver Obligations, the Permitted Swap Obligations and the Permitted Additional Obligations.

                  "COLLATERAL" means, collectively, the Collateral described in the Revolving Loan Agreement, the Collateral described in the Term Loan Agreement, the Collateral described in the Swap Agreements and any Collateral for the Proposed Senior Financing.

                  "COLLATERAL DOCUMENTS" means, collectively, all security agreements, pledge agreements or other collateral security agreements granting liens or security interests in any Collateral, including, the Collateral Documents described in the Revolving Loan Agreement, and the Collateral Documents described in the Term Loan Agreement, and, following the closing of the Proposed Senior Financing, the similar security agreements, pledge agreements or other security agreements granting liens or security interests in any Collateral to the Collateral Agent for the benefit of the creditors thereunder.

                  "CREDIT DOCUMENTS" means, collectively, the Loan Documents described in the Revolving Loan Agreement, the Loan Documents described in the Term Loan Agreement, the Paired Swap Agreement, each Secured Swap Agreement and, following the closing of the Proposed Senior Financing, the instruments, documents and agreements executed in connection therewith.

                  "CREDITOR REPRESENTATIVE" means (a) when used in the context of the Revolving Loan Agreement, the Administrative Agent under the Revolving Loan Agreement, (b) when used in the context of the Term Loan Agreement, the Administrative Agent under the Term Loan Agreement, (c) when used in the context of the Proposed Senior Financing, the trustee or other representative for the Additional Creditors, and (d) when used in the context of any Swap Agreement, the Secured Creditor party to such Swap Agreement.

                  "L/C EXPOSURE" means, as of any date of determination, the aggregate maximum available amount which may be drawn under all Letters of Credit which are outstanding under the Revolving Loan Agreement as of such date of determination.

                  "NOTICE OF DEFAULT" has the meaning set forth in Section 2.1.

                  "PERMITTED ADDITIONAL OBLIGATIONS" means indebtedness not to exceed the principal amount of $150,000,000.

                  "PERMITTED REVOLVER OBLIGATIONS" means Obligations under the Revolving Loan Agreement in an amount not to exceed $125,000,000.

                  "PERMITTED SWAP OBLIGATIONS" means, as of each date of determination, the obligations of Borrower and the Tribe with respect to the Paired Swap Agreement and the other Swap Agreements, in each case to the extent of the relevant Administrative Agent's risk assessment factor in accordance with the relevant Loan Agreement.

                  "PERMITTED TERM OBLIGATIONS" means Obligations under the Term Loan Agreement in an amount not to exceed $59,750,000 minus any repayments thereof to the extent that the same are not subject to return by the Lenders under the Term Loan Agreement.

                  "REQUIRED CREDITORS" means Secured Creditors holding a simple majority of the Aggregate Permitted Obligations which are entitled to share in the priority distribution of the proceeds of the Collateral in accordance with
Section 2.1.

                  "REVOLVER LENDERS" means the Lenders from time to time party to the Revolving Loan Agreement.

                  "SECURED CREDITORS" means, collectively, the Revolver Lenders, the Term Lenders, the Additional Creditors and the Swap Creditors.

                  "SWAP CREDITORS" means Bank of America, as counterparty under the Paired Swap Agreement and each other Lender who, from time to time, is a party to a Swap Agreement and a party hereto.

                  "TERM LENDERS" means the Lenders party to the Term Loan Agreement from time to time.

         1.2 TERMS GENERALLY. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require.

                                   ARTICLE II

                         SHARING OF LIENS AND GUARANTIES

         2.1 SHARING OF LIENS. The Collateral Agent is hereby appointed by the Secured Creditors to hold, on behalf of all of the Secured Creditors, all of the Liens granted pursuant to the Collateral Documents for the equal, ratable and PARI PASSU benefit of all of the Secured Creditors. Concurrently with acceleration of the obligations under any Credit Document, the Creditor Representative for the respective

Secured Creditors party thereto, will deliver a notice thereof (a "Notice of Default") to the Collateral Agent (or, if the Obligations are deemed accelerated pursuant to Section 11.1(m) of the Revolving Loan Agreement,
Section 11.1(m) of the Term Loan Agreement or any comparable provision in the Proposed Senior Financing, such Creditor Representative shall be deemed to have delivered a Notice of Default). Upon any foreclosure of the Liens under the Collateral Documents or upon any other realization of the benefits of the Collateral Documents, the Collateral Agent shall make any distribution of the proceeds thereof in accordance with Section 5.1 through the respective Creditor Representatives to the Secured Creditors in accordance with the following proportions, determined on the basis of the principal obligations outstanding to the Secured Creditors as of the date of its first receipt (or deemed receipt) of a Notice of Default:

                           (i) the Term Lenders shall be entitled to
                  distribution of an amount which is proportionately equal to the amount which the principal amount of the Permitted Term Obligations bear to the Aggregate Permitted Obligations;

                           (ii) the Revolver Lenders shall be entitled to
                  distribution of an amount which is proportionately equal to the amount which the principal amount of the Permitted Revolver Obligations bear to the Aggregate Permitted Obligations;

                           (iii) the Additional Creditors shall be entitled to
                  distribution of an amount which is proportionately equal to the amount which the principal amount of the Permitted Additional Obligations bear to the Aggregate Permitted Obligations; and

                           (iv) the Swap Creditors shall be entitled to
                  distribution of an amount which is proportionately equal to the amount which the principal amount of the Permitted Swap Obligations bear to the Aggregate Permitted Obligations;

PROVIDED in each case that, for the purposes of such priority distribution, the amount of such obligations owed to any Secured Creditor or group thereof shall be deemed reduced in an amount equal to that portion of such obligations which is (x) not secured by a perfected and unavoidable lien or security interest in the Collateral (without regard to the value of the Collateral in comparison to the amounts so secured), or (y) avoidable as a fraudulent transfer or fraudulent conveyance, or (z) subject to equitable subordination or otherwise subordinated by law, equity or contract to the other obligations entitled to the benefits of this agreement. Subject to the foregoing proviso, the priority of the liens and security interests governed by this Agreement shall be determined hereby irrespective of the time or manner of perfection of the interests granted to the Collateral Agent for the benefit of any particular creditor.

         2.2 SUBORDINATION OF EXCESS AMOUNTS. To the extent that the aggregate principal amount of the obligations under the Revolving Loan Agreement exceeds the Permitted Revolver Obligations, the aggregate principal amount of the obligations under the Term Loan Agreement exceeds the Permitted Term Obligations, the aggregate principal amount of the obligations under the Proposed Senior Financing exceeds the Permitted Additional Obligations or the aggregate principal amount of the obligations under the Swap Agreements exceeds the Permitted Swap Obligations (in each case as of the date of the giving of a Notice of Default) such excess amounts shall continue to be secured by the Collateral but shall be subordinate and junior in right of payment from the proceeds of the Liens of the Collateral Documents to the prior payment (ratably, as set forth above) of the other obligations entitled to the benefits of this agreement.

                                   ARTICLE III


                              ENFORCEMENT OF LIENS

         3.1 RIGHTS OF ACTION. Each of the Secured Creditors and each of the Creditor Representatives agrees that all rights and remedies of the Secured Creditors and Creditor Representatives with respect to the Collateral shall be exercised by the Collateral Agent. Each Creditor Representative under the Revolving Loan Agreement, Term Loan Agreement and Proposed Senior Financing shall independently have the unilateral right, acting alone, to direct the Collateral Agent, subject to and in accordance with the Credit Documents to which it is a party, to proceed against the Collateral in an expeditious manner. The order and manner pursuant to which such rights and remedies are exercised shall be determined initially by the Collateral Agent in the exercise of its discretion PROVIDED THAT the Required Creditors (or a committee appointed thereby for the purpose of overseeing such enforcement of such rights and remedies) shall, upon written notice to the Collateral Agent, have the right to direct the order and manner of such enforcement. The Collateral Agent hereby agrees (and each Lender and Creditor Representative acknowledges such agreement) that, upon receipt of such written notice, it shall enforce such rights and remedies promptly in such order and manner as the Required Creditors (or a committee appointed thereby for the purpose of overseeing such enforcement) may, from time to time, direct, PROVIDED that the Collateral Agent shall not be required to act or not act if to do so would be contrary to any Credit Document or to applicable Laws or would result, in the judgment of the Collateral Agent, in substantial risk of liability to the Collateral Agent.

                                   ARTICLE IV

                              THE COLLATERAL AGENT

         4.1 APPOINTMENT OF COLLATERAL AGENT. Each of the Secured Creditors hereby irrevocably appoints and authorizes Bank of America to act as Collateral Agent pursuant to the terms of the Credit Documents and this Agreement, and Bank of America agrees to act as Collateral Agent for such Secured Creditors, pursuant to the terms of the Credit Documents and this Agreement.

         4.2 BUSINESS ACTIVITIES WITH THE TRIBE AND THE BORROWER. Bank of America (and any successor Collateral Agent) has the same rights and powers under the Credit Documents as any other Secured Creditor and may exercise the same as though it was not the Collateral Agent, and the term "Secured Creditor" or "Secured Creditors" includes Bank of America in its individual capacity. Each Secured Creditor (including Bank of America and any successor Collateral Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Tribe or the Borrower or any of its Affiliates. Bank of America may engage in these activities in the same manner as the other Secured Creditors as if it was not the Collateral Agent and without any duty to account therefor to the Secured Creditors. Bank of America (and any successor Collateral Agent) need not account to any other Secured Creditor for any monies received by it for reimbursement of its costs and expenses as Collateral Agent, or for any monies received by it in its capacity as a Secured Creditor hereunder. The Collateral Agent shall not be deemed to hold a fiduciary, trust or other special relationship with any Secured Creditor and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent.

         4.3 SECURED CREDITORS' CREDIT DECISIONS. Each Secured Creditor agrees that it has, independently and without reliance upon the Collateral Agent, any other Secured Creditor or the directors, officers, agents, employees or attorneys of the Collateral Agent or of any other Secured Creditor, and instead in reliance upon information supplied to it by or on behalf of the Tribe and the Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into the Credit Documents. Each Secured Creditor also agrees that it shall, independently and without reliance upon the Collateral Agent, any other Secured Creditor or the directors, officers, agents, employees or attorneys of the Collateral Agent or of any other Secured Creditor, continue to make its own independent credit analyses and decisions in acting or not acting under the Credit Documents.

         4.4      ACTION BY COLLATERAL AGENT.

                  A. The Collateral Agent has only those obligations under the Credit Documents and this Agreement as are expressly set forth therein and herein.

                  B. EXCEPT for any obligation expressly set forth in the Credit Documents and this Agreement, the Collateral Agent may, but shall not be required to, exercise its discretion to act or not act.

                  C. The Collateral Agent shall have no liability to any Secured Creditor for acting as instructed by the Required Creditors, or for refraining from acting, if so instructed by the Required Creditors pursuant to Section 3.1, notwithstanding any other provision hereof.

         4.5 LIABILITY OF COLLATERAL AGENT. Neither the Collateral Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Credit Documents or this Agreement, EXCEPT for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Collateral Agent and its directors, officers, agents, employees and attorneys:

                  A. May treat each Secured Creditor identified in its records as the owner of its Pro Rata Share reflected in such records until the Collateral Agent receives notice of the assignment or transfer thereof.

                  B. May consult with legal counsel (INCLUDING in-house legal counsel), accountants (INCLUDING in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for the Tribe, the Borrower or the Secured Creditors, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

                  C. Shall not be responsible to any Secured Creditor for any statement, warranty or representation made in any of the Credit Documents or this Agreement or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Credit Documents or this Agreement.

                  D. EXCEPT to the extent expressly set forth in the Credit Documents, shall have no duty to ask or inquire as to the performance or observance by the Tribe, the Borrower or any other Party of any of the terms, conditions or covenants of any of the Credit Documents or to inspect any Collateral or the Property, books or records of the Tribe or the Borrower.

                  E. Will not be responsible to any Secured Creditor for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Credit Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral.

                  F. Will not incur any liability by acting or not acting in reliance upon any Credit Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

                  G. Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Borrower or any Affiliate thereof or paid or payable to or received or receivable from any Secured Creditor under any Credit Document, INCLUDING, without limitation, principal, interest, Advances and other amounts; PROVIDED that, promptly upon discovery of such an error in computation, the Collateral Agent, the Secured Creditors and (to the extent applicable) the Borrower or its Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

         4.6 SUCCESSOR COLLATERAL AGENT. The Collateral Agent may, and at the request of the Required Creditors shall, resign as Collateral Agent (i) upon 30 days' notice to the Borrower and the Secured Creditors or (ii) if the Collateral Agent determines that for it to continue as Collateral Agent would result in a conflict of interest affecting the Collateral Agent, or would create an unacceptable risk of significant liability of the Collateral Agent to a third party, or would otherwise be inadvisable under prevailing standards of banking prudence, at any time, and effective immediately upon written notice to the Borrower and the Secured Creditors. If the Collateral Agent so resigns, (a) the Required Creditors shall appoint a successor Collateral Agent, who must be from among the Secured Creditors (and reasonably acceptable to the Borrower unless an Event of Default exists), PROVIDED that any resigning Collateral Agent shall be entitled to appoint a successor Collateral Agent from among the Secured Creditors, subject to acceptance of appointment by that successor Collateral Agent, if the Required Creditors have not appointed a successor Collateral Agent within 30 days after the date the resigning Collateral Agent gave notice of resignation; (b) upon a successor's acceptance of appointment as Collateral Agent, the successor will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Collateral Agent or the removed Collateral Agent; and (c) upon the effectiveness of any resignation, the resigning Collateral Agent thereupon will be discharged from its duties and obligations thereafter arising under the Credit Documents other than obligations arising as a result of any action or inaction of the resigning Collateral Agent prior to the effectiveness of such resignation.

         4.7 INDEMNITY. Each of the Secured Creditors agrees to indemnify, save and hold harmless Collateral Agent and its respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "INDEMNITEES") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any third party, if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such Person asserts or may assert against the Secured Creditors (or, to the extent related to any Credit Document or the transactions contemplated thereby, any Affiliate or any officer of the Secured Creditor); (b) any and all claims, demands, actions or causes of action by a third party if the claim, demand, action or cause of action arises out of or relates to any transaction contemplated by the Credit Documents; (c) any administrative or investigative proceeding by any governmental agency arising out of or related to a claim, demand, action or cause of action described in clauses (a) or (b) above; and
(d) any and all liabilities, losses, costs or expenses (INCLUDING reasonable attorneys' fees and disbursements and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; PROVIDED that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify the Secured Creditors, but the failure to so promptly notify the Secured Creditors shall not affect the Secured Creditor's obligations under this Section unless the Secured Creditor is materially prejudiced thereby
(and then only to the extent prejudiced). Each Indemnitee may contest the validity, applicability and amount of such claim, demand, action or cause of action with counsel selected by such Indemnitee. Each Indemnitee is authorized to employ counsel in enforcing its rights hereunder and in defending any claim, demand, action or cause of action covered by this Section; PROVIDED that each Indemnitee shall endeavor in connection with any matter covered by this Section which also involves other Indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees. Any obligation or liability of the Secured Creditors to any Indemnitee under this Section shall survive the expiration or termination of this Agreement

                                    ARTICLE V

                    PROCEEDS RECEIVED UNDER CREDIT DOCUMENTS;
                OTHER AMOUNTS RECEIVED FOLLOWING EVENT OF DEFAULT

         5.1      APPLICATION OF PROCEEDS OF COLLATERAL.

                           (a) Upon its receipt of any Notice of Default, the Collateral Agent shall notify each of the Creditor Representatives thereof, and each Creditor Representative shall promptly deliver to the Collateral Agent a certificate setting forth the principal amount of the obligations owed to the Secured Creditors under its respective Credit Document and that portion of such obligations which constitutes L/C Exposure as of the date of its receipt of such Notice of Default.

                           (b) Upon its receipt of any proceeds of the Collateral, the Collateral Agent shall disburse such proceeds as follows:

                                    (i)      First, to the costs and expenses of
                           the Collateral Agent incurred in connection with the enforcement of the Collateral Documents (including the allocated costs of internal counsel to the Collateral Agent) and to a reserve established by the Collateral Agent for any reasonably anticipated future expenses;

                                    (ii)     Second, to each of the Creditor
                           Representatives for the ratable benefit of the Secured Creditors in accordance with the principal obligations which are owning to them constituting Permitted Revolver Obligations, Permitted Term Obligations, Permitted Additional Obligations or Permitted Swap Obligations PROVIDED that the Collateral Agent shall withhold from any such disbursement any amount allocable to L/C Exposure until such amounts are fully liquidated (and shall instead retain such amounts in an interest-bearing collateral account for the benefit of the Secured Creditors as their interest may appear). In the event that any L/C Exposure is ultimately discharged or eliminated (whether by expiration without drawing of the related Letter of Credit or otherwise) the Collateral Agent shall disburse the related amounts in the collateral account to the Creditor Representatives for the account of the Secured Creditors as aforesaid;

                                    (iii)    Third, to the Secured Creditors
                           ratably in accordance with the principal obligations owed to them which do not constituted Permitted Term Obligations, Permitted Revolver

                           Obligations, Permitted Additional Obligations or Permitted Swap Obligations (until the payment in full of all such Obligations); and

                                    (iv)     Finally, to the person or persons
                           otherwise legally entitled thereto.

         5.2 TURNOVER OF COLLATERAL RECEIVED BY SECURED CREDITORS. Each Secured Creditor shall promptly put in the custody, possession or control of the Collateral Agent for disposition or distribution in accordance with the provisions of Section 5.1 any Collateral, or proceeds therefrom, over which such Secured Creditor obtains custody, control or possession. Until such time as each Secured Creditor shall have complied with the provisions of the immediately preceding sentence, such Secured Creditor shall be deemed to hold such Collateral or proceeds in trust for the parties entitled thereto hereunder.

         5.3 RATABLE SHARING OF CERTAIN AMOUNTS RECEIVED BY SECURED CREDITORS. Each Secured Creditor severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against a Party, or otherwise, receives payment of the Aggregate Permitted Obligations held by it that is ratably more than any other Secured Creditor, through any means, receives in payment of the Aggregate Permitted Obligations held by that Secured Creditor, then: (a) the Secured Creditor exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall notify the Collateral Agent and thereafter shall purchase, and shall be deemed to have simultaneously purchased, from the other Secured Creditor a participation in the Aggregate Permitted Obligations held by the other Secured Creditor and shall pay to the other Secured Creditor a purchase price in an amount so that the share of the Aggregate Permitted Obligations held by each Secured Creditor after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and
(b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Secured Creditors share any payment obtained in respect of the Aggregate Permitted Obligations ratably in accordance with each Secured Creditor's share of the Aggregate Permitted Obligations immediately prior to, and without taking into account, the payment; PROVIDED that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Secured Creditor by the Borrower or any Person claiming through or succeeding to the rights of the Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery. Each Secured Creditor that purchases a participation in the Aggregate Permitted Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Aggregate Permitted Obligations purchased to the same extent as though the purchasing Secured Creditor were the original owner of the Aggregate Permitted Obligations purchased. Each Party expressly consents to the foregoing arrangements and agrees that any Secured Creditor holding a participation in an Aggregate Permitted Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Secured Creditor were the original owner of the Aggregate Permitted Obligation purchased; PROVIDED, however, that each Secured Creditor agrees that it shall not exercise any right of setoff, banker's lien or counterclaim with respect to the Aggregate Permitted Obligations without first obtaining the consent of the Required Creditors.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  The Collateral Agent and each Secured Creditor represents and warrants to each of the other parties hereto that (a) the execution, delivery and performance of this Agreement (i) have been duly authorized by all requisite corporate action on its part and (ii) will not contravene any provision of its charter or by-laws or any order of any court or other governmental authority having applicability to it or any applicable law, and (b) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation.

                                   ARTICLE VII

                           INTERCREDITOR ARRANGEMENTS

         7.1 BANKRUPTCY PROCEEDINGS. Nothing contained herein shall limit or restrict the independent right of any Secured Creditor to initiate an action or actions in any proceeding under a Debtor Relief Law and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding. The Collateral Agent is not entitled to initiate such actions on behalf of any Secured Creditor or to appear and be heard on any matter before the bankruptcy or other applicable court in any such proceeding as the representative of any Secured Creditor, unless such action or appearance has been approved in writing by such Secured Creditor. The Collateral Agent is not authorized in any such proceeding to enter into any agreement for, or give any authorization or consent with respect to, the postpetition usage of Collateral, unless such agreement, authorization or consent has been approved in writing by the Required Creditors. This Agreement shall survive the commencement of any proceeding under a Debtor Relief Law.

         7.2 WAIVER OF MARSHALING. Each of the Secured Creditors waives any right it may now or hereafter have to require the Collateral Agent to marshal assets, to exercise rights or remedies in a particular manner, or to forbear exercising such rights and remedies in any particular manner or order.

         7.3 FURTHER ASSURANCES, ETC. Each party hereto shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other parties hereto, and shall take such other action, in each case as any other party hereto may reasonably have requested (at the cost and expense of Borrower) to effectuate and carry out the provisions of this Agreement, including by recording or filing this Agreement or such other documents or instruments in such places as the requesting party may reasonably deem desirable.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the Collateral Agent, each of the Secured Creditors and their respective successors and permitted assigns and participants pursuant to the terms of the Credit Documents to which they are party, as applicable.

         8.2 BENEFITTED PARTIES. All understandings and agreements contained herein are solely for the benefit of the Secured Creditors and their respective successors and assigns, and, notwithstanding the execution of this Agreement by Borrower and Tribe solely for the purpose of acknowledging and consenting to such understandings and agreements, neither Borrower, Tribe nor any other Person other than the Secured Creditors and their respective successors and permitted assigns and participants are intended to be benefitted in any way by this Agreement.

         8.3 NOTICES. Notices and other communications provided for herein shall be delivered in the manner set forth in Section 13.6 of the Revolving Loan Agreement.

         8.4 JOINDER OF SECURED CREDITORS. Any Additional Creditor or other Lender who is a counterparty to a Secured Swap Agreement may become a Secured Creditor under and bound by the terms and conditions of this Agreement by executing and delivering to Collateral Agent an Instrument of Joinder substantially in the form attached hereto as EXHIBIT A accompanied by such documentation as Collateral Agent may reasonably require in connection with such Joinder, including, for the purpose of verifying the accuracy of the representations and warranties set out in Article VI hereof.

         8.5 APPLICABLE LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of Mississippi, without regard to the conflicts of law provisions of the Laws of Mississippi. The Borrower and each other party hereto each hereby consents to the application of Mississippi civil law to the construction, interpretation and enforcement of this Agreement and the other Loan Documents, and to the application of Mississippi civil law to the procedural aspects of any suit, action or proceeding relating thereto, including but not limited to legal process, execution of judgments and other legal remedies, except for any procedural matters governed by or relating to the conduct of arbitration under Section 13.24 of the Loan Agreements.

         8.6 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         8.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one and the same instrument.

         8.8 COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements. To the extent any provision of this Agreement conflicts with any Creditor Agreement, the provisions of this Agreement shall be controlling.

                  IN WITNESS WHEREOF, the Collateral Agent, the Administrative Agent for the Revolver Lenders, the Administrative Agent for the Term Lenders, and Bank of America, as Secured Creditor, have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                      BANK OF AMERICA , N.A., as Collateral Agent


                      By:  ____________________________________
                           Janice Hammond, Vice President


                      BANK OF AMERICA, N.A., as Administrative Agent for the Revolver Lenders


                      By:  ____________________________________
                           Janice Hammond, Vice President


                      BANK OF AMERICA, N.A., as Administrative Agent for the Term Lenders


                      By:  ____________________________________
                           Janice Hammond, Vice President


                      BANK OF AMERICA, N.A., as Secured Creditor

                      By:  ____________________________________
                           Janice Hammond, Vice President

Acknowledged by and Agreed to:

Borrower:

THE MISSISSIPPI BAND OF CHOCTAW INDIANS D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE

By:      ______________________________________________
Phillip Martin, Chairman of the Board


By:      _______________________________________________
Harrison Ben, Secretary Treasurer


Tribe:

THE MISSISSIPPI BAND OF CHOCTAW INDIANS


By:      ______________________________________________
Phillip Martin, Chief


By:      _______________________________________________
Harrison Ben, Secretary Treasurer

                                    EXHIBIT A
                                       TO
                  COLLATERAL AGENT AND INTERCREDITOR AGREEMENT

                              INSTRUMENT OF JOINDER


                  THIS INSTRUMENT OF JOINDER ("Joinder") is executed as of _________________, ____, by _____________________________________, a
___________________________ ("Joining Party"), and delivered to Bank of America, N.A. ("Collateral Agent") pursuant to the Collateral Agent and Intercreditor Agreement dated as of _____________, 2000 made by and among Bank of America, N.A. ("Bank of America"), as Administrative Agent for the Revolver Lenders, Bank of America, as Administrative Agent for the Term Lenders, Bank of America as a Secured Creditor under the Paired Swap Agreement, each other Secured Creditor who may become a party hereto pursuant to Section 8.4 of the Intercreditor Agreement and Bank of America, as Collateral Agent for each of the Secured Creditors (as the same may be amended or supplemented from time to time, the "Intercreditor Agreement"). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Intercreditor Agreement.

                                    RECITALS

(A) Joining Party has become a Secured Creditor of Borrower, and as such is permitted pursuant to Section 8.4 of the Intercreditor Agreement to become a party thereto.

(b) Joining Party expects to realize direct and indirect benefits as a result of becoming party to the Intercreditor Agreement.

         NOW THEREFORE, Joining Party agrees as follows:

                                    AGREEMENT

         (1) By this Joinder, Joining Party becomes a "Secured Creditor" under and pursuant to Section 8.4 of the Intercreditor Agreement. Joining Party agrees that, upon its execution hereof, it will be bound by all terms, conditions, and duties applicable to a Secured Creditor under the Intercreditor Agreement.

         (2) By this Joinder, the Secured Creditor affirms that each of the representations and warranties set forth Article VI of the Intercreditor Agreement are true and correct on the date hereof.

         (3) The effective date of this Joinder is _________, ____.

                                   "Joining Party"

                                   ____________________________________________
                                   a __________________________________________


                                   By:  _______________________________________

                                   Title: _____________________________________


ACKNOWLEDGED:

BANK OF AMERICA, N.A.
as Collateral Agent

By:      ________________________________

Title:   ________________________________



By:      ________________________________

Title:   ________________________________

                                  Schedule 1.1B
                      Material Amenities of the Golden Moon



         Material Amenities of the Golden Moon Project are as follows:

         1.       Parking garage at Silver Star with not less than 1100 spaces

         2.       Exterior Show Venue

         3.       Retail Promenade at Silver Star

         4.       Golden Moon Hotel with not less than 550 Rooms

         5. Golden Moon Casino with not less than 90,000 square feet of gaming space, lounges and bars

         6.       Skybridge between Golden Moon and Silver Star

         7. Golden Moon Restaurants - not less than 6 facilities with different themes

         8.       Golden Moon parking and service amenities

                                  Schedule 4.7A

                          GOLDEN MOON SITE DESCRIPTION

Schedule 4.7B

                          SILVER STAR SITE DESCRIPTION



               DESCRIPTION                                            CORNER #2

         FROM THE S.W. CORNER OF SECTION 30, T. 11N., R. 11E., NESHOBA COUNTY, MISSISSIPPI, RUN S. 89 DEG. -46'-54" E. 2,662.80 FEET TO THE POINT OF BEGINNING WHICH IS THE MIDPOINT OF SAID SOUTH SECTION LINE; THENCE CONTINUE S. 89 DEG. -46'-54" E. 658.48 FEET ALONG THE MENTIONED SOUTH SECTION LINE; THENCE N. 0 DEG. -23'-48" W. 778.57 FEET TO THE MIDDLE
         OF A +/- 30 FOOT WIDE DRAINAGE DITCH; THENCE N. 29 DEG. -02'-44" E.
         525.35 FEET ALONG THE CENTER LINE OF SAID +/- 30 FOOT WIDE DRAINAGE DITCH TO THE EXISTING SOUTHERNLY RIGHT OF WAY LINE OF MISSISSIPPI HIGHWAY #16, THENCE N. 73 DEG. -38'-41" W. 955.56 FEET ALONG SAID SOUTHERNLY RIGHT OF WAY OF MISSISSIPPI #16, THENCE S. 0 DEG. -20'-00"
         E. 181.12 FEET TO THE FIELD ESTABLISHED NORTH LINE OF THE SE 1/4 OF THE SW 1/4, SECTION 30, T. 11N., R. 11E., NESHOBA COUNTY, MISSISSIPPI; THENCE N. 89 DEG. -24'-52" W. 476.62 FEET ALONG FIELD ESTABLISHED
         NORTH LINE OF SAID SE 1/4 OF THE SW 1/4 OF SECTION 30, T. 11N.,
         R. 11E.; THENCE S. 89 DEG. -29'-45" W. 186.27 FEET ALONG SAID FIELD ESTABLISHED NORTH LINE OF THE SE 1/4 OF THE SW 1/4, SECTION 30,
         T. 11N., R. 11E., NESHOBA COUNTY, MISSISSIPPI; THENCE S. 0 DEG. -06'-12" E. 660.60 FEET; THENCE S. 89 DEG. -37'56" E. 665.37 FEET;
         THENCE S. 0 DEG. -20'-00" E. 661.65 FEET TO THE POINT OF BEGINNING, CONTAINING A GROSS AREA OF 32.96 ACRES, MORE OR LESS, OF WHICH
         3.43 ACRES IS DEDICATED FOR RIGHT OF WAY FOR BIA ROUTE 0221 (EDD WILLIS ROAD EXTENSION) LEAVING A NET OF 29.43 ACRES, MORE OR LESS, WHICH IS SITUATED IN THE SE 1/4 OF THE SW 1/4, THE SW 1/4 OF THE SE 1/4, AND THE NW 1/4 OF THE SE 1/4, SECTION 30, T. 11N., R. 11E., NESHOBA COUNTY, MISSISSIPPI.

                                  SCHEDULE 5.26

                           SILVER STAR RESORT & CASINO
                              ACTIVE BANK ACCOUNTS
                                  as of 12/5/00

-------------------------------------- ------------------------------------------ ------------------------------
BANK                                   ACCOUNT TITLE                              ACCOUNT
                                                                                  NUMBER
-------------------------------------- ------------------------------------------ ------------------------------
Trustmark                              General Operating                          1002826196
-------------------------------------- ------------------------------------------ ------------------------------
Trustmark                              Payroll                                    1002826469
-------------------------------------- ------------------------------------------ ------------------------------
Bank of America                        Credit Card                                990103491
-------------------------------------- ------------------------------------------ ------------------------------
Trustmark                              ABC Liquor Draft                           1004292629
-------------------------------------- ------------------------------------------ ------------------------------
Goldman Sachs                          Operating Account                          4502324001
-------------------------------------- ------------------------------------------ ------------------------------
Trustmark                              Health-Dental-Vision                       1006952584
-------------------------------------- ------------------------------------------ ------------------------------
Trustmark                              Short Term Disability                      1006952576
-------------------------------------- ------------------------------------------ ------------------------------
Trustmark                              Workmen's Comp.                            1006953293
-------------------------------------- ------------------------------------------ ------------------------------
Goldman Sachs                          Claims Reserve                             4502324003
-------------------------------------- ------------------------------------------ ------------------------------
Trustmark                              Employee Benefits                          1007310857
-------------------------------------- ------------------------------------------ ------------------------------
Trustmark                              Health-Dental-Vision                       1007494370
-------------------------------------- ------------------------------------------ ------------------------------
Trustmark                              Cage Account                               1007549843
-------------------------------------- ------------------------------------------ ------------------------------
Trustmark                              CD as Security for ABC                     9107663172
-------------------------------------- ------------------------------------------ ------------------------------
Trustmark                              CD as Security for ABC                     9107663180
-------------------------------------- ------------------------------------------ ------------------------------
Trustmark                              Security Repurchase                        0009753420
-------------------------------------- ------------------------------------------ ------------------------------
Trustmark                              Operating Account                          1007601628
-------------------------------------- ------------------------------------------ ------------------------------
Trustmark                              Disbursement Fund                          1007601636
-------------------------------------- ------------------------------------------ ------------------------------
Trustmark                              Project Disbursement Account               1007601610
-------------------------------------- ------------------------------------------ ------------------------------